                                                                   Exhibit 10.51

                         SENIOR SECURED CREDIT AGREEMENT

                                     BETWEEN

                                  DOVEBID, INC.

                                  AS BORROWER,

                                       AND

                           COMERICA BANK - CALIFORNIA,

                           DATED AS OF MARCH 29, 2002

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                                Table of Contents

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Section 1. Definitions.............................................................     1
       1.1    Defined Terms .......................................................     1
       1.2    Accounting Terms ....................................................    15
       1.3    Other Terms .........................................................    15
       1.4    Performance; Time ...................................................    15
       1.5    Laws ................................................................    15
       1.6    Schedules and Exhibits ..............................................    16
Section 2. Commitment, Interest and Fees ..........................................    16
       2.1    The Commitments .....................................................    16
              2.1.1   Revolving Commitment ........................................    16
              2.1.2   Term Commitment .............................................    16
              2.1.3   Letter of Credit Subfacility ................................    17
       2.2    Borrowing Procedures ................................................    19
              2.2.1   Notice ......................................................    19
              2.2.2   Disbursement of Advances to Borrower ........................    19
       2.3    Notes ...............................................................    19
              2.3.1   Revolving Note ..............................................    19
              2.3.2   Term Notes ..................................................    19
       2.4    Interest ............................................................    20
              2.4.1   Revolving Loan ..............................................    20
              2.4.2   Term Loan ...................................................    21
              2.4.5   LIBOR Loans Increased Costs; Illegality .....................    22
       2.5    Limitations on Interest Rates .......................................    22
       2.6    Fees ................................................................    22
              2.6.1   Preparation Fees ............................................    22
              2.6.2   Unused Commitment Fee .......................................    22
              2.6.3   Term Loan Advance Fee .......................................    23
              2.6.4   Letter of Credit Fee ........................................    23
       2.7    Basis of Computation ................................................    23
       2.8    Prepayments .........................................................    23
              2.8.1   Overadvances ................................................    23
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                                       i.

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                               Table of Contents
                                  (continued)

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                2.8.2  Optional Prepayments ......................................   23
                2.8.3  Optional Prepayments Under Fixed Rate Option ..............   24
         2.9    Payments .........................................................   25
         2.10   Payment on Non-Business Days .....................................   25
         2.11   Application of Payments ..........................................   26
Section 3. Taxes, Yield Protection and Illegality ................................   26
         3.1    Taxes ............................................................   26
         3.2    Capital Requirements .............................................   27
         3.3    Certificate ......................................................   28
         3.4    Survival .........................................................   28
Section 4. Security ..............................................................   28
         4.1    Indebtedness Secured. ............................................   28
         4.2    Guaranties. ......................................................   28
Section 5. Conditions Precedent to Loans .........................................   28
         5.1    Conditions to First Disbursement .................................   28
                5.1.1   Documents Executed and Filed .............................   28
                5.1.2   Company Documents ........................................   29
                5.1.3   Certificate of Good Standing .............................   30
                5.1.4   Completion of Due Diligence ..............................   30
                5.1.5   UCC Lien Search ..........................................   30
                5.1.6   Insurance ................................................   30
                5.1.7   No Material Adverse Effect ...............................   30
                5.1.8   Consents .................................................   30
                5.1.9   Accurate Information .....................................   30
                5.1.10  Opinion ..................................................   30
                5.1.11  Payment of Indebtedness ..................................   30
                5.1.12  Approval of Counsel ......................................   30
                5.1.13  Fees .....................................................   31
         5.2    Conditions to All Disbursements ..................................   31
                5.2.1   Notice of Borrowing. .....................................   31
                5.2.2   Certificate ..............................................   31
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                                      ii.

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                               Table of Contents
                                  (continued)

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                 5.2.3  Bank's Satisfaction .................................................................   31
                 5.2.4  Asset Purchase Agreement for Term Advances ..........................................   31
Section 6. Warranties and Representations ...................................................................   32
         6.1     Corporate Existence and Power ..............................................................   33
         6.2     Authorization and Approvals ................................................................   33
         6.3     Valid and Binding Agreement ................................................................   33
         6.4     Actions, Suits or Proceedings ..............................................................   33
         6.5     Ownership, No Liens, Pledges, Mortgages, Security Interests or Negotiable Documents ........   33
         6.6     Accounting Principles ......................................................................   34
         6.7     Financial Condition ........................................................................   34
         6.8     Conditions Precedent .......................................................................   34
         6.9     Taxes ......................................................................................   34
         6.10    Compliance With Laws .......................................................................   34
         6.11    Indebtedness ...............................................................................   34
         6.12    Material Agreements ........................................................................   35
         6.13    Margin Stock ...............................................................................   35
         6.14    Pension Funding ............................................................................   35
         6.15    Misrepresentation ..........................................................................   35
         6.16    Subsidiaries ...............................................................................   35
         6.17    No Conflicting Agreements ..................................................................   35
         6.18    Other Financing ............................................................................   36
         6.19    Finder's Fee ...............................................................................   36
         6.20    Environmental Disclosure ...................................................................   36
         6.21    Investment Company Act .....................................................................   37
Section 7. Affirmative Covenants ............................................................................   37
         7.1     Financial and Other Information ............................................................   37
                 7.1.1  Annual Financial Reports ............................................................   37
                 7.1.2  Monthly Financial Statements ........................................................   37
                 7.1.3  Compliance Certificate ..............................................................   38
                 7.1.4  Monthly Accounts Receivable and Accounts Payable Agings .............................   38
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                                      iii.

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                                Table of Contents
                                   (continued)

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                7.1.5    Annual Projections .......................................................    38
                7.1.6    Inventory Report .........................................................    38
                7.1.7    Inventory Audit ..........................................................    38
                7.1.8    Borrowing Base Certificate ...............................................    38
                7.1.9    Adverse Events ...........................................................    38
                7.1.10   Reports ..................................................................    39
                7.1.11   Other Information As Requested ...........................................    39
         7.2    Lockbox ...........................................................................    39
         7.3    Insurance .........................................................................    39
         7.4    Taxes .............................................................................    40
         7.5    Maintain Existence and Business ...................................................    40
         7.6    Principal Depository ..............................................................    40
         7.7    Maintain Minimum Effective Tangible Net Worth. ....................................    40
         7.8    Maintain Minimum Fixed Charge Coverage Ratio. .....................................    40
         7.9    Maintain Liquidity. ...............................................................    41
         7.10   EBITDA ............................................................................    41
         7.11   ERISA .............................................................................    41
         7.12   Use of Loan Proceeds ..............................................................    41
         7.13   Separation of Inventory ...........................................................    41
Section 8. Negative Covenants .....................................................................    41
         8.1    Distributions .....................................................................    41
         8.2    Liens and Encumbrances ............................................................    42
         8.3    Indebtedness ......................................................................    42
         8.4    Extension of Credit ...............................................................    42
         8.5    Guarantee Obligations .............................................................    42
         8.6    Subordinate Indebtedness ..........................................................    42
         8.7    Location of Business ..............................................................    42
         8.8    Inventory .........................................................................    43
         8.9    Transactions With Affiliates ......................................................    43
         8.10   Property Transfer, Merger or Lease-Back ...........................................    43
         8.11   Acquire Securities ................................................................    43
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                                      iv.

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                               Table Of Contents
                                  (continued)
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         8.12     Pension Plan .....................................................................   43

         8.13     Negative Pledge Agreements. ......................................................   44

         8.14     Creation of Subsidiaries. ........................................................   44

         8.15     Misrepresentation ................................................................   44

         8.16     Prepayment or Modification of Certain Agreements. ................................   44

         8.17     Margin Stock .....................................................................   44

         8.18     Acquire Assets ...................................................................   44

         8.19     Change in Jurisdiction of Organization ...........................................   44

         8.20     Organization Documents ...........................................................   44

         8.20     Organization Documents TC "8.20 Organization Documents" \l"2". ...................   44

         8.21     Pledge of Foreign Subsidiaries. ..................................................   44

Section 9.        Events of Default - Enforcement - Application of Proceeds ........................   45

         9.1      Events of Default ................................................................   45

                  9.1.1    Failure to Pay Monies Due ...............................................   45

                  9.1.2    Misrepresentation .......................................................   45

                  9.1.3    Noncompliance With Agreement ............................................   45

                  9.1.4    Other Defaults ..........................................................   45

                  9.1.5    Judgments ...............................................................   45

                  9.1.6    Business Suspension, Bankruptcy, Etc ....................................   46

                  9.1.7    Change of Ownership .....................................................   46

                  9.1.8    Inadequate Funding or Termination of Employee Benefit Plan(s) ...........   46

                  9.1.9    Occurrence of Certain Reportable Events .................................   46

                  9.1.10   Material Adverse Effect .................................................   46

         9.2      Acceleration of Indebtedness; Remedies ...........................................   46

         9.3      Interest Rate Increase ...........................................................   47

         9.4      Application of Proceeds ..........................................................   47

         9.5      Cumulative Remedies ..............................................................   47

         9.6      Payable Upon Demand ..............................................................   47

Section 10.       Amendments and Waivers; Assignments, Participations, Etc. ........................   47

        10.1      Amendments and Waivers ...........................................................   47

SECTION 11.       Miscellaneous ....................................................................   47
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                                       V.

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                               Table Of Contents
                                  (continued)
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         11.1     Obligations of Borrower .................................................       47

         11.2     No Waiver by the Bank ...................................................       48

         11.3     Entire Agreement; Construction ..........................................       49

         11.4     Indemnification .........................................................       49

         11.5     Notices .................................................................       49

         11.6     Counterparts ............................................................       50

         11.7     Equitable Relief ........................................................       50

         11.8     Costs and Expenses ......................................................       50

         11.9     Reliance by the Bank ....................................................       51

         11.10    Marshalling; Payments Set Aside .........................................       51

         11.11    No Set-Offs by the Borrower .............................................       51

         11.12    Successors and Assigns ..................................................       51

         11.13    Headings ................................................................       51

         11.14    Severability ............................................................       51

         11.15    No Third Parties Benefited ..............................................       52

         11.16    Confidentiality. ........................................................       52

         11.17    Relationship of Parties .................................................       52

         11.18    Time ....................................................................       52

         11.19    Waiver of Punitive Damages ..............................................       52

         11.20    Governing Law ...........................................................       53

         11.21    Personal Jurisdiction ...................................................       53

         11.22    Waiver of Jury Trial ....................................................       53
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                                      vi.

                         SENIOR SECURED CREDIT AGREEMENT

         This Senior Secured Credit Agreement is made and delivered this 29th day of March, 2002, by and between DoveBid, Inc., a Delaware corporation (the "Borrower"), and Comerica Bank - California (the "Bank").

                                   Witnesseth

     Whereas, the Borrower desires to borrow (i) the amount of $6,000,000 for working capital requirements and general corporate purposes and (ii) the amount of $4,000,000 (as the same may be increased as provided herein) for the purchase of certain assets for resale by the Borrower and the issuance of Term Letters of Credit to be used in conjunction with specific auction transactions (as defined herein); and

     Whereas, the Bank is willing to provide such financing subject to the terms and conditions set forth in this Agreement;

     Now, Therefore, in consideration of the premises and the mutual promises herein contained, the Borrower and the Bank agree as follows:

SECTION 1. Definitions.

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Accelerated Payment Date" shall have the meaning set forth in Section
2.8.3 of this Agreement.

     "Accelerated Principal Amount" shall have the meaning set forth in Section
2.8.3 of this Agreement.

     "Accounts," "Chattel Paper," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments," "Investment Property," and "Proceeds" shall have the meanings assigned to them in the UCC.

     "Account Debtor" shall mean a person obligated on an Account Receivable.

     "Accounts Receivable" shall mean and include all Accounts and Chattel Paper now owned or hereafter acquired by the Borrower.

     "Advance" or "Advances" shall mean, individually and/or in the aggregate, the Revolving Advances and/or the Term Advances.

     "Affected Loans" shall have the meaning set forth in Section 2.4.5 of this Agreement.

     "Affiliate" shall mean, when used with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall mean this Senior Secured Credit Agreement, including all amendments, modifications and supplements hereto and restatements hereof and including all appendices, exhibits and schedules hereto, and shall refer to the Agreement as the same may be in effect from time to time.

     "Attorney Costs" shall mean, in respect of any matter and at the election of the Person incurring such fees and disbursements, all reasonable fees and disbursements of any law firm or other external counsel.

     "Bank" shall mean Comerica Bank - California, a California banking corporation.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended, or any successor act or code.

     "Base LIBOR" shall mean the rate per annum determined by the Bank at which deposits for the relevant Fixed Rate Period would be offered to the Bank in the approximate amount of the relevant Specified Principal in the inter-bank LIBOR market selected by the Bank upon request of the Bank at 10:00 a.m. California time on the day that is the first (1/st/)day of such Fixed Rate Period.

     "Borrower" shall mean DoveBid, Inc., a Delaware corporation.

     "Borrowing" shall mean a borrowing under this Agreement consisting of Loans made to Borrower on the same day by the Bank pursuant to Section 2 of this Agreement.

     "Borrowing Base" shall mean eighty percent (80.0%) of Eligible Accounts plus (i) the lesser of One Million Two Hundred Fifty Thousand Dollars or (ii) sixty percent (60.0%) of Eligible Foreign Accounts plus the lesser of (i) Four Million Dollars ($4,000,000); provided, however, for two (2) sixty (60) day periods in each calendar year during the term of this Agreement, so long as no Default or Event of Default has occurred and is continuing, upon two (2) days written request by the Borrower, this amount may be increased to Five Million Dollars ($5,000,000) or (ii) fifty percent (50.0%) of Eligible Inventory.

     "Borrowing Base Certificate" shall mean a certificate with appropriate insertions setting forth the components of the Borrowing Base, which certificate shall be substantially in the form set forth in Exhibit A attached hereto and certified by a Responsible Officer of Borrower.

     "Business Day" shall mean any day which is not a Saturday, Sunday or a legal holiday under the laws of the State of California or is not a day on which banking institutions located in

                                       2.

     the States of New York or California are authorized or required by law or other governmental action to close.

     "Capital Expenditures" shall mean for any period, the sum of expenditures (whether paid in cash or accrued as a liability) by the Borrower and its Subsidiaries during such period that are included in "capital expenditures," "additions to property, plant or equipment" or comparable items (not including intangibles) in the financial statements of the Borrower and its Subsidiaries.

     "Cash Flow" shall mean, as of any applicable date of determination, Net Income plus any non-cash expenses, all as determined in accordance with GAAP.

     "Closing Date" shall mean the date upon which each of the conditions precedent set forth in Sections 5.1 and 5.2 have been satisfied or waived by the Bank.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, the Treasury Regulations adopted thereunder and the Treasury Regulations proposed thereunder, as the same may be in effect from time to time.

     "Collateral" shall mean any property, including the property covered by the Collateral Documents, now existing or hereafter acquired, that may at any time be or become subject to a Lien granted or created in favor of the Bank to secure the full and complete payment and performance of the Borrower's Obligations under this Agreement and the other Loan Documents.

     "Collateral Documents" shall mean the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreements, the Deposit Account Control Agreements, the Lock Box Agreement, the Subsidiary Guaranties, and the Subsidiary Security Agreements.

     "Commitment" shall mean the Revolving Commitment or the Term Commitment and "Commitments" shall mean the Revolving Commitment and the Term Commitment.

     "Commitment Amount" shall mean the aggregate amount of the Revolving Commitment and the Term Commitment.

     "Compliance Certificate" shall mean a certificate signed by a Responsible Officer of the Borrower, substantially in the form of Exhibit B attached hereto, with such changes therein as the Bank may from time to time reasonably request for the purpose of having such certificate disclose the matters certified therein and the method of computation thereof.

     "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two (2) or more persons of the amounts signified by such term for all such persons determined on a consolidated basis. Unless otherwise specified herein, references to "consolidated" financial statements or data of the Borrower includes consolidation with its Subsidiaries.

     "Current Assets" shall mean, "current assets" as determined in accordance with GAAP.

                                       3.

     "Current Liabilities" shall mean, "current liabilities" as determined in accordance with GAAP.

     "Current Maturities of Long Term Debt" shall mean, that principal portion of long term debt due over the next twelve (12) months.

     "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several.

     "Default" shall mean a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

     "Default Rate" shall have the meaning set forth in Section 9.3 of this Agreement.

     "Deposit Account Control Agreement" shall mean an agreement executed by the Borrower, the depository institution with which the Borrower maintains its deposit accounts and the Bank, substantially in the form and content of Exhibit C to this Agreement.

     "Designated Deposit Account" means a demand deposit account maintained by the Borrower with the Bank.

     "Disbursement Date" shall mean each date upon which the Bank makes an Advance under Section 2.1 of this Agreement.

     "Dollars" and "$" shall mean the lawful money of the United States of America.

     "EBITDA" shall mean, on a consolidated basis for the Borrower and its Subsidiaries, for any period of determination, the sum of (a) Net Income plus
(b) to the extent included in the determination of Net Income, an amount equal to: (i) the provision for income taxes plus (ii) depreciation expense plus (iii) amortization expense plus (iv) Net Interest Expense plus other non-cash, extraordinary, non-recurring income or expenses which are outside the ordinary course of operations and deemed a "below-the-line" charge in accordance with GAAP.

     "Effective Tangible Net Worth" shall mean, as of any applicable date of determination, Tangible Net Worth plus Subordinated Debt (principal and accrued interest) plus convertible preferred stock.

     "Eligible Accounts" shall mean Accounts in the ordinary course of the Borrower's business that meet all of the Borrower's representations and warranties in Section 6.5. Unless the Bank agrees otherwise in writing, Eligible Accounts shall not include:

          (a) That portion of Accounts that are due and payable and the Account Debtor has not paid within ninety (90) days of invoice date;

          (b) Accounts for an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

                                       4.

          (c) Credit balances over ninety (90) days from invoice date;

          (d) Accounts for which (i) the Account Debtor does not have its principal place of business in the United States, (ii) the Account Debtor is not located in the United States, or (iii) are Foreign Accounts;

          (e) Accounts for which the Account Debtor is a federal or foreign government entity or any department, agency or instrumentality;

          (f) Accounts as to which the goods, merchandise or other personal property or the rendition of services has not been fully and completely delivered or performed;

          (g) Accounts for any Account Debtor to the extent the Accounts of such Account Debtor comprise twenty percent (20%) or more of the Borrower's total Accounts, but only to the extent such Accounts exceed twenty percent (20%) of the Borrower's total Accounts;

          (h) Accounts for which the Borrower owes the Account Debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

          (i) Accounts in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if the Account Debtor's payment may be conditional;

          (j) Accounts for which the Account Debtor is an Affiliate, officer, employee, or agent of Borrower;

          (k) Accounts in which the Account Debtor disputes liability or makes any claim and the Bank reasonably believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; or

          (l) Accounts for which the Bank reasonably determines collection to be doubtful.

     "Eligible Foreign Accounts" shall mean Foreign Accounts which (i) meet all of the requirements of Eligible Accounts (except that Eligible Foreign Accounts are not subject to the requirements of Subsection (d) of the definition of Eligible Accounts) and (ii) have been approved by the Bank in writing.

     "Eligible Inventory" shall mean Inventory consisting of readily marketable finished goods located in any state in which the Borrower maintains a place of business, excluding, without double counting, any Inventory:

          (a) that is unsalable;

          (b) for which the acceptance of delivery has been refused by the Borrower;

                                       5.

          (c) that has been returned to the manufacturer or distributor of same for a refund;

          (d) that is not subject to the Bank's first priority perfected Lien through no fault of the Bank (provided, however, if necessary, the Bank shall have a reasonable period of time to perfect its security interest in any after-acquired Inventory) and owned by the Borrower free and clear of all other Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure the Borrower's performance with respect to such Inventory);

          (e) that is placed on consignment;

          (f) that is in transit; provided, however, that up to One Hundred Thousand Dollars ($100,000) of Inventory that is in transit and shipped "FOB destination", may by included in Eligible Inventory;

          (g) that is not of a type held for sale in the ordinary course of the Borrower's business;

          (h) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Security Agreement is untrue;

          (i) that is located on property not owned or leased by the Borrower;

          (j) that constitutes shipping supplies;

          (k) that has been obtained with the proceeds of a Term Advance; or

          (l) that is not covered by property and casualty insurance reasonably acceptable to the Bank.

     "Employee Benefit Plan" shall mean any Pension Plan and any employee welfare benefit plan, as defined in Section 3(1) of ERISA, that is maintained for the employees of Borrower or any ERISA Affiliate of the Borrower.

     "Environmental Complaint" shall have the meaning set forth in Section 6.20 of this Agreement.

     "Environmental Laws" shall have the meaning set forth in Section 6.20 of this Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code, and regulations promulgated thereunder.

     "Event of Default" shall mean any of those conditions or listed in Section 9 of this Agreement.

                                       6.

         "Federal Funds Rate" shall mean, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York time, on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Bank.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System, and any successor thereto.

         "Financial Statements" shall mean all those balance sheets, earnings statements and other financial data (whether of the Borrower, any of its Subsidiaries or otherwise) which have been furnished to the Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby.

         "Financing Statements" shall mean UCC financing statements and fixture filings describing the Bank as secured party, and the Borrower as debtor covering the Collateral and otherwise in such form, for filing or recording in such jurisdictions and with such filing offices, as the Bank shall reasonably deem necessary or advisable.

         "Fixed Charges" shall mean, for any applicable period of determination, on a consolidated basis, the sum, without duplication, of (a) Current Maturities of Long Term Debt paid, plus (b) Capital Expenditures, plus (c) interest and taxes paid during the period.

         "Fixed Rate Loan" shall mean a Loan as to which any Fixed Rate Option is then in effect.

         "Fixed Rate Option" shall have the meaning set forth in Sections 2.4.1 and 2.4.2 of this Agreement, as applicable.

         "Fixed Rate Period" shall have the meaning set forth in Sections 2.4.1 and 2.4.2 of this Agreement, as applicable.

         "Foreign Accounts" shall mean Accounts for which collections are made outside of the United States.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a U.S. Subsidiary.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards

                                       7.

Board or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" shall mean (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

         "Guarantors" shall mean, collectively, each U.S. Subsidiary of the Borrower.

         "Gross Interest Expense" shall mean, as calculated on a consolidated basis for the Borrower and its Subsidiaries for any period of determination, cash interest expense for such period (including all commissions, discounts, fees and other charges under letters of credit and similar instruments) classified and accounted for in accordance with GAAP.

         "Hazardous Materials" shall have the meaning set forth in Section 6.22 of this Agreement.

         "Indebtedness" shall mean all loans, advances, indebtedness, obligations and liabilities of the Borrower to the Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of the Borrower to the Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

         "Indemnified Matters" shall have the meaning set forth in Section 11.4 of this Agreement.

         "Indemnitees" shall have the meaning set forth in Section 11.4 of this Agreement.

         "Insolvency Proceeding" shall mean, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Inventory" shall mean any and all goods, including, without limitation, goods in transit, wherever located, whether now owned or hereafter acquired by the Borrower, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the Borrower's business, and shall include such property, the sale or other disposition of which, has given rise to Accounts and which has been returned or repossessed or stopped in transit by the Borrower.

                                       8.

         "IP Security Agreement" shall mean the Intellectual Property Security Agreement, Patent Mortgage and Security Agreement dated as of the date hereof, in the form and content of Exhibit D to this Agreement.

         "IRS" shall mean the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Legal Opinion" shall mean the favorable written legal opinion of Sonnenschein Nath & Rosenthal, counsel to the Borrower, substantially in the form of Exhibit E attached hereto, together with copies of any legal opinion of another counsel or law firm specifically identified and expressly relied upon by such counsel in the opinion.

         "Legal Rate" shall mean the maximum interest rate permitted to be paid by the Borrower or received by the Bank with respect to the Indebtedness represented by the Notes under applicable law.

         "Letter of Credit" shall mean Revolving Letters of Credit and/or Term Letters of Credit, as the case may be.

         "Letter of Credit Application" shall mean an application given by the Borrower to the Bank in the Bank's standard form, with appropriate insertions.

         "LIBOR Rate" shall mean the rate per annum (rounded upward if necessary, to the nearest 1/8 of one percent (1%)) and determined pursuant to the following formula:

                LIBOR =             Base LIBOR
                         ---------------------------------
                         100% - LIBOR Reserve Percentage

         "LIBOR Reserve Percentage" shall mean the reserve percentage prescribed by the Federal Reserve Board (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by the Bank for expected changes in such reserve percentage during the applicable Fixed Rate Period.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien, option, claim or charge or interest of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any property, including any agreement to grant or right to acquire any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

         "Loan" or "Loans" shall mean the Revolving Loan or the Term Loan, as the case may be, and "Loans" shall mean, in the aggregate, the Revolving Loan and the Term Loan.

         "Loan Documents" shall mean this Agreement, the Notes, the Collateral Documents, and any and all other agreements, guaranties, documents and instruments executed and delivered by and on behalf or support of the Borrower to the Bank, evidencing or otherwise relating to the

                                       9.

Loans, and the Liens granted to the Bank, with respect to the Loans, as the same may from time to time be amended, modified, supplemented, restated or renewed.

         "Lockbox" shall have the meaning set forth in Section 7.2 of this Agreement.

         "Lockbox Agreement" shall mean the Lockbox Agreement dated as of the date hereof, in the form and content of Exhibit F of this Agreement.

         "Material Adverse Effect" shall mean any set of circumstances or events which (a) is or would reasonably be expected to be material and adverse to the financial condition or business operations of the Borrower and the Borrower's Subsidiaries, taken as a whole, or to the prospects of the Borrower and the Borrower's Subsidiaries, taken as whole, (b) materially impairs or would reasonably be expected to materially impair the ability of the Borrower and the Borrower's Subsidiaries, taken as a whole, to perform their material obligations, (c) materially impairs or would reasonably be expected to materially impair the value or priority of the security interest of the Bank, in the Collateral, or (d) materially impairs or would reasonably be expected to materially impair the ability of the Bank to enforce any of its legal remedies pursuant to the Loan Documents.

         "Net Income" shall mean the net income (or loss) of the Borrower for any period, but excluding in any event:

                (i) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

                (ii) in the case of the Borrower, net earnings of any Person in which the Borrower has an ownership interest, unless such net earnings shall have actually been received by the Borrower in the form of cash distributions.

         "Net Interest Expense" shall mean, as calculated on a consolidated basis for the Borrower and its Subsidiaries for any period of determination (a) Gross Interest Expense minus (b) interest income for that period.

         "Net Worth" shall mean net worth of the Borrower as determined in accordance with GAAP.

         "Note" shall mean the Revolving Note or the Term Notes, as the case may be, and "Notes" shall mean the Revolving Note and the Term Notes.

         "Notice of Borrowing" shall mean a notice given by the Borrower to the Bank in accordance with Section 2.2.1 of this Agreement, which shall be substantially in the form of Exhibit G, with appropriate insertions.

         "Notice of Conversion/Continuation" shall have the meaning set forth in
Section 2.4.1(c) of this Agreement.

                                      10.

         "Notice of Prepayment" shall mean a notice given by the Borrower to the Bank in accordance with Section 2.8.2 of this Agreement.

         "Obligations" shall mean all Loans, advances, debt, principal, interest, fees, expenses, costs and other amounts owed to the Bank pursuant to the terms of this Agreement, the other Loan Documents, or any other agreement, all indebtedness, obligations or other liabilities of the Borrower to the Bank in respect of interest rate and currency protection agreements (e.g., swaps, caps and collars), net of indebtedness, obligations or other liabilities owed to the Borrower by its counterparties in respect of such agreements (provided such net indebtedness, obligations and liabilities are greater than zero), together with all guaranties, covenants and duties owing by the Borrower to the Bank of any kind or description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any interest, fees, expenses, costs and other amounts owed to the Bank that but for the provisions of the Bankruptcy Code would have accrued after the commencement of any Insolvency Proceeding.

         "Other Taxes" shall have the meaning set forth in Section 3.1(b) of this Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any Person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

         "Pension Plan" shall mean a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors or maintains, or to which the Borrower makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five
(5) plan years.

         "Permitted Liens" shall mean:

                (a) Liens and encumbrances in favor of the Bank;

                (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which is being contested in good faith by appropriate proceedings and, if requested by the Bank, bonded in an amount and manner satisfactory to the Bank;

                (c) Liens, not delinquent, created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

                (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations up to Fifty Thousand Dollars ($50,000) in the aggregate outstanding at any time incurred in good faith in the ordinary course of business that are not yet due and payable;

                (e) Encumbrances consisting of existing or future zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restrictions or existing or future public restrictions on the use of real property, none of which materially impairs the use of such property in the operation of the business for which it is used and none of which is

                                      11.

violated in any material respect by any existing or proposed structure or land use, and which have been approved in writing by the Bank;

          (f)  Liens in connection with Equipment leases;

          (g) Existing Liens described on Schedule 8.2 attached to this Agreement; and

          (h) Other Liens not described above arising in the ordinary course of the Borrower's business, not prior to the Lien of the Bank and securing indebtedness not in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate during any fiscal year of the Borrower.

     "Person" or "person" shall mean any individual, sole proprietorship, corporation, limited liability company, partnership, limited liability partnership, joint venture, association, trust, unincorporated association, institution, public benefit corporation, firm, estate, joint stock company, government, municipality, political subdivision or agency, or other entity.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower sponsors or maintains or to which Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "Pledge Agreements" shall mean the pledge agreement, dated as of the date hereof, and in the form and content of Exhibit I to this Agreement, wherein the Borrower pledges the stock or other ownership interest in each U.S. Subsidiary of the Borrower.

     "Prepaid Principal Amount" shall have the meaning set forth in Section
2.8.2 of this Agreement.

     "Prime Rate" shall mean for any day, the per annum variable rate of interest so announced by the Bank at its headquarters office in San Jose, California as "Prime Rate," and shall vary concurrently with the announced change in such rate. The Bank's prime rate is a rate set by the Bank based upon various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is neither directly tied to an external rate of interest or index or necessarily the lowest or best rate of interest actually charged by the Bank at any given time to any customer or particular class of customers for any particular credit extension. The Bank may make commercial or other loans at rates of interest at, above or below its prime rate. Each change in the Prime Rate shall result in a corresponding change in the interest rate charged on each Prime Rate Loan. Information on the current Prime Rate may be obtained by contacting the Bank.

     "Prime Rate Loan" shall mean a Loan that bears interest based on the Prime Rate.

     "Rate Spread" shall have the meaning set forth in Sections 2.4.1(c) and 2.4.2(c) of this Agreement, as applicable.

     "Reinvestment Rate" shall mean the per annum rates of interest equal to one half percent (1/2%) above the rates of interest reasonably determined by the Bank to be in effect not more than seven (7) days prior to the Prepayment Date or the Accelerated Payment Date in the

                                      12.

secondary market for United States Treasury Obligations in amounts and with maturities which correspond (as closely as possible) to the Prepaid Principal Amount and the remaining Fixed Rate Period for the Loans being prepaid.

     "Related LC Documents" shall have the meaning set forth in Section 2.1.5(f)(i) of this Agreement.

     "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Requirement of Law" shall mean, as to any Person, any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Responsible Person" shall mean any of the chief executive officer, president, chief financial officer, vice president of finance or any other officer of the Borrower appointed by resolution of the Board of Directors of the Borrower and acceptable to the Bank, in each case having authority to request Loans and perform the other functions set forth hereunder.

     "Revolving Advances" shall have the meaning set forth in Section 2.1.1 of this Agreement.

     "Revolving Commitment" shall mean the principal amount of Six Million Dollars ($6,000,000).

     "Revolving Commitment Termination Date" shall have the meaning set forth in
Section 2.1.1 of this Agreement.

     "Revolving Letter of Credit" shall have the meaning set forth in Section 2.1(a).

     "Revolving Letter of Credit Commitment" shall mean an amount equal to Six Million Dollars ($6,000,000), which amount is a sublimit of, and not in addition to, the Revolving Commitment of the Bank.

     "Revolving Letter of Credit Undrawn Amount" shall mean the stated but undrawn amount of any issued and outstanding Revolving Letters of Credit.

     "Revolving Loan" shall mean the Loan described in Section 2.3.1 of this Agreement.

     "Revolving Maturity Date" shall mean the earlier of (a) June 30, 2003, or
(b) the maturity of the Revolving Loan upon acceleration or otherwise.

     "Revolving Note" shall mean a promissory note executed by the Borrower, evidencing the Revolving Loan, conforming to Section 2.3.1 of this Agreement and in the form and content of Exhibit H-1 to this Agreement.

                                      13.

     "Security Agreement" shall mean the Security Agreement (All Assets) dated as of the date hereof, in the form and content of Exhibit J to this Agreement.

     "Solvency Certificate" shall mean the Solvency Certificate dated as of the date hereof, in the form and content of Exhibit K to this Agreement.

     "Specified Principal" shall have the meaning set forth in Sections 2.4.1 and 2.4.2 of this Agreement, as applicable.

     "Subordinated Debt" shall mean indebtedness of the Borrower to third parties which has been subordinated to the Indebtedness pursuant to a subordination agreement in form and content satisfactory to the Bank.

     "Subordination Agreement" shall mean the Certificate of Subordinate Creditor in favor of the Borrower and the Bank executed by subordinated lenders in the form and content of Exhibit L to this Agreement.

     "Subsidiary" shall mean any Person (whether now existing or hereafter organized or acquired) in which more than fifty percent (50%) of the outstanding securities or other equity interests having ordinary voting power, as of any applicable date of determination, shall be owned directly or indirectly through one or more Subsidiaries, by the Borrower.

     "Subsidiary Guaranty" shall mean a guaranty dated as of the date hereof, in the form and content of Exhibit M to this Agreement executed by each U.S. Subsidiary of the Borrower.

     "Subsidiary Security Agreement" shall mean a subsidiary security agreement dated as of the date hereof, in the form and content of Exhibit N to this Agreement executed by each U.S. Subsidiary of the Borrower.

     "Tangible Net Worth" shall mean, as of any applicable date of determination, on a consolidated basis, (i) (a) the net book value of all assets of the Borrower (other than amounts due from officers, shareholders, members, employees or Affiliates, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses and other intangible assets) after all appropriate deductions (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) minus (ii) all balance sheet liabilities of the Borrower, as determined in accordance with GAAP.

     "Tax Refunds" shall mean refunds or claims for refunds of any taxes at any time paid by the Borrower to the United States of America or any state, city, county or other governmental entity.

     "Taxes" shall have the meaning set forth in Section 3.1(a) of this Agreement.

     "Term Advance(s)" shall have the meaning set forth in Section 2.1.2 of this Agreement.

     "Term Commitment" shall mean the Term Commitment of the Bank in the principal amount of Four Million Dollars ($4,000,000). The Term Commitment shall increase by one hundred percent (100%) of the Borrower's positive Cash Flow in each of the Borrower's fiscal

                                      14.

     quarters ended December 31, 2001, March 31, 2002, June 30, 2002, September 31, 2002, December 31, 2002 and March 30, 2003, such increase not to exceed an additional Four Million Five Hundred Thousand Dollars ($4,500,000) in the aggregate and such increase to be limited to Seven Hundred Fifty Thousand Dollars ($750,000) per fiscal quarter.

         "Term Commitment Termination Date" shall have the meaning set forth in
Section 2.1.2 of this Agreement.

         "Term Letter of Credit" shall have the meaning set forth in Section 2.1.2(b).

         "Term Letter of Credit Commitment" shall mean an amount equal to Four Million Dollars ($4,000,000), such amount to increase as and when the Term Commitment increases, which amount is a sublimit of and not in addition to, the Term Commitment of the Bank.

         "Term Letter of Credit Undrawn Amount" shall mean the stated but undrawn amount of any issued and outstanding Term Letters of Credit.

         "Term Loan" shall mean the Loan described in Section 2.1.2 of this Agreement.

         "Term Maturity Date" for each Term Advance shall mean the earlier of
(a) one hundred twenty (120) days after each Term Advance, (b) June 30, 2003 or
(c) the maturity of the Term Loan upon acceleration or otherwise.

         "Term Note" shall mean a promissory note executed by the Borrower, evidencing each Term Advance, conforming to Section 2.3.2 of this Agreement and in the form and content of Exhibit H-2 to this Agreement.

         "UCC" shall mean the Uniform Commercial Code of the State of California.

         "U.S. Subsidiary" shall mean a Subsidiary incorporated and organized underthe laws of the States or other Jurisdictions of the United States of America.

         1.2 Accounting Terms. Any accounting term used in this Agreement shall have,unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial data required to be submitted by this Agreement shall be prepared and computed, unless otherwise specifically provided herein, in accordance with GAAP. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

         1.3 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Wherever from the

                                      15.

context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter.

     1.4 Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day unless otherwise indicated. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

     1.5 Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     1.6 Schedules and Exhibits. Any reference to a "Section," "Subsection," "Exhibit" or "Schedule" shall refer to the relevant Section or Subsection of or Exhibit or Schedule to this Agreement, unless specifically indicated to the contrary.

SECTION 2. Commitment, Interest and Fees.

     2.1   The Commitments.

           2.1.1 Revolving Commitment. Upon the terms, subject to the conditions and in reliance upon the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents, the Bank agrees to make one or more Revolving Advances (the "Revolving Advances") from time to time from the date hereof through June 29, 2003 (the "Revolving Commitment Termination Date") on a revolving basis, in an aggregate principal amount outstanding not to exceed at any one time the lesser of (a) an amount equal to the Revolving Commitment less the Revolving Letter of Credit Undrawn Amount or (b) an amount equal to the Borrowing Base. No Revolving Advance will be made after the Revolving Commitment Termination Date. No Revolving Advance will be made which will result in the aggregate principal amount of the Revolving Advances then outstanding plus the Revolving Letter of Credit Undrawn Amount exceeding the lesser of the Revolving Commitment or the Borrowing Base. Payments and prepayments that are applied to reduce the Revolving Loan may be re-borrowed through the Revolving Commitment Termination Date. The Revolving Advances shall constitute principal outstanding under the Revolving Loan hereunder.

                   (a) Revolving Letter of Credit Sublimit Under Revolving Commitment. The Bank agrees that a Responsible Person may, by delivery of notice to the Bank in accordance with Section 2.1.3 (a), also request the Bank to issue one or more standby or documentary letters of credit under the Revolving Letter of Credit Commitment for the account of the Borrower, which letters of credit shall be in the standard form of the Bank or the form required by the Borrower's bonding company and approved by the Bank (each a "Revolving

                                      16.

Letter of Credit"); in which event, after satisfaction by the Borrower of all conditions precedent set forth in Section 5.1 or Section 5.2, as applicable, the Bank shall issue such Revolving Letters of Credit subject to and in accordance with Section 2.1.3 (a); provided, however, nothing contained in this Agreement shall under any circumstance be deemed to require the Bank to issue any Revolving Letter of Credit which, taking into account the issuance of such Revolving Letter of Credit, would either cause the Revolving Letter of Credit Undrawn Amount to exceed the Revolving Letter of Credit Commitment or cause the aggregate principal amount of the Revolving Advances then outstanding plus the Revolving Letter of Credit Undrawn Amount to exceed the lesser of the Revolving Commitment or the Borrowing Base.

          2.1.2 Term Commitment. Upon the terms, subject to the conditions and in reliance upon the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents, the Bank agrees to make one or more Term Advances (the "Term Advances") from time to time from the date hereof through June 29, 2003 (the "Term Commitment Termination Date") in an aggregate principal amount outstanding not to exceed at any one time an amount equal to the Term Commitment. No Term Advance will be made after the Term Commitment Termination Date. No Term Advance will be made in excess of Two Million Dollars ($2,000,000) for the purchase of assets under any one or any series of related asset purchase agreements. No Term Advance will be made which will result in the aggregate principal amount of the Term Advances plus the Term Letter of Credit Undrawn Amount exceeding the Term Commitment. Payments and prepayments that are applied to reduce the Term Loan and amounts used for the issuance of Term Letters of Credit may not be re-borrowed. The Term Advances shall constitute principal outstanding under the Term Loan hereunder.


                (a) Term Letter of Credit Sublimit Under Term Commitment. The Bank agrees that a Responsible Person may, by delivery of notice to the Bank in accordance with Section 2.1.3(b), also request the Bank to issue one or more standby or documentary letters of credit under the Term Letter of Credit Commitment for the account of Borrower, which letters of credit shall be in the standard form of the Bank or the form required by the Borrower's bonding company and approved by the Bank (each a "Term Letter of Credit"); in which event, after satisfaction by the Borrower of all conditions precedent set forth in Section
5.1 or Section 5.2, as applicable, the Bank shall issue such Term Letters of Credit subject to and in accordance with Section 2.1.3(b); provided, however, nothing contained in this Agreement shall under any circumstance be deemed to require the Bank to issue any Term Letter of Credit which, taking into account the issuance of such Term Letter of Credit, would either cause the Term Letter of Credit Undrawn Amount to exceed the Term Letter of Credit Commitment or cause the aggregate principal amount of the Term Advances plus the Term Letter of Credit Undrawn Amount to exceed the Term Commitment. No Term Letter of Credit will be issued in excess of Two Million Dollars ($2,000,000).

          2.1.3 Letter of Credit Subfacilities.

                (a) Upon the terms, subject to the conditions, and in reliance upon the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents, at any time and from time to time from the Closing Date through the Revolving Commitment Termination Date, after satisfaction of all conditions precedent set forth in Section 5.1 or Section 5.2, as applicable, the Bank shall issue for the account of the Borrower,

                                       17.

Revolving Letters of Credit, provided that a request shall have been made for each Revolving Letter of Credit by a Responsible Person delivering to the Bank a Notice of Borrowing, duly executed with appropriate insertions, together with a duly executed Letter of Credit Application, with appropriate insertions (which Notice of Borrowing and Letter of Credit Application shall have been received by the Bank prior to 11:00 a.m., San Francisco time, three (3) Business Days prior to the requested issuing date). No Revolving Letter of Credit shall have an expiration date that is later than ninety (90) days after the Revolving Maturity Date or three hundred sixty-five (365) days after the issuance of such Revolving Letter of Credit (or any renewal thereof), whichever is earlier.

                (b) Upon the terms, subject to the conditions, and in reliance upon the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents, at any time and from time to time from the Closing Date through the Term Commitment Termination Date, after satisfaction of all conditions precedent set forth in Section 5.1 or Section 5.2, as applicable, the Bank shall issue for the account of the Borrower, Term Letters of Credit, provided that a request shall have been made for each Term Letter of Credit by a Responsible Person delivering to the Bank a Notice of Borrowing, duly executed with appropriate insertions, together with a duly executed Letter of Credit Application, with appropriate insertions (which Notice of Borrowing and Letter of Credit Application shall have been received by the Bank prior to 11:00 a.m., San Francisco time, three (3) Business Days prior to the requested issuing date). No Term Letter of Credit shall have an expiration date that is later than the Term Maturity Date or one hundred twenty (120) days after the issuance of such Term Letter of Credit, whichever is earlier.

                (c) Upon the making of any draw under a Letter of Credit by the beneficiary thereof, the full amount of such draw shall be immediately due and payable by the Borrower to the Bank.

                (d) Without limiting the generality of the preceding subsections of this Section 2.1.3, in the event the Borrower shall fail to immediately reimburse the Bank for any honor of a draw on any Revolving Letter of Credit, the Bank shall be deemed to have made, without further notice to the Borrower, a Revolving Advance in the principal amount equal to the amount drawn under such Revolving Letter of Credit (plus the Bank's customary drawing fee per the Bank's standard schedule of fees, as such schedule may change from time to time); and, for this purpose, the conditions precedent set forth in Section 5.2, shall not apply. Any Revolving Advance deemed to be made pursuant to this Section 2.1.3(d) and advanced after the Revolving Commitment Termination Date, shall be immediately due and payable. The proceeds of such Revolving Advances shall be applied to reimburse the Bank for such payment required to be made by the Bank under the Letter of Credit. In the event that any Revolving Advance shall be deemed to be made to the Borrower pursuant to this Section 2.1.3(d), such Revolving Advance shall be deemed to have been made as of the date of the honor of the draw under the respective Revolving Letter of Credit and interest shall accrue thereon at the same rate as provided for Prime Rate Loans under this Agreement.

                In the event the Borrower shall fail to reimburse the Bank within five (5) days thereof, for any honor of a draw on any Term Letter of Credit (plus the Bank's customary drawing fee per the Bank's standard schedule of fees, as such schedule may change from time to

                                       18.

time), such failure shall constitute an Event of Default under this Agreement, and interest shall accrue on the amount drawn at the same rate as provided for Prime Rate Loans under this Agreement.

               (e) The Borrower will pay any standard issuance and other standard fees that the Bank notifies the Borrower will be charged for issuing and processing Letters of Credit for the Borrower.

               (f) The obligation of the Borrower to reimburse the Bank for drawings made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever, including the following circumstances:

                   (i) Any lack of validity or enforceability of any Letter of Credit, the obligation supported by such Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                   (ii) Any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

                   (iii) The existence of any claim, set-off, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                   (iv) Any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom such beneficiary or any such transferee may be acting), the Bank or any other Person;

                   (v) Any draft, statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                   (vi) Any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Bank, with or without notice to or approval by the Borrower in respect of any of the Borrower's Indebtedness under this Agreement.

             (g) The Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of each Letter of Credit; provided, however, this assumption with respect to the Bank, is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against any such beneficiary or transferee of a Letter of Credit at law or under any other agreement. Neither the Bank nor any of its officers or directors shall be liable or responsible for, without limitation: (1) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary and any transferee of any Letter of Credit in connection therewith; or (2) the validity or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects

                                       19.

invalid, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            Subject to the laws, customs and practices of the trade in the area where the beneficiary is located and to the extent not otherwise inconsistent with the provisions of this Section 2.1.3, each Letter of Credit will be subject to, and performance under each Letter of Credit by the Bank, its correspondents and the beneficiary will be governed by, UCC Article 5 and the "Uniform Customs and Practice for Documentary Credit (1993 Revision), International Chamber of Commerce, Publication No. 500," or by any later Uniform Customs and Practice fixed by later Congresses of the International Chamber of Commerce as in effect on the date the Letter of Credit is issued; provided, however, that to the extent any conflict exists between UCC Article 5 and such Uniform Customs and Practices then in effect, UCC Article 5 shall control.

   2.2      Borrowing Procedures.

            2.2.1 Notice. Each Borrowing hereunder shall be made upon the Borrower's irrevocable written notice delivered to the Bank in the form of a Notice of Borrowing, executed by a Responsible Person of the Borrower, with appropriate insertions, which Notice of Borrowing must be received by the Bank prior to 11:00 a.m., San Francisco time, two (2) Business Days prior to the requestedDisbursement Date.

            2.2.2 Disbursement of Advances to Borrower. On the requested Disbursement Date, the Bank shall disburse in immediately available funds to the Designated Deposit Account specified in the Notice of Borrowing an aggregate amount equal to the amount requested by the Borrower; provided, however, the Bank shall not be obligated hereunder if:

                  (a) Any of the conditions precedent set forth in Section 5 of this Agreement shall not have been satisfied or waived by the Bank; or

                  (b) Such proposed Borrowing would violate any of the material terms or conditions of this Agreement.

   2.3      Notes.

            2.3.1 Revolving Note. The Revolving Loan shall be evidenced by a Revolving Note executed by the Borrower and made payable to the order of the Bank in the principal amount of the Revolving Commitment. Commencing on the last day of the first month following the Disbursement Date of the first Revolving Advance, and continuing on the last day of each consecutive calendar month thereafter until the Revolving Maturity Date, interest only shall be due on the outstanding principal amount of the Revolving Loan.

            The Borrower shall repay the principal amount of the Revolving Advances, together with all accrued and unpaid interest and other amounts chargeable to the Borrower under or with respect to the Revolving Loan, on the Revolving Maturity Date.

            2.3.2 Term Notes. Each Term Advance made by the Bank shall be evidenced by separate Term Notes executed by the Borrower and made payable to the order of the Bank in

                                       20.

the stated principal amount of each Term Advance. Each time a Term Advance is made hereunder, the Borrower shall execute an additional Term Note made payable to the order of the Bank in the principal amount of each such Term Advance. Commencing on the last day of the first month following the Disbursement Date of each Term Advance and continuing on the last day of each consecutive calendar month thereafter for a period of one hundred twenty (120) days, interest only shall be due on the outstanding principal amount of each Term Advance.

           The Borrower shall repay the principal amount of each Term Advance, together with all accrued and unpaid interest and other amounts chargeable to the Borrower under or with respect to such Term Advance, on each applicable Term Maturity Date. The Borrower shall repay all Term Advances, together with all accrued and unpaid interest and other accrued and unpaid other amounts chargeable to Borrower under or with respect to the Term Loan, on June 30, 2003.

     2.4   Interest.

           2.4.1    Revolving Loan.

                    (a) Payment. Interest shall be payable under the Revolving Note, to the extent then accrued, on the last day of each consecutive calendar month, beginning on the last day of the first month following the Disbursement Date of the first Revolving Advance until the Revolving Maturity Date (whether by acceleration or otherwise) and from and after the Revolving Maturity Date, on demand.

                    (b) Floating Rate Option. The Revolving Note shall bear interest on the principal balance from time to time outstanding under the Revolving Note at a rate equal to the Prime Rate. The rate of interest applicable to the Revolving Note shall change as and when the Prime Rate changes.

                    (c) Fixed Rate Option. The Borrower may elect (the "Fixed Rate Option") to have a specified portion (as hereinafter provided) of the principal amount of the Revolving Loan outstanding from time to time (the "Specified Principal") bear interest at a fixed rate per annum equal to two and three quarters of one percent (2.75%) (the "Rate Spread") plus the LIBOR Rate. In order to elect a Fixed Rate Option with respect to the Specified Principal, the Borrower shall give the Bank written notice ("Notice of Conversion/Continuation") at least two(2) Business Days prior to the date on which the fixed rate is to become effective; provided, however, that in connection with the election of such Fixed Rate Option, "Business Day" shall mean a day on which banks in London are open to carry on their normal commercial lending businesses. The Notice of Conversion/Continuation shall specify (i) the amount of principal which will comprise the Specified Principal, which amount shall not be less than Five Hundred Thousand Dollars ($500,000), and which amount, in the aggregate with all other amounts then outstanding under the Revolving Loan, shall not exceed the Revolving Commitment; (ii) the date on which the fixed rate is to become effective; and (iii) a maturity period of thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days (the "Fixed Rate Period"); provided, however, in no event shall such Fixed Rate Period extend beyond the Revolving Maturity Date. The Borrower may not revoke any such notice without the Bank's prior written consent. If a fixed rate is in effect as to Specified Principal and atleast two (2) Business Days prior to the end

                                       21.

of the applicable Fixed Rate Period the Borrower has not notified the Bank
(in the manner set forth above) of its election to continue a Fixed Rate Option, the rate of interest on such Specified Principal shall automatically at the end of the Fixed Rate Period become the floating rate set forth in Section 2.4.1(b) hereof.

         If any Fixed Rate Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Fixed Rate Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding Business Day would be in the following calendar month, it shall expire on the first preceding Business Day.

             2.4.2    Term Loan.

                      (a) Payment. Interest shall be payable under the Term Notes, to the extent then accrued, on the last day of each consecutive calendar month, beginning on the last day of the first month following the Disbursement Date of each Term Advance, as applicable, until the applicable Term Maturity Date (whether by acceleration or otherwise) and from and after the applicable Term Maturity Date, on demand.

                      (b) Floating Rate Option. The Term Notes shall bear interest on the principal balance from time to time outstanding under the Term Notes at a rate equal to the Prime Rate. The rate of interest applicable to the Term Notes shall change as and when the Prime Rate changes.

                      (c) Fixed Rate Option. The Borrower may elect (the "Fixed Rate Option") to have a specified portion (as hereinafter provided) of the principal amount of the Term Loan outstanding from time to time (the "Specified Principal") bear interest at a fixed rate per annum equal to two and three quarters of one percent (2.75%) (the "Rate Spread") plus the LIBOR Rate. In order to elect a Fixed Rate Option with respect to the Specified Principal, the Borrower shall give the Bank written notice ("Notice of Conversion/Continuation") at least two(2) Business Days prior to the date on which the fixed rate is to become effective; provided, however, that in connection with the election of such Fixed Rate Option, "Business Day" shall mean a day on which banks in London are open to carry on their normal commercial lending businesses. The Notice of Conversion/Continuation shall specify (i) the amount of principal which will comprise the Specified Principal, which amount shall not be less than Five Hundred Thousand Dollars ($500,000) and which amount, in the aggregate with all other amounts then outstanding under the Term Loan, shall not exceed the Term Commitment, and which amount shall not be less than the applicable Term Advances comprising the Specified Principal; (ii) the date on which the fixed rate is to become effective; and (iii) a maturity period of thirty (30), sixty (60), ninety (90) or one hundred twenty (120) days (the "Fixed Rate Period"); provided, however, in no event shall such Fixed Rate Period extend beyond the Term Maturity Date applicable to any Term Advance constituting a portion of the Specified Principal. The Borrower may not revoke any such notice without the Bank's prior written consent. If a fixed rate is in effect as to Specified Principal and at least two (2) Business Days prior to the end of the applicable Fixed Rate Period and the Borrower has not notified the Bank (in the manner set forth above) of its election to continue a Fixed Rate Option, the rate of interest on such Specified Principal shall automatically at the end of the Fixed Rate Period become the floating rate set forth in
Section 2.4.2(b) hereof.

                                       22.

       If any Fixed Rate Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Fixed Rate Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding Business Day would be in the following calendar month, it shall expire on the first preceding Business Day.

             2.4.3 Limitations. In no event shall the Borrower maintain at any time Specified Principal having more than five (5) different Fixed Rate Periods. If at any time the Borrower elects to change any of the Fixed Rate Options once it has made its initial selection, and the money for such Fixed Rate Option has been locked in, the Borrower shall pay the Bank a fee in connection with each such change of any Fixed Rate Options equal to the amount that the Bank has to pay for breaking the locked in rate.

             2.4.4 Conversion Procedures. Any conversion or continuation of any Loan shall be subject to the satisfaction of the conditions precedent to all Loans of the same type set forth in Section 5 hereof at the time of conversion or continuation. Accrued interest on a Loan (or portion thereof) being converted or continued shall continue to be paid monthly in arrears, except that such amounts shall be paid by the Borrower at the time of conversion or continuation if the Bank shall so specify. Unless the Bank shall otherwise consent, during the existence of a Default or an Event of Default, the Borrower may not elect to have a Loan converted into or continued as a Fixed Rate Loan.

             2.4.5 LIBOR Loans Increased Costs; Illegality. From time to time promptly upon notice from the Bank to the Borrower, the Borrower shall pay to the Bank, such amounts as the Bank may reasonably determine to be necessary to reimburse it for any customary and reasonable costs incurred by the Bank as the Bank determines are attributable to its making or maintaining any Loan for which the LIBOR Rate has been selected by the Borrower (each a "LIBOR Loan"), or any reduction in any amount received by the Bank under this Agreement or the Notes in respect of such Loans. Notwithstanding any other provision of this Agreement, in the event the Bank determines in good faith that it shall be unlawful for the Bank to fund or maintain or charge interest with respect to any LIBOR Loan, or that adequate and reasonable methods do not exist for determining the LIBOR, or deposits of United States Dollars in the relevant interbank markets (collectively, the "Affected Loans"), then the Bank shall promptly give notice of such determination to the Borrower (which notice shall be binding). Upon such notification, the Bank shall have no obligation to make any further Affected Loans unless the circumstances giving rise to such determination no longer exist.

                                       23.

     2.5 Limitations on Interest Rates. Notwithstanding any provision in this Agreement, the Notes or any of the other Loan Documents, the total liability for payments in the nature of interest shall not exceed the Legal Rate. If any payments in the nature of interest, additional interest and other charges made hereunder or under any of the Loan Documents are held to be in excess of the Legal Rate, the amount held to be in excess shall be considered payment of principal under the applicable Notes and the Indebtedness evidenced thereby shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the Legal Rate.

     2.6   Fees.

           2.6.1 Preparation Fees. On the Closing Date and thereafter upon demand of the Bank from time to time, the Borrower shall pay to the Bank the amount of the expenses (including, without limit, reasonable attorneys' fees of outside counsel and disbursements) reasonably incurred by the Bank from time to time in connection with the preparation of this Agreement and the other Loan Documents and/or the making (or preparation for the making) of Advances hereunder.

           2.6.2 Unused Commitment Fee. The Borrower shall pay to the Bank an unused commitment fee on the average daily unused portion of the Revolving Commitment, computed on a quarterly basis based upon the daily utilization for that quarter as calculated by the Bank, equal to one-half of one percent (0.50%) per annum. Such unused commitment fee shall accrue from the Closing Date to the Revolving Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September, and December, commencing on March 31, 2002 with the final payment to be made on the Revolving Maturity Date. The unused commitment fees provided for in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Section 5 are not met.

           2.6.3 Term Loan Advance Fee. Upon and as a condition to the making of each Term Advance, but not of a Term Letter of Credit, the Borrower shall pay to the Bank a term loan advance fee equal to the number of days between the date of the funding of the Term Advance and the applicable Term Maturity Date, multiplied by the principal amount of the Term Advance multiplied by one percent (1.0%) and then divided by three hundred sixty (360).

           2.6.4 Letter of Credit Fee. As a condition to issuance of each Letter of Credit, the Borrower shall pay to the Bank a letter of credit fee equal to a the number of days between the date of such issuance through the expiry date of such Letter of Credit, multiplied by the face amount of such Letter of Credit, multiplied by three quarters of one percent (.75%) and then divided by 360. The Bank shall bill the Borrower for any outstanding letter of credit fees quarterly, and the Borrower shall pay to the Bank one-quarter (1/4) of the letter of credit fee applicable to any Revolving Letter of Credit that is outstanding at any time during the preceding quarter. Any amounts billed hereunder shall be paid promptly by the Borrower. The Borrower shall pay the letter of credit fees applicable to any Term Letter of Credit on the issuance date of such Term Letter of Credit.

     2.7 Basis of Computation. The amount of all interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of three

                                       24.

hundred sixty (360) days. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if any Loan is repaid on the same day on which it is made, such day shall be included in computing interest on such Loan. Each change in the interest rate on Loans based on changes in the Prime Rate shall be effective on the effective date of such change and to the extent of such change. The Bank shall give the Borrower prompt notice of any such change in the Prime Rate; provided, however, that any failure by the Bank to provide the Borrower with notice hereunder shall not affect the Bank's right to make changes in the interest rate based on changes in the Prime Rate.

      2.8   Prepayments.

            2.8.1 Overadvances. If at any time and for any reason (i) the ggregate principal amount of the Revolving Loans then outstanding shall exceed the lesser of (a) an amount equal to the Revolving Commitment less the Revolving Letter of Credit Undrawn Amount, or (b) the Borrowing Base, or (ii) the Revolving Letter of Credit Undrawn Amount shall exceed the Revolving Letter of Credit Commitment, or (iii) the aggregate principal amount of the Term Loans then outstanding shallexceed the Term Commitment less the Term Letter of Credit Undrawn Amount, or(iv) the Term Letter of Credit Undrawn Amount shall exceed the Term Letter of Credit Commitment (the amount of such excess, if any, in each case being an "Overadvance"), the Borrower shall immediately repay the full amount of such Overadvance, together with all interest accrued thereon; provided, that in the case of an Overadvance relating to the Revolving Letter of Credit Commitment or the Term Letter of Credit Commitment, such amount shall be held as cash collateral for undrawn Letters of Credit, and shall immediately be returned to the Borrower if Letters of Credit in an amount sufficient to eliminate such Overadvance expire undrawn or are returned prior to the applicable expiry date.

            2.8.2 Optional Prepayments. Subject to Section 2.8.3, the Borrower may, at any time or from time to time, upon at least one (1) Business Day's notice from the Borrower to the Bank in the case of Prime Rate Loans, or five
(5) Business Days' notice from the Borrower to the Bank in the case of Fixed Rate Loans, prepay Loans, in whole or in part, in integral multiples of not less than One Hundred Thousand Dollars ($100,000). The Borrower shall provide the Bank with a notice of prepayment ("Notice of Prepayment"), which shall specify the date ("Prepayment Date") and amount of such prepayment ("Prepaid Principal Amount") and whether such prepayment is of Prime Rate Loans or Fixed Rate Loans, or any combination thereof. Such notice shall be irrevocable. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the specified Prepayment Date, together with accrued interest to such date on the principal amount prepaid and any amounts required pursuant to Section 2.8.3. The principal amount of each optional prepayment shall be applied to the scheduled installments for repayment of the Loans, if applicable, in inverse order of maturity. The Bank is not obligated to honor any prepayment notice that does not comply in all material respects with each of the requirements for Notice of Prepayment; however, the Bank, in its reasonable discretion and at its option, may rely and act on any notice not complying with each of the foregoing requirements, as a Notice of Prepayment. The Borrower may not revoke any Notice of Prepayment without the prior written consent of the Bank.

          2.8.3 Optional Prepayments Under Fixed Rate Option. The Borrower, at any time and from time to time, may prepay in whole or in part, the unpaid principal amount of any Fixed Rate Loan, provided that (a) each partial prepayment shall be in integral multiples of not less than One Hundred Thousand Dollars ($100,000), and (b) the Borrower provides the Bank with a Notice of Prepayment.

     Once the Borrower has given the Bank a Notice of Prepayment, the following amounts shall be due and payable in full on the Prepayment Date: (1) the Prepaid Principal Amount; (2) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; and (3) an amount to be determined according to the following formula: Five Hundred Dollars ($500.00) plus an amount equal to the present value (discounted at the Reinvestment Rate) of the positive amount, if any, by which (x) the amount of interest the Bank would have earned had the Prepaid Principal Amount not been paid prior to the end of the Fixed Rate Period at the Loan's then applicable fixed interest rate, from and including the Prepayment Date to, but not including, the last day of the Fixed Rate Period, exceeds (y) the interest the Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rate. Notwithstanding the foregoing, and without affecting the Borrower's obligation to pay the Prepaid Principal Amount when due, should the Bank receive and elect to accept payments of the Prepaid Principal Amount in portions or on dates other than the Prepayment Date, for purposes of applying the foregoing formula, the Prepaid Principal Amount shall be each of the portions so received and the Prepayment Date shall be the date upon which the portion is received. If principal amounts are due in installments under the Loans so prepaid, the Prepaid Principal Amount shall be applied to installments in inverse order of their maturities. The Bank shall deliver to the Borrower a written statement of the total amount due according to the formula in this paragraph, which shall be presumptive in the absence of the manifest error or fraud.

     In the event that the Bank exercises its right to accelerate payments due under the Notes when any Fixed Rate Option is then in effect, the Borrower shall pay to the Bank, on the date specified by the Bank ("Accelerated Payment Date")
(a) the amount of principal the payment of which is accelerated ("Accelerated Principal Amount"); (b) interest accruing on the Accelerated Principal Amount up to, but not including, the Accelerated Payment Date; and (c) an amount to be determined according to the following formula: Five Hundred Dollars ($500.00) plus an amount equal to the present value (discounted at the Reinvestment Rate) of the positive amount, if any, by which (x) the amount of interest the Bank would have earned had the Accelerated Principal Amount not been paid prior to the end of the Fixed Rate Period at the Loan's then applicable fixed interest rate, from and including the Accelerated Payment Date to, but not including, the last day of the Fixed Rate Period, exceeds (y) the interest the Bank would earn by reinvesting the Accelerated Principal Amount at the Reinvestment Rate. Notwithstanding the foregoing, should the Bank receive payments of the Accelerated Principal Amount in portions or on dates other than the Accelerated Payment Date, for purposes of applying the foregoing formula the Accelerated Principal Amount shall be each of the portions so received and the Accelerated Payment Date shall be the date upon which the portion is received. Notwithstanding any provision herein to the contrary, the provisions of this paragraph shall not affect the Borrower's obligation to pay the Accelerated Principal Amount when due or limit the Bank's ability to exercise all of its rights under the Notes, this Agreement or as otherwise provided. The Bank shall deliver to the Borrower a written statement of the total amount due according to the formula in this paragraph, which shall be conclusive in the absence of manifest error or fraud.

     The Notes are subject to the condition that in no event shall the amount of interest received, charged, or agreed to be paid, including any amounts provided for in this section that may be deemed to constitute interest, exceed the amount permitted by applicable law. In the event that the obligation to pay interest imposed hereunder shall cause the amount of interest to exceed the highest rate permitted by applicable law, and if the Bank shall ever require as interest an amount in excess of the Legal Rate, such excess interest shall first be applied to reduce the principal then unpaid hereunder (in inverse order of their maturities if principal amounts are due in installments); second, applied to reduce any obligation for other indebtedness of the Borrower to the Bank; and third, any remaining excess returned to the Borrower.

     Borrower Initials                                   Bank Initials

     -----------------                                   -------------

     2.9 Payments. All repayments or prepayments of principal and all payments of interest, fees, costs, expenses and other sums chargeable to the Borrower under this Agreement, the Notes or any of the other Loan Documents shall be in lawful money of the United States of America in immediately available funds and delivered to the Bank not later than 2:00 p.m., San Francisco time, on the date due at the Bank's office set forth on the signature page of this Agreement, without set off, deduction or counterclaim. In its sole discretion, the Bank may charge any and all deposit or other accounts (including, without limit, an account evidenced by a certificate of deposit) of the Borrower with the Bank for all or a part of any Indebtedness then due; provided, however, that this authorization shall not affect the Borrower's obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due.

     2.10 Payment on Non-Business Days. Whenever any payment to be made under this Agreement, the Notes or any of the other Loan Documents shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of the payment of interest thereon.

     2.11 Application of Payments. Except as otherwise expressly provided in this Agreement or in any other Loan Document, all payments, when received by the Bank shall be applied in the following order: (a) then due and payable fees, costs and expenses; (b) then due and payable interest payments; (c) then due and payable mandatory prepayments; and (d) then due and payable principal payments and optional prepayments. Notwithstanding the generality of the preceding sentence, all payments received by the Bank as a result of a foreclosure or other realization on or of the Collateral shall be allocated and applied ratably to the Loans in accordance with the principal Loan amounts then outstanding. In addition, the Bank is authorized to, and at its sole option may, make advances on behalf of the Borrower for payment of any and all fees, expenses, charges, costs, principal and interest incurred hereunder or under the other Loan Documents which remain unpaid ten (10) days after written notice to the Borrower. To the extent permitted by law, all amounts advanced by the Bank hereunder or under other provisions of the Loan Documents shall accrue interest thereon at the Prime Rate.

SECTION 3.  Taxes, Yield Protection And Illegality.

      3.1   Taxes.

            (a) Any and all payments by the Borrower to the Bank under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, fees, duties, levies, imposts, non-income tax deductions, non-income tax charges or non-income tax withholdings, whatsoever imposed by any Governmental Authority, excluding such taxes as are imposed on or measured by the net income of the Bank (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

            (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

            (c) Subject to Section 3.1(a), if any Taxes or Other Taxes are directly asserted or imposed against the Bank, the Borrower shall indemnify and hold harmless the Bank for the full amount of the Taxes or Other Taxes (including any Taxes or Other Taxes asserted or imposed by any jurisdiction on amounts payable under this Section 3.1) paid by the Bank and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted or imposed. Payment under this indemnification shall be made within thirty (30) days from the date the Bank makes written demand therefor (provided that the Borrower shall have the right to contest in good faith any such Taxes or Other Taxes through appropriate proceedings). The Bank in its discretion also may, but shall not be obligated to, pay such Taxes or Other Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Bank after the payment of such Taxes or Other Taxes (including any Taxes on such additional amount) shall equal the amount the Bank would have received had not such Taxes or Other Taxes been asserted or imposed.

            (d) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Bank, then:

                (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) the Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made;

                (ii) the Borrower shall make such deduction or withholding; and

                (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

           (e) Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower, upon the Bank's request, shall furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Bank.

           (f) If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to furnish to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental Taxes or Other Taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

     3.2 Certificate. Upon the Bank claiming reimbursement or compensation pursuant to this Section 3, it shall deliver to the Borrower a certificate setting forth in reasonable detail the amount payable and the basis therefor. Such certificate shall be presumptive in the absence of manifest error or fraud as to the matters set forth therein.

     3.3 Survival. The agreements and obligations of Borrower in this Section 3 shall survive for a period of three (3) years following the payment of all Obligations.

SECTION 4. Security.

     4.1 Indebtedness Secured. To secure the full and timely performance of the Borrower's covenants and other obligations set out in this Agreement and to secure the repayment of the Notes and all other Indebtedness, the Borrower agrees to grant, assign and create a Lien upon, and security interest in, the Collateral pursuant to the Security Agreement, the IP Security Agreement, the Pledge Agreements, the Deposit Account Control Agreements, the Financing Statements and such other agreements as the Bank shall from time to time require and the Borrower shall have caused to be executed and delivered to the Bank.

     4.2 Guaranties. Concurrently with the execution of this Agreement, the Guarantors shall execute the Subsidiary Guaranty and the Subsidiary Security Agreement.

SECTION 5. Conditions Precedent to Loans.

     5.1 Conditions to First Disbursement. The obligations of the Bank under this Agreement are subject to the occurrence, prior to or simultaneously with the Closing Date, of each of the following conditions:

           5.1.1 Documents Executed and Filed. The Borrower shall have executed (or caused to be executed), acknowledged (as appropriate) and delivered to the Bank, with appropriate insertions and attachments as the Bank shall approve in its sole and absolute discretion and, as appropriate, there shall have been filed or recorded with such filing or recording offices as the Bank shall deem appropriate, the following:

           (a) This Agreement;
           (b) The Revolving Note;
           (c) The Term Note, if a Term Advance is requested on the Closing
Date;

                 (d)   The IP Security Agreement;

                 (e)   The Deposit Account Control Agreements;

                 (f) The Pledge Agreement (together with stock certificates and stock powers executed in blank);

                 (g)   The Security Agreement;

                 (h)   The Lockbox Agreement;

                 (i)   The Subsidiary Guaranties;

                 (j)   The Subsidiary Security Agreements;

                 (k)   The Subordination Agreements;

                 (l) The Notice of Borrowing, requesting Advances to be funded on the Closing Date;

                 (m) The Compliance Certificate dated the Closing Date with appropriate insertions showing full compliance with the financial covenants of this Agreement;

                 (n) The Solvency Certificate duly executed by a Responsible Person of Borrower;

                 (o)   The initial Borrowing Base Certificate;

                 (p) A pro forma balance sheet of the Borrower reasonably acceptable to the Bank;

                 (q) A post-closing balance sheet of the Borrower acceptable to the Bank; and

                 (r)   The final projections of the Borrower.

          5.1.2 Company Documents. The Bank shall have received, in form and substance reasonably satisfactory to the Bank, a certificate of the Secretary of the Borrower, dated as of the Closing Date and certifying that the following items attached thereto, are true, complete and accurate and that the Bank may conclusively rely on such certificate unless and until the Borrower shall have delivered to the Bank a further certificate amending such prior certificate:

                 (i) A certified copy of the records of all actions (including all resolutions or unanimous consents) taken by the Borrower, authorizing or relating to the execution and delivery of the Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby;

                 (ii) A certified copy of the articles or certificate of incorporation and the by-laws of the Borrower and any other charter or formation documents certified by a Responsible Person as being in full force and effect;

                 (iii) Certificates of the Franchise Tax Board of the States set forth on Schedule 5.1.2(a)(iii), dated as of a date no more than thirty (30) days prior to the Closing Date, stating that the Borrower is in good standing under the laws of the States indicated on such Schedule;

                 (iv) Certificates of incumbency together with specimen signatures with respect to the authorized representatives of the Borrower; and

                                      30.

                 (v) Such other documents relating to the Borrower as the Bank reasonably may request.

          5.1.3 Certificate of Good Standing. The Borrower shall have furnished to the Bank certificates of good standing with respect to the Borrower, which shall have been certified by the Secretary of State of each of the States set forth on Schedule 5.1.2(a)(iii).

          5.1.4 Completion of Due Diligence. The Bank shall have completed to its satisfaction legal, business and other due diligence related to the Borrower and its Subsidiaries, including review and acceptance by the Bank of the terms and conditions of the Borrower's and the Borrower's Subsidiaries' leases, franchise agreements, if any, and indebtedness other than pursuant to the Loan Documents and other contracts.

          5.1.5 UCC Lien Search. The Bank shall have received UCC record and copy searches, disclosing no notice of any liens or encumbrances filed against any of the Collateral other than the Financing Statements, the Permitted Liens and such liens as shall be released concurrently with the Closing Date.

          5.1.6 Insurance. The Bank shall have received from the Borrower, in form and substance satisfactory to the Bank, certificates, binders and other instruments or documents evidencing the insurance coverage and limits maintained by the Borrower, in each case in compliance with the requirements of Section 7.3 or by any of the Collateral Documents with respect to the business of the Borrower and with respect to the Collateral, together with loss payable endorsements in favor of the Bank.

          5.1.7 No Material Adverse Effect. There shall have occurred no Material Adverse Effect, as reasonably determined by the Bank.

          5.1.8 Consents. All government and third party approvals and consents necessary to the making or maintenance of the Loans hereunder, the granting of all security interests in favor of the Bank in or on the Collateral and the carrying on of the business of the Borrower has been obtained.

          5.1.9 Accurate Information. The information provided to the Bank by or on behalf of the Borrower and its Subsidiaries, as well as the representations and warranties of the Borrower and its Subsidiaries as contained in the Loan Documents shall be true, accurate and complete in all material respects and the projections shall be reasonable.

          5.1.10 Opinion. The Bank shall have received an executed copy of the Legal Opinion in form and content reasonably satisfactory to the Bank.

          5.1.11 Payment of Indebtedness. The Borrower shall have delivered to the Bank evidence, in a form satisfactory to the Bank, of the termination of all security interests and other Liens and encumbrances upon the Collateral, excluding Permitted Liens.

          5.1.12 Fees. The Borrower shall have paid to the Bank the preparation fees described in Section 2.6.1 of this Agreement.

                                      31.

     5.2 Conditions to All Disbursements. The obligations of the Bank to make any Advance on any Disbursement Date are subject to the occurrence, prior to or on the Disbursement Date related to such Advance, of each of the following conditions:

          5.2.1 Notice of Borrowing. The Bank shall have received, in form and content satisfactory to the Bank, a Notice of Borrowing, duly executed and delivered by a Responsible Person, requesting the Loans to be funded.

          5.2.2 Certificate. The Bank shall have received a certificate, executed by a Responsible Person of the Borrower, certified as of such Disbursement Date, and confirming that, as of such Disbursement Date:

                 (a) No Default or Event of Default has occurred and is continuing; and

                 (b) The warranties and representations set forth in Section 6 of this Agreement are true and correct in all material respects on and as of such Disbursement Date.

          5.2.3 Bank's Satisfaction. The Bank shall not know or have any good faith reason to believe that, as of such Disbursement Date:

                 (a) Any Default or Event of Default has occurred and is continuing;

                 (b) Any warranty or representation set forth in Section 6 of this Agreement shall not be true and correct in any material respect; or

                 (c) Any provision of law, any order of any court or other agency of government on any regulation, rule or interpretation thereof shall have had any material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents.

          5.2.4 Asset Purchase Agreement for Term Advances and Term Letters of Credit. . If the Borrower is requesting a Term Advance or a Term Letter of Credit, the Bank shall have received a fully executed copy of the asset purchase agreement relating to the acquisition for which the Term Advance or the Term Letter of Credit will be used, together with (i) all schedules and exhibits attached thereto, (ii) copies of all closing documents required pursuant to such asset purchase agreement, (iii) a copy of the Borrower's desktop appraisal reasonably acceptable to the Bank of the assets that are the subject of the asset purchase agreement and (iv) all necessary third party consents and approvals required to be obtained pursuant to such asset purchase agreement, all of which shall be in form and substance reasonably satisfactory to the Bank. All conditions precedent to the obligations of the Borrower under such asset purchase agreement shall have been satisfied in all material respects without waiver or modification.

          5.2.5 Promissory Note for Each Term Advance. If the Borrower is requesting a Term Advance, the Borrower shall have executed and delivered to the Bank, a Term Note payable to the Bank in the original principal amount of such Term Advance.

          5.2.6 Certificate Relating to Term Advances. As of the Disbursement Date of each Term Advance, a Responsible Person of the Borrower shall execute a certificate that: (1)

                                      32.

the asset purchase agreement is a valid and binding contract as to the Borrower and, to the Borrower's knowledge, as to seller(s) named therein; (2) the Borrower is not in default in any material respect of its obligations under the asset purchase agreement, and, to the Borrower's knowledge, the seller(s) named therein are not in default in any material respect of any of their obligations thereunder; (3) the representations and warranties of the Borrower set forth in the asset purchase agreement are true and correct in all material respects as of the Disbursement Date with the same force and effect as though made on and as of the Disbursement Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); (4) as of the Disbursement Date, the Borrower has delivered to the Bank complete and correct copies of the asset purchase agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith); (5) to the Borrower's knowledge, the asset purchase agreement complies in all material respects with, and the acquisition contemplated therein has been consummated in accordance with, all material, applicable laws; (6) the asset purchase agreement is in full force and effect as of the Disbursement Date, and has not been terminated, rescinded or withdrawn; (7) all requisite approvals by Governmental Authorities having jurisdiction over the Borrower and to the Borrower's knowledge over any other Persons referenced therein, with respect to the transactions contemplated by the asset purchase agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the asset purchase agreement or to the conduct by the Borrower of its business thereafter; and (8) upon the consummation of the transactions contemplated by the asset purchase agreement, the Borrower will have good title to the assets purchased thereunder.

           5.2.7 Limitation on Term Advances. Without the Bank's prior written consent, no Term Advance will be made for the purchase of assets in connection with any one or any series of related asset purchase agreements, if the amount of such Term Advance would exceed ten percent (10%) of the Borrower's book Net Worth.

SECTION 6. Warranties and Representations.

     On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower represents and warrants to the Bank that:

     6.1 Corporate Existence and Power. (a) Each of the Borrower and its U.S. Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of its organization, (b) each of the Borrower and its U.S. Subsidiaries has the power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary, and (c) the Borrower has the power and authority to execute, deliver and perform this Agreement, to borrow money in accordance with its terms, to execute, deliver and perform the Notes and the other Loan Documents, to grant to the Bank Liens and security interests in the Collateral as hereby contemplated and to do any and all other things required of it hereunder.

                                      33.

     6.2 Authorization and Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowings hereunder (a) have been duly authorized by all requisite action of the Borrower, (b) except for UCC filings, do not require registration with or consent or approval of, or other action by, any Governmental Authority, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Bank, (c) will not violate any provision of law, any order of any court or other agency of government, the By-laws of the Borrower, or any provision of any indenture, note, agreement or other instrument to which the Borrower is a party, or by which it or any of its properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, note, agreement or other instrument, and (e) will not result in the creation or imposition of, or the obligation to create any Lien, mortgage, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower other than in favor of the Bank and as contemplated hereby.

     6.3 Valid and Binding Agreement. This Agreement is, and all of the other Loan Documents will be, when executed and delivered to the Bank, valid and binding obligations of the Borrower.

     6.4 Actions, Suits or Proceedings. There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries, or any properties or rights of the Borrower or any of its Subsidiaries, which, if adversely determined, could materially impair the right of the Borrower or any of its U.S. Subsidiaries to carry on business substantially as now conducted or could have a Material Adverse Effect.

     6.5 Ownership, No Liens, Pledges, Mortgages, Security Interests or Negotiable Documents. Except for Permitted Liens, (i) the Borrower is the sole legal and equitable owner of the Collateral, having good and marketable title thereto or the power to transfer, free and clear of all Liens, (ii) none of the Borrower's or its U.S. Subsidiaries' assets and properties, including, without limitation, the Collateral, are subject to any mortgage, pledge, Lien, security interest or other encumbrance of any kind or character, and (iii) no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed in favor of the Bank pursuant to the Security Agreement. No other Person has any possession of the Inventory or other assets of the Borrower, except as described on Schedule 6.5 attached hereto. No negotiable warehouse receipts, negotiable bills of lading or other negotiable documents of title exist with respect to the assets of the Borrower, and no warehouse receipts, bills of lading or other documents of title (whether or not negotiable) exist with respect to any assets of the Borrower stored at a location in the United States of America other than as described on Schedule 6.5 hereto. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the Account Debtor. The Borrower has no notice of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible Account in any Borrowing Base Certificate.

     6.6 Accounting Principles. All consolidated and consolidating balance sheets, earnings statements and other financial data furnished to the Bank for the purposes of, or in

                                       34.

connection with, this Agreement and the transactions contemplated by this Agreement, have been prepared in accordance with GAAP, and do or will fairly present the financial condition of the Borrower and its Subsidiaries as of the dates, and the results of their operations for the periods, for which the same are furnished to the Bank. Without limiting the generality of the foregoing, the Financial Statements have been prepared in accordance with GAAP, and fairly present the financial condition of the Borrower and its Subsidiaries as of the dates, and the results of its operations for the fiscal periods, for which the same are furnished to the Bank. The Borrower has no material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

     6.7 Financial Condition. The Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and the Borrower will not be rendered insolvent, under-capitalized or unable to pay maturing debts by the execution or performance of this Agreement or the other Loan Documents, as the case may be. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower or any of its Subsidiaries since the date of the latest of the Financial Statements.

     6.8 Conditions Precedent. As of each Disbursement Date, all appropriate conditions precedent referred to in Section 5 hereof shall have been satisfied or waived in writing by the Bank.

     6.9 Taxes. Each of the Borrower and its U.S. Subsidiaries, to the Borrower's knowledge, has filed by the due date therefor all federal, state and local tax returns and other reports it is required by law to file, has paid or caused to be paid all material taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and has made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. The Borrower has no knowledge of any deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

     6.10 Compliance With Laws. Each of the Borrower and its U.S. Subsidiaries has complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of the Borrower or any of its U.S. Subsidiaries or would have a Material Adverse Effect.

     6.11 Indebtedness. Except as disclosed on Schedule 6.11 attached hereto, neither the Borrower nor any of its U.S. Subsidiaries has any indebtedness for money borrowed or any direct or indirect obligations under any leases or any agreements of guarantee or surety except for the endorsement of negotiable instruments by the Borrower or its U.S. Subsidiaries in the ordinary course of business for deposit or collection.

     6.12 Material Agreements. Except as disclosed on Schedule 6.12 attached hereto, neither the Borrower nor any of its U.S. Subsidiaries has any material leases, contracts or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution contracts, patent or trademark licenses,

                                       35.

contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements); to the best knowledge of the Borrower, all parties to such agreements have complied in all material respects with the provisions of such leases, contracts or commitments; and to the best knowledge of the Borrower, no party to such agreements is in default thereunder, nor has there occurred any event which with notice or the passage of time, or both, would constitute such a default.

     6.13 Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation T, U or X of the said Board of Governors. The Borrower does not own any margin stock.

     6.14 Pension Funding. Neither the Borrower nor any of its U.S. Subsidiaries has incurred any material accumulated deficiency within the meaning or ERISA or incurred any liability to the PBGC in connection with any Plan established by the Borrower or any of its U.S. Subsidiaries and no Reportable Event or prohibited transaction, as defined in ERISA, has occurred with respect to such Plans.

     6.15 Misrepresentation. No warranty or representation by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made. There is no fact which the Borrower has not disclosed to the Bank in writing which materially and adversely affects nor, so far as the Borrower can now foresee, is likely to prove to affect materially and adversely the business, operations, properties, prospects, profits or condition (financial or otherwise) of the Borrower or any of its Subsidiaries or ability of the Borrower to perform this Agreement.

     6.16 Subsidiaries. All currently owned Subsidiaries, if any, are set forth in Schedule 6.16 along with the percentage of the outstanding voting stock owned by the Borrower or by a Subsidiary (and identifying that Subsidiary).

     6.17 No Conflicting Agreements. Neither the Borrower nor any of its U.S. Subsidiaries is in default under any material agreement to which it is a party or by which it or any of its property is bound. No provision of the By-laws of the Borrower, and no provision of any existing mortgage, indenture, note, contract, agreement, and to the best of the Borrower's knowledge, no statute (including, without limitation, any applicable usury or similar law), rule, regulation, judgment, decree or order binding on the Borrower or affecting the property of the Borrower conflicts with, or requires any consent under, or would in any way prevent the execution, delivery or carrying out of the terms of, this Agreement and the other Loan Documents, and the taking of any such action will not constitute a default under, or result in the creation or imposition of, or obligation to create any lien upon the property of the Borrower pursuant to the terms of any such mortgage, indenture, note, contract or agreement.

                                       36.

     6.18 Other Financing. The Borrower has not received other financing for Collateral, except as has been specifically disclosed to and approved by the Bank.

     6.19 Finder's Fee. The Borrower hereby warrants and represents that it has not dealt with any person, firm or corporation who is or may be entitled to any finder's fee, brokerage commission, loan commission or other sum in connection with the execution of this Agreement, consummation of the transactions contemplated hereby and the making of the Loans by the Bank to the Borrower, and the Borrower does hereby indemnify and agree to hold the Bank harmless from and against any and all loss, cost, liability or expense, including reasonable attorneys' fees the Bank may suffer or sustain should such warranty or representation prove to be inaccurate in whole or in part.

     6.20 Environmental Disclosure. Except as disclosed on Schedule 6.20, the operations of the Borrower, and to the best of the Borrower's knowledge, any real property leased by the Borrower, comply in all material respects with all federal, state or local laws, ordinances, statutes, rules, regulations or judgments governing the use, storage, treatment, handling, manufacture, transportation or disposal or Hazardous Materials ("Environmental Laws"). Except as disclosed on Schedule 6.20, (a) none of the operations of the Borrower, and to the best of the Borrower's knowledge any real property leased by the Borrower, are subject to any judicial or administrative proceeding alleging the violation of any Environmental Law, (b) none of the operations of the Borrower, and to the best of the Borrower's knowledge any real property leased by the Borrower, are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials, (c) the Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a Hazardous Material or reporting a spill or release of a Hazardous Material into the environment, (d) the Borrower has no contingent liability of which the Borrower has knowledge in connection with any release of any Hazardous Material into the environment. The Borrower will use its properties and assets, and cause its Subsidiaries to use their respective properties and assets, in such a manner as to comply with all Environmental Laws and the Borrower and its Subsidiaries shall not use their respective properties and assets, or allow their respective Subsidiaries to use their property or assets, for the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials other than in accordance with applicable law. The Borrower shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to ensure that
(i) none of their respective properties or assets will be designated or identified in any manner pursuant to any Environmental Law as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute and (ii) no Lien arising under any Environmental Law will attach to any revenues or to any real or personal property owned by the Borrower or any of its Subsidiaries.

     "Hazardous Materials" includes, without limitation, any pollutant, contaminant, oil, petroleum, chemical liquids or solids, flammable explosives, radioactive materials, asbestos, PCB's, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.),

                                       37.

the Resource Conservation and Recovery Act of 1986, as amended (42 U.S.C.
Section 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local

     6.21 Investment Company Act. Neither the Borrower nor its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

SECTION 7.  Affirmative Covenants.

     On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower covenants and agrees that, except as otherwise agreed to by the Bank in writing, it will:

     7.1    Financial and Other Information.

            7.1.1 Annual Financial Reports. Furnish to the Bank, in form and reporting basis satisfactory to the Bank, not later than one hundred eighty
(180) days after the close of each fiscal year of Borrower beginning with the fiscal year ending December 31, 2001, audited Financial Statements of the Borrower on a consolidated and consolidating basis containing the balance sheet of the Borrower as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year and such other comments and financial details as are usually included in similar financial statements; such Financial Statements shall be prepared according to GAAP and audited by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank (it being recognized that Ernst and Young shall be acceptable to the Bank) and shall contain an unqualified opinion on such Financial Statements. Notwithstanding the foregoing, the Borrower agrees that it will use its best efforts to furnish the Bank with such Financial Statements or a CPA prepared draft of such Financial Statements sooner than one hundred eighty (180) days after the close of each fiscal year of the Borrower.

            7.1.2 Monthly Financial Statements. Furnish to the Bank, in form and reporting basis satisfactory to the Bank, not later than thirty (30) days after the end of each calendar month, financial statements on a consolidated and consolidating basis containing the balance sheet of the Borrower as of the end of each such period, a statement of profit and loss, and such other comments and financial details as are usually included in similar reports. These statements shall be prepared on the same accounting basis as the statements required in
Section 7.1.1 of this Agreement and shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by a Responsible Person.

            7.1.3 Compliance Certificate. Furnish to the Bank not later than thirty (30) days after the end of each fiscal month of the Borrower a Compliance Certificate, executed by a Responsible Person, certified as of such date, and confirming that, as of such date:

                  (a) No Default or Event of Default has occurred and is continuing under the provisions of this Agreement or the documents executed and delivered in connection herewith, including, without limitation, the applicable financial covenants hereof, as to which

                                      38.

such Compliance Certificate shall show the calculation thereof in such reasonable detail as the Bank shall require; and

                  (b) The warranties and representations set forth in Section 6 of this Agreement are true and correct on and as of such date.

          7.1.4 Monthly Accounts Receivable and Accounts Payable Agings. Furnish to the Bank, in form and substance satisfactory to the Bank, not later than thirty (30) days after the end of each calendar month, a report of all Accounts Receivable and accounts payable of the Borrower, which report shall include, without limitation, an aging of Accounts Receivable and accounts payable and give information as to concentrations, delinquencies and other relevant matters, in such detail as the Bank shall reasonably require, certified by a Responsible Person.

          7.1.5 Annual Projections. Within the ninety (90) days preceding the first day of each fiscal year of the Borrower, beginning with the fiscal year beginning January 1, 2003, furnish to the Bank, in form and substance satisfactory to the Bank, projected balance sheets, statements of income and expense, and statements of cash flow for the Borrower and its Subsidiaries as of each of and for each month of such fiscal year and the next succeeding fiscal year.

          7.1.6 Inventory Report. Furnish to the Bank, in form and substance reasonably satisfactory to the Bank, not later than thirty (30) days after the end of each calendar month, a report of Inventory, in such detail as the Bank shall require.

          7.1.7 Inventory Audit; Right of Inspection. Not more often than twice annually, following five (5) days written notice, and promptly at the Bank's request if a Default or an Event of Default has occurred and is continuing, the Borrower shall, or at the Bank's request, allow the Bank to, conduct a physical count of the Borrower's Inventory during the Borrower's normal business hours and promptly, following the completion of such count, provide the Bank with a report thereof in form and detail satisfactory to the Bank, including the value of such Inventory (on a first-in-first-out basis and valued at the lower of cost or market). In addition, upon reasonable written notice to the Borrower (unless a Default or an Event of Default has occurred and is continuing, in which case no notice is necessary), the Bank and its agents and representatives shall have the right, during the Borrower's normal business hours, to enter into and upon any premises of the Borrower where any of the Equipment or Inventory is located for the purpose of making physical verifications of such Equipment and Inventory and to test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Borrower agrees to furnish all such assistance and information as the Bank may reasonably require in connection therewith.

          7.1.8 Borrowing Base Certificate. Furnish to the Bank, in form and substance reasonably satisfactory to the Bank, within thirty (30) days after the close of each calendar month, a Borrowing Certificate, certified by a Responsible Person.

          7.1.9 Adverse Events. Promptly, and in any event within three (3) Business Days after the Borrower receives knowledge thereof, inform the Bank of the occurrence of any

                                      39.

Default or Event of Default, or of any other occurrence which has or could reasonably be expected to have a Material Adverse Effect.

          7.1.10 Notices Regarding Collateral. Promptly advise the Bank, in reasonable detail, of (a) any Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral, (b) except for depreciation and normal wear, tear and deterioration, any material adverse change in the composition of the Collateral and (c) the occurrence of any other event which might have or result in a Material Adverse Effect with respect to the Collateral or on the security interest created under the Collateral Documents.

          7.1.11 Reports. Promptly furnish to the Bank all regular and periodic reports filed by the Borrower or any of its U.S. Subsidiaries with any securities exchange, if applicable, the Securities and Exchange Commission, if applicable, the Delaware Department of Corporations or any governmental authorities succeeding to any or all of the functions of any of said agencies.

          7.1.12 Other Information As Requested. Promptly furnish to the Bank such other information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries as the Bank may reasonably request from time to time and permit the Bank, its employees, attorneys and agents, to inspect all of the books, records and properties of the Borrower and its U.S. Subsidiaries at any reasonable time, following reasonable written notice; provided, however, such written notice shall not be required during the occurrence and continuance of an Event of Default. If so requested by the Bank, as often as the Bank shall reasonably request, furnish to the Bank statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral as the Bank shall reasonably request, all in reasonable detail.

     7.2 Lockbox. The Borrower shall, unless otherwise directed in writing by the Bank, cause all remittances made by all Account Debtors (except that proceeds from any auction and any amounts received by the Borrower's Electronic Test Measurement and Appraisal Divisions shall not be required to be made to the Lockbox; provided, however, within ninety (90) days of the Bank's reasonable request, the amounts received by the Borrower's Electronic Test Measurement and Appraisal Divisions shall be directed to the Lockbox) to be made to a Lockbox (the "Lockbox") maintained with the Bank pursuant to the Lockbox Agreement. Unless otherwise provided herein or otherwise directed by the Bank in writing, all invoices and other instructions submitted by the Borrower to any Account Debtor shall designate the Lockbox as the place to which such payments shall be made. All amounts paid into the Lockbox shall be applied by the Bank, on a daily basis, to the principal amounts owing by the Borrower under the Revolving Loan.

     7.3 Insurance. Keep its insurable properties (including, but not limited to, the Collateral) and the insurable properties of its Subsidiaries adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of the Borrower or its Subsidiaries, as the case may be, (b) necessary worker's compensation insurance, (c) public liability and product liability insurance and
(d) such other insurance as may be required by law or as may be reasonably required in writing by the

                                      40.

Bank, all of which insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as may be satisfactory to the Bank. All such policies shall contain a provision whereby they may not be canceled or amended except upon ten (10) days' prior written notice to the Bank, and all such policies shall name the Bank as an additional insured and loss payee. The Borrower will promptly deliver to the Bank, at the Bank's request, evidence satisfactory to the Bank that such insurance has been so procured and, with respect to casualty insurance, made payable to the Bank. If the Borrower fails to maintain satisfactory insurance as herein provided, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank upon demand, with interest at the Default Rate, all amounts so expended by the Bank. Provided that the Bank will not exercise such rights until after the occurrence and continuance of an Event of Default, the Borrower hereby appoints the Bank or any employee or agent of the Bank as the Borrower's attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes the Bank or any employee or agent of the Bank, on behalf of the Borrower, to adjust and compromise any loss under said insurance and to endorse any check or draft payable to the Borrower in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Indebtedness; provided, however, that the Bank shall not be required hereunder so to act.

     7.4 Taxes. Pay promptly and within the time that they can be paid without late charge, penalty or interest, all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon the Borrower or its U.S. Subsidiaries, and their property, except to the extent being contested in good faith and, if requested by the Bank, bonded in an amount and manner satisfactory to the Bank. If the Borrower shall fail to pay such taxes and assessments within the time they can be paid without penalty, late charge or interest, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank upon demand, with interest at the Default Rate, all amounts so expended by the Bank. Borrower shall furnish the Bank, not later than thirty (30) days after filing, a copy of its annual federal tax return.

     7.5 Maintain Existence and Business. Do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's and each of its U.S. Subsidiaries' corporate existence, rights and franchises and comply with all applicable laws; without the Bank's prior written consent, which consent will not be unreasonably withheld, delayed or conditioned, continue to conduct and operate its and each of its U.S. Subsidiaries' business substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its and its U.S. Subsidiaries' properties, assets and facilities, including, without limitation, its Equipment, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear); and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto, and shall competently manage and care for its properties in accordance with prudent industry practice so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     7.6 Principal Depository. Maintain its principal depository and operating accounts with the Bank.

                                       41.

     7.7 Maintain Minimum Effective Tangible Net Worth. Maintain, at all times, a minimum Effective Tangible Net Worth of not less than Fifteen Million Dollars ($15,000,000) through June 30, 2003 and not less than Seventeen Million Dollars ($17,000,000) thereafter.

     7.8 Maintain Minimum Fixed Charge Coverage Ratio. Maintain a ratio of the Borrower's EBITDA plus interest earned for the applicable period to Fixed Charges of not less than the following ratios for the following periods (such ratio to be measured on the last day of each applicable period):

         Six (6) month period ending June 30, 2002         --  0.80:1.00

         Six (6) month period ending December 31, 2002     --  1.00:1.00

         Fiscal quarter ending March 31, 2003 and each
                 fiscal quarter thereafter measured on a
                 fiscal year-to-date basis                 --   1.25:100

     7.9 Maintain Liquidity. Maintain, at all times, the sum of (a) unrestricted cash (which amount shall not include cash being held in trust accounts or escrow accounts or cash being held for the benefit of third parties), plus (b) the amount available under the Revolving Commitment, of at least Six Million Dollars ($6,000,000), such amount to reduce to Five Million Dollars ($5,000,000) upon one (1) fiscal quarter of pretax profitability of at least Two Hundred Fifty Thousand Dollars ($250,000), and to Four Million Dollars ($4,000,000) upon two
(2) consecutive fiscal quarters of pretax profitability of at least Two Hundred Fifty Thousand Dollars ($250,000) each.

     7.10 EBITDA. As of the last day of each of the following periods, maintain EBITDA equal to or in excess of the following amounts:

         Fiscal quarter ending December 31, 2001           --  $  250,000

         Six (6) month period ending June 30, 2002         --  $  750,000

         Six (6) month period ending December 31, 2002     --  $1,000,000

     7.11 ERISA. (a) At all times meet and cause each of the U.S. Subsidiaries to meet the minimum funding requirements of ERISA with respect to the Borrower's and U.S. Subsidiaries' Employee Benefit Plans subject to ERISA; (b) promptly after the Borrower knows or has reason to know (i) of the occurrence of any event, which would constitute a Reportable Event or prohibited transaction under ERISA, or (ii) that the PBGC or the Borrower has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of a Responsible Person of the Borrower setting forth details as to such event or proceedings and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC; and (c) furnish to the Bank (or cause the plan administrator to furnish the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by the Borrower not later than ten (10) days after such report has been so filed.

                                      42.

     7.12 Use of Loan Proceeds. Use the proceeds of any Loan hereunder only for the purposes set forth in this Agreement.

     7.13 Separation of Inventory. Keep Inventory and other assets acquired through a Term Advance hereunder separate from the Borrower's other Inventory and assets on the Borrower's Financial Statements.

     7.14 Separation of Collateral. Keep the Collateral separate and identifiable from other property located on the same premises as the Collateral.

SECTION 8. Negative Covenants.

     On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, unless the Bank otherwise agrees in writing, the Borrower covenants and agrees that it will not, and will not permit any U.S. Subsidiary to:

     8.1 Distributions. Directly or indirectly declare or make, or incur any liability to make, any Distribution to any Person. For purposes of this Section, a Distribution means and includes (i) any cash dividend or payment, (ii) any acquisition or redemption of any equity interest, (iii) any retirement or repayment of debt securities before their regularly scheduled maturity dates other than through conversion, (iv) any compensation payment, including any payment based upon Net Income or other measures of economic performance, whether or not designated as a bonus, to a shareholder employee that is in excess of such employee's regular compensation which is not in the Borrower's ordinary course of business, consistent with past practice, and (v) any management or other fees paid to any Affiliate.

     8.2 Liens and Encumbrances. Directly or indirectly, create, incur, assume, permit or suffer to exist, and shall defend the Collateral against, and shall take such action as is necessary to remove, any mortgage, pledge, encumbrance, security interest, Lien or charge of any kind upon any of its property or assets (including, without limit, any charge upon property purchased or acquired under a conditional sales or other title retaining agreement or lease), and including, without limitation, the Collateral, whether now owned or hereafter acquired, other than Permitted Liens. The Borrower shall further defend the right, title and interest of the Bank in and to any of the Borrower's rights under the Chattel Paper, Contracts, Documents, General Intangibles, Instruments and Investment Property and to the Equipment and Inventory and in and to the Proceeds thereof, against all the claims and demands of all Persons whomsoever.

     8.3 Indebtedness. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for (a) the Indebtedness, (b) Subordinated Debt, (c) existing indebtedness to the extent set forth on attached Schedule 8.3, (d) trade indebtedness incurred and paid in the ordinary course of the Borrower's business, (e) contingent indebtedness to the extent permitted by Section 8.5 of this Agreement, and (f) indebtedness secured by Permitted Liens.

                                      43.

     8.4 Extension of Credit. Make loans, advances or extensions of credit to any Person, except for (a) loans to officers, directors, employees and shareholders of the Borrower which shall be on arm's-length terms and do not in the aggregate at any time exceed Two Hundred Fifty Thousand Dollars ($250,000) in principal amount outstanding, (b) sales on open account and otherwise in the ordinary course of Borrower's business, and (c) temporary advances to sellers not exceeding four (4) months in duration and not exceeding One Million Dollars ($1,000,000) outstanding at any one time.

     8.5 Guarantee Obligations. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Borrower in the ordinary course of the Borrower's business for deposit or collection.

     8.6 Subordinate Indebtedness. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

     8.7 Location of Business. Until such time as the Loans have been repaid in full, the Borrower shall not conduct its principal place of business in any location or relocate its records to any location other than the address set forth on the signature page hereof without the Bank's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

     8.8 Inventory. Outside the ordinary course of the Borrower's business, consistent with past practice, sell any Inventory on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or any other basis subject to a repurchase obligation or return right.

     8.9 Transactions With Affiliates. Enter into or be a party to any agreement or transaction with any Affiliate of the Borrower, except (a) as set forth on Schedule 8.9, (b) as otherwise permitted hereunder, (c) with respect to the raising of new equity for the Borrower; provided, however, that any indebtedness incurred in connection therewith be subordinated to the Indebtedness on terms and conditions reasonably satisfactory to the Bank and (d) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms that are approved by the Borrower's board of directors, and no less favorable to the Borrower than the Borrower would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Borrower; provided, that, upon reasonable request by the Bank, the Borrower shall deliver a written list of any or all transactions, existing at the time of the request, between the Borrower and any Affiliate and if further requested by the Bank, fully disclose the terms thereof in detail reasonably acceptable to the Bank.

     8.10 Property Transfer, Merger or Lease-Back. (a) Sell, lease, license outside the ordinary course of its business, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including, without limitation, the Collateral, other than (i) the sale of Inventory in the ordinary course of Borrower's business, and (ii) the sale or sales of obsolete or

                                      44.

excess Equipment, which is not included in the definition of Inventory, whether in a single transaction or a series of transactions, with an aggregate book value of not more than One Hundred Thousand Dollars ($100,000) in any fiscal year; (b) change its name, consolidate with or merge into any other Person, permit another Person to merge into it, acquire all or substantially all of the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify any of its capital stock; or (c) enter into any sale-leaseback transaction. Notwithstanding the foregoing, the Borrower shall be permitted to (i) acquire Zonetrader pursuant to that certain Asset Purchase Agreement between the Borrower and Zonetrader and (ii) acquire Bache-Treharne pursuant to that certain Asset Purchase Agreement or similar document to be negotiated between the Borrower and Bache-Treharne.

     8.11 Acquire Securities. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in any Person not approved in writing by the Bank, except for (a) the common stock of its Subsidiaries; and (b) certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000.00 and direct obligations of the United States government maturing within one year from the date of acquisition thereof.

     8.12 Pension Plan. (a) Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan, or (b) permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of the Borrower or any of its U.S. Subsidiaries to the PBGC which, in the opinion of the Bank, will have a Material Adverse Effect.

     8.13 Negative Pledge Agreements. Permit the inclusion in any contract to which it becomes a party of any provisions that could restrict or invalidate the creation of a security interest in the Borrower's rights and interests in any Collateral.

     8.14 Creation of Subsidiaries. Create or permit the existence of one or more U.S. Subsidiaries unless such U.S. Subsidiaries execute the Subsidiary Guaranty and the Subsidiary Security Agreement, and unless such U.S. Subsidiaries are added to the Pledge Agreement.

     8.15 Misrepresentation. Furnish the Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

     8.16 Prepayment or Modification of Certain Agreements. Except as specifically permitted hereunder, the Borrower shall not, and shall not permit any of its U.S. Subsidiaries to, without the prior written approval of the Bank,
(a) make any voluntary or optional prepayment on, or redemption or acquisition for value of, any debt or equity obligation owing to a shareholder (including by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due or by setting off any obligation owing to it against any indebtedness or equity obligations in favor of a third party) or any other indebtedness, or (b) amend, supplement or modify or consent to any amendment, supplement or

                                       45.

other modification of any of the terms or provisions contained in, or applicable to any of the material organizational documents of the Borrower; except that the Bank's prior approval shall not be required for any amendment, supplement or modification to any of the material organizational documents of the Borrower which does not, in any material way, adversely affect the Borrower's ability to pay and perform the Obligations or the Bank's rights or remedies under any of the Loan Documents.

     8.17 Margin Stock. Apply any of the proceeds of the Notes to the purchase or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

     8.18 Acquire Assets. Without the prior written consent of the Bank, which consent shall not be unreasonably withheld, delayed or conditioned, except for the acquisition of Zonetrader and Bache-Treharne in accordance with Section 8.10 of this Agreement, acquire or expend for, or commit itself to acquire or expend for assets by lease, purchase or otherwise in an aggregate amount in excess of Three Million Dollars ($3,000,000) in cash plus balance sheet liabilities in excess of acquired assets in any fiscal year.

     8.19 Limitation on Modification of Accounts, etc. Upon the occurrence and during the continuance of any Event of Default, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of the Borrower's business.

     8.20 Change in Jurisdiction of Organization. Change its jurisdiction of incorporation from the state where it is incorporated on the Closing Date without thirty (30) days prior written notice to the Bank.

     8.21 Organization Documents. Except in connection with acquisitions permitted hereunder, amend its certificate or articles of organization or bylaws.

     8.22 Pledge of Foreign Subsidiaries. Grant any Person a security interest in or grant or allow a Lien to be placed upon or pledge the Borrower's shares, membership interests, partnership interests or similar equity interests in any Foreign Subsidiary, except DoveBid Japan Y.K.

SECTION 9. Events of Default - Enforcement - Application of Proceeds.

     9.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

          9.11 Failure to Pay Monies Due. If the Borrower shall fail to pay within five (5) days of when due, any principal or interest under any Note or any taxes, insurance or other amount payable by the Borrower under this Agreement or if the Borrower or any of its Subsidiaries shall fail to pay, when due, any Indebtedness of the Borrower or any indebtedness,

                                      46.

obligation or liability whatsoever of its Subsidiaries to the Bank and such failure shall not have been cured within five (5) Business Days thereafter.

           9.1.2 Misrepresentation. If any warranty or representation of the Borrower in connection with or contained in this Agreement or any other Loan Document, or if any financial data or other information now or hereafter furnished to the Bank by or on behalf of the Borrower, shall prove to be false or misleading in any material respect when made.

           9.1.3 Noncompliance With Agreement. If in any material respect, the Borrower or any of its Subsidiaries shall fail to perform in the time and manner required any of its obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement, any other Loan Document, or any other agreement with the Bank to which it may be a party, which does not involve the failure to make a payment when due (be it principal, interest, taxes, insurance or otherwise) and which is not cured by the Borrower within thirty (30) days after the earlier of the date of notice to the Borrower by the Bank of such Default or the date the Bank is notified, or should have been notified pursuant to the Borrower's obligation under Section 7.1.9 hereof, of such Default.

           9.1.4 Other Defaults. If the Borrower or any of its U.S. Subsidiaries shall default in the payment when due of any of its indebtedness (other than to the Bank) in excess of Two Hundred Fifty Thousand Dollars ($250,000) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default be continued for a period sufficient to permit acceleration of indebtedness in excess of Two Hundred Fifty Thousand Dollars ($250,000), irrespective of whether any such default shall be forgiven or waived or there has been acceleration by the holder thereof.

           9.1.5 Judgments. If there shall be rendered against the Borrower or any of its U.S. Subsidiaries one or more judgments or decrees involving an aggregate liability of Two Hundred Fifty Thousand Dollars ($250,000) or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than thirty (30) days, whether or not consecutive; or if a writ of attachment or garnishment against any property of the Borrower or any of its U.S. Subsidiaries shall be issued and levied in an action claiming Two Hundred Fifty Thousand Dollars ($250,000) or more and not released or appealed and bonded in an amount and manner satisfactory to the Bank within thirty (30) days after such issuance and levy.

           9.1.6 Business Suspension, Bankruptcy, Etc. If the Borrower or any of its U.S. Subsidiaries shall voluntarily suspend transaction of its business; or if the Borrower or any of its U.S. Subsidiaries shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of the Borrower or any of its U.S. Subsidiaries under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced or shall be commenced against the Borrower or any of its U.S. Subsidiaries and shall not be discharged within thirty (30) days of commencement; or a receiver, trustee or custodian shall be appointed for the Borrower or any of its Subsidiaries or for any substantial portion of their respective properties or assets.

                                      47.

           9.1.7 Change of Ownership. Without the Bank's prior written consent, which consent shall not be unreasonably withheld, if there is a cumulative change of fifty percent (50%) or greater in ownership or control of the Borrower (other than by the sale of the Borrower's equity securities in a public offering), whether by reason of death, merger, consolidation, sale or purchase of stock or assets or otherwise.

           9.1.8 Inadequate Funding or Termination of Employee Benefit Plan(s). If the Borrower or any of its U.S. Subsidiaries shall fail to meet its minimum funding requirements under ERISA with respect to any Employee Benefit Plan established or maintained by it, or if any such plan shall be subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower or any of its U.S. Subsidiaries to the PBGC which in the opinion of the Bank will have a Material Adverse Effect.

           9.1.9 Occurrence of Certain Reportable Events. If there shall occur, with respect to any Pension Plan maintained by the Borrower or any of its U.S. Subsidiaries any Reportable Event which the Bank shall determine constitutes a ground for the termination of any such plan, and if such event continues for thirty (30) days after the Bank gives written notice to the Borrower, provided that termination of such plan or appointment of such trustee would, in the opinion of the Bank, have a Material Adverse Effect.

           9.1.10 Material Adverse Effect. If there shall have been a change in the assets, liabilities, financial condition and operations of the Borrower or any of the Borrower's Subsidiaries, other than changes in the ordinary course of the Borrower's business, which in the reasonable determination of the Bank has, either individually or in the aggregate, had a Material Adverse Effect.

     9.2 Acceleration of Indebtedness; Remedies. Upon the occurrence of an Event of Default, the Bank may (i) declare all Indebtedness due and payable in full immediately without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived, and (ii) cease advancing money or extending credit to or for the benefit of the Borrower under this Agreement or under any other agreement between Borrower and the Bank. Unless all of the Indebtedness is then immediately fully paid, the Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, the Collateral Documents, or any other document contemplated hereby or for which provision is made by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral and to set off against the Indebtedness any amount owing by the Bank to the Borrower and/or any property of the Borrower in possession of the Bank. The Borrower agrees, upon request of the Bank, to assemble the Collateral and make it available to the Bank at any place reasonably designated by the Bank.

     9.3 Interest Rate Increase. After the occurrence and continuance of an Event of Default, or after the scheduled maturity of the Obligations, at the Bank's option, without the necessity of demand or notice, interest shall accrue at a rate equal to three percent (3%) per annum plus the rate otherwise prevailing hereunder (the "Default Rate"), but in no event to exceed the Legal Rate.

                                      48.

     9.4 Application of Proceeds. All of the Indebtedness shall constitute one loan secured by the Bank's security interest in the Collateral and by all other security interests, mortgages, Liens, claims and encumbrances now and from time to time hereafter granted from the Borrower to the Bank. Upon the occurrence of an Event of Default which is not cured within the applicable cure period, if any, provided under Section 9.1, the Bank may in its sole discretion apply the Collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Bank, first to all expenses authorized by the UCC or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by the Bank; the balance of the proceeds of such sale or other disposition shall be applied to the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to the Borrower or to such other Person or Persons as may be entitled thereto under applicable law. The Borrower shall remain liable for any deficiency, which the Borrower shall pay to the Bank immediately upon demand.

     9.5 Cumulative Remedies. The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Borrower.

     9.6 Payable Upon Demand. To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement or any other Loan Document shall be construed to prevent the Bank from making demand, without notice and with or without reason, for immediate payment of all or any part of such Indebtedness at any time or times, whether or not a Default or an Event of Default has occurred.

SECTION 10.  Amendments and Waivers; Assignments, Participations, Etc.

     10.1 Amendments and Waivers. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Bank and acknowledged by the Bank, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 11.  Miscellaneous.

     11.1 Obligations of Borrower. The Borrower agrees that the liability hereunder shall be the immediate, direct, and primary obligation of the Borrower and shall not be contingent upon the Bank's exercise or enforcement of any remedy it may have against the Borrower or any other Person, or against the Collateral or any security for the Obligations. Without limiting the generality of the foregoing, the Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall the Borrower be exonerated or discharged by, any of the following events:

                                      49.

           (a) Insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, death, liquidation, winding up or dissolution of the Borrower or any guarantor of the Obligations;

           (b) Any limitation, discharge, or cessation of the liability of the Borrower or any guarantor of the Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of the documents evidencing the Obligations or any guaranty of the Obligations;

           (c) Any merger, acquisition, consolidation or change in structure of the Borrower or any guarantor of the Obligations or any sale, lease, transfer or other disposition of any or all of the assets or equity interests of the Borrower or any guarantor of the Obligations;

           (d) Any assignment or other transfer, in whole or in part, of the Bank's interests in and rights under this Agreement or any of the other Loan Documents, including any assignment or other transfer, in whole or in part, of the Bank's interests in and to the Collateral;

           (e) Any claim, defense, counterclaim or setoff, other than that of prior performance, that the Borrower or any guarantor of the Obligations may have or assert, including, but not limited to, any defense of incapacity or lack of corporate or other authority to execute any documents relating to the Obligations or the Collateral;

           (f) The Bank's amendment, modification, renewal, extension, cancellation or surrender of any agreement, document or instrument relating to this Agreement, the Obligations or the Collateral, or any exchange, release, or waiver of any Collateral;

           (g) The Bank's exercise or nonexercise of any power, right or remedy with respect to the Obligations or the Collateral, including, but not limited to, the compromise, release, settlement or waiver with or of the Borrower or any other Person;

           (h) The Bank's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Obligations or the Collateral; and

           (i) Any impairment or invalidity of the Collateral or any failure to perfect any of the Bank's Liens thereon.

     11.2 No Waiver by the Bank. No failure or delay on the part of the Bank in the exercise of any power, right or privilege under this Agreement, the Notes or any of the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     11.3  Entire Agreement; Construction.

           (a) This Agreement, the Notes and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement among the Borrower and the Bank and supersede any and all prior agreements, negotiations,

                                      50.

correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

           (b) This Agreement is the result of negotiations between and has been reviewed by the Borrower and the Bank and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against the Borrower or the Bank. The Borrower and the Bank each severally agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish the Borrower's or the Bank's actual intentions.

     11.4 Indemnification. To the fullest extent permitted by law, the Borrower agrees to protect, indemnify, defend and hold harmless the Bank and its directors, officers, employees and agents and any Person who controls any of them within the meaning of the federal, state and foreign securities laws (each an "Indemnitee" and collectively, the "Indemnitees") from and against any liabilities, losses, obligations, damages, penalties, expenses or costs of any kind or nature and from any suits, judgments, claims or demands (including in respect of or for reasonable fees and other disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto) based on any federal, state, local or foreign law or other statutory regulation, including securities, environmental and commercial law or other statutory regulation, which arises under common law or at equitable cause or on contract or otherwise on account of or in connection with any matter or thing or any action or failure to act by Indemnitees, or any of them, arising out of or relating to the Loan Documents or any agreement or instrument contemplated by the Loan Documents, or relating to any Account, Chattel Paper, contract, General Intangible, Instrument or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, contract, General Intangible, Instrument or Document, except to the extent such liability arises from the willful misconduct or gross negligence of any of the Indemnitees (collectively, the "Indemnified Matters"). Upon receiving knowledge of any suit, claim or demand asserted by any Person that the Bank believes is covered by this indemnity, the Bank shall give the Borrower notice of the matter and an opportunity to defend it, at the Borrower's sole cost and expense, with legal counsel reasonably satisfactory to the Bank. The Bank may also require the Borrower to defend the matter. The obligations of the Borrower under this
Section 11.4 shall survive the payment and performance of the Borrower's Obligations hereunder and the termination of this Agreement for two (2) years. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.4 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

     11.5  Notices.

           (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the

                                      51.

signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or, as directed to the Borrower or the Bank, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Bank.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next day) delivery, or transmitted by facsimile machine, respectively, or if delivered, upon delivery, except that notices pursuant to Sections 2 or 9 shall not be effective until actually received by the Bank.

          (c) The Borrower and the Bank acknowledge and agree that any agreement of the parties to receive certain notices by telephone and facsimile is for their mutual benefit and convenience. Any party shall be entitled to rely on the authority of any Person purporting to be a Person authorized by any other party to give such notice and the party relying on such authorization shall not have any liability to any other Person on account of any action taken or not taken by such party in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

     11.6 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto or thereto and delivery of each such counterpart to the Bank.

     11.7 Equitable Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, the Notes or any of the other Loan Agreements, any remedy at law may prove to be inadequate relief to the Bank; therefore, the Borrower agrees that the Bank, if the Bank so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     11.8 Costs and Expenses. The Borrower shall, whether or not the transactions contemplated hereby shall be consummated, and in addition to costs and expenses required to be paid on the Closing Date under Section 5.1:

          (a) pay or reimburse the Bank within thirty (30) days after demand for all costs and expenses reasonably incurred by the Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in connection herewith (including any commitment

                                       52.

letter and related documents preceding this Agreement) or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs;

           (b) pay or reimburse the Bank within thirty (30) days after demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs; and

           (c) pay or reimburse the Bank within thirty (30) days after demand for all reasonable audit, environmental inspection and review, search and filing, registration and recording, costs, fees and expenses, incurred or sustained by the Bank in connection with the matters referred to under clauses
(a) and (b) of this Section 11.8.

     11.9 Reliance by the Bank. All covenants, agreements, representations and warranties made herein by the Borrower shall, notwithstanding any investigation by the Bank be deemed to be material to and to have been relied upon by the Bank.

     11.10 Marshalling; Payments Set Aside. The Bank shall be under no obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that (a) the Borrower makes a payment or payments to the Bank, or (b) the Bank enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under the Title 11 of the United States Code or under any other similar federal or state law, common law or equitable cause, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     11.11 No Set-Offs by the Borrower. All sums payable by the Borrower pursuant to this Agreement, the Notes or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

     11.12 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

     11.13 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     11.14 Severability. Whenever possible, each provision of this Agreement, the Notes and each of the other Loan Documents shall be interpreted in such a manner as to be valid, legal and enforceable under the applicable law of any jurisdiction. Without limiting the generality of

                                       53.

the foregoing sentence, in case any provision of this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable under the applicable law of any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

     11.15 Conflict. To the extent of any conflict between this Agreement and any of the other Loan Documents, this terms and conditions of this Agreement shall control.

     11.16 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Borrower and the Bank, and their permitted successors and assigns, and except as otherwise expressly provided in this Agreement, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Bank shall not have any obligation to any Person not a party to this Agreement or other Loan Documents.

     11.17 Confidentiality. In handling any confidential information (including, without limitation, the Borrower's confidential financial and business information), the Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made
(i) to the Bank's subsidiaries or affiliates in connection with their business with the Borrower, (ii) to bona fide prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulation, subpoena, or other order, and (iv) as required in connection with the Bank's examination or audit. Confidential information does not include information that either: (a) is in the public domain or in the Bank's possession when disclosed to the Bank, or becomes part of the public domain after disclosure to the Bank; or (b) is disclosed to the Bank by a third party, if the Bank does not know or have reason to know that the third party is prohibited from disclosing the information.

     11.18 Relationship of Parties. The relationship between the Borrower, on the one hand, and the Bank, on the other, is, and at all times shall remain, solely that of a borrower and lender. The Bank shall not under any circumstances be construed to be a partner or joint venturer of Borrower or any of its Affiliates; nor shall the Bank under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrower or any of its Affiliates, or to owe any fiduciary duty to the Borrower or any of its Affiliates. The Bank does not undertake or assume any responsibility or duty to the Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their property, any Collateral held by the Bank or the operations of the Borrower or any of its Affiliates. The Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any the Bank in connection with such matters is solely for the protection of the Bank and neither Borrower nor any of its Affiliates is entitled to rely thereon.

     11.19 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

                                       54.

     11.20 Waiver of Punitive Damages. Notwithstanding anything to the contrary contained in this Agreement, each party hereby agrees that it shall not seek from the other party punitive damages under any theory of liability.

     11.21 Governing Law. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

     11.22 Personal Jurisdiction. The Borrower hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement, the Loan Documents or any of the agreements, documents or instruments delivered in connection herewith may be brought in the courts of the State of California or of The United States of America for the Northern District of California as the Bank may elect, which jurisdiction shall be exclusive, unless waived by the Bank in writing, with respect to any action or proceeding brought by the Borrower against the Bank. The Borrower hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

     11.23 Waiver of Jury Trial. THE BORROWER AND THE BANK, HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OF THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

     Witness the due execution of this Senior Secured Credit Agreement by the respective duly authorized officers of the undersigned as of the date first written above.

Borrower                                DoveBid, Inc.

                                        By: /s/ Anthony Capobianco
                                            -----------------------------------
                                        Name: Anthony Capobianco
                                              ---------------------------------
                                        Title: Vice President & General Counsel
                                               --------------------------------

                                        Notices to be sent to:

                                        DoveBid, Inc.
                                        1241 E. Hillsdale Blvd.
                                        Foster City, California 94404
                                        attn: Anthony Capobianco

                                       55.

                                   With a copy to:

                                   Sonnenschein, Nath & Rosenthal
                                   685 Market Street, Sixth Floor
                                   San Francisco, California 94105
                                   attn: Charles R. Campbell, Jr.
                                   Tel: (415) 882-5004
                                   Fax: (415) 543-5472

Bank                               Comerica Bank - California

                                   By: /s/ James L. Weber
                                       ---------------------------------
                                   Name: James L. Weber
                                         -------------------------------
                                   Title: First Vice President
                                          ------------------------------

                                   Bank's Payment Office:
                                   Comerica Bank - California
                                   Peninsula Banking Group
                                   250 Lytton Avenue
                                   Palo Alto, CA 94301
                                   attn: James L. Weber
                                   Tel: (650) 462-6065
                                   Fax: (650) 462-6191

                                   Notices to be sent to:

                                   Comerica Bank - California
                                   Peninsula Banking Group
                                   250 Lytton Avenue
                                   Palo Alto, CA 94301
                                   attn: James L. Weber
                                   Tel: (650) 462-6065
                                   Fax: (650) 462-6191

                                   With a copy to:

                                   Cooley Godward LLP
                                   Five Palo Alto Square
                                   3000 El Camino Real
                                   Palo Alto, California 94306-2155
                                   Attn: Kristie Richardson, Esq.

                                       56.

                                List of Exhibits

Exhibit A       -     Borrowing Base Certificate

Exhibit B       -     Compliance Certificate

Exhibit C       -     Deposit Account Control Agreement

Exhibit D       -     IP Security Agreement

Exhibit E       -     Legal Opinion

Exhibit F       -     Lockbox Agreement

Exhibit G       -     Notice of Borrowing

Exhibit H-1     -     Revolving Note

Exhibit H-II    -     Term Note

Exhibit I       -     Pledge Agreement

Exhibit J       -     Security Agreement

Exhibit K       -     Solvency Certificate

Exhibit L       -     Subordination Agreement

Exhibit M       -     Subsidiary Guaranty

Exhibit N       -     Subsidiary Security Agreement

                                                                       Exhibit D

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

     This Intellectual Property Security Agreement ("Agreement") is made as of March 29, 2002, by and between Dovebid, INCNC., a Delaware corporation ("Grantor"), and Comerica Bank-California ("Bank").

                                    Recitals

     A. Bank has agreed to lend to Grantor certain funds (the "Loans"), and Grantor desires to borrow such funds from Bank pursuant to the terms of a Senior Secured Credit Agreement dated of even date herewith by and between Grantor and Bank (as the same may from time to time be amended, modified, supplemented or restated from time to time, the "Credit Agreement").

     B. Pursuant to the terms of a Security Agreement dated of even date herewith by and between Grantor and Bank (as the same may be amended, modified, supplemented or restated from time to time, the "Security Agreement"), Grantor has granted to Bank, a security interest in all of Grantor's right, title and interest in, to or under all of Grantor's assets.

     C. In order to induce Bank to make the Loans, Grantor has agreed to assign certain intangible property to Bank for purposes of securing the obligations of Grantor to Bank.

     Now, Therefore, the parties hereto agree as follows:

     1. Definitions. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Security Agreement.

     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantor's present or future indebtedness, obligations and liabilities to Bank under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), Grantor hereby assigns, transfers, conveys and grants a security interest to Bank, as collateral security, in and to Grantor's entire right, title and interest in, to and under the following, now or hereafter existing, created, acquired or held by Grantor (all of which shall collectively be called the "Intellectual Property Collateral"):

          (a) Any and all Copyright and Copyright Licenses, including, without limitation, those set forth on Exhibit A attached hereto and incorporated herein by this reference;

          (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products;

          (c) Any and all design rights which may be available to Grantor;

          (d) Any and all Patents and Patent Licenses, including, without limitation, those set forth on Exhibit B attached hereto and incorporated herein by this reference;

                                       1.

          (e) Any and all Trademarks and Trademark Licenses, and the entire goodwill of the business of Grantor connected with and symbolized by all such Trademarks, including, without limitation, those set forth on Exhibit C attached hereto and incorporated herein by this reference;

          (f) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

          (g) All other licenses or other rights to use any of the Intellectual Property, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

          (h) All amendments, renewals and extensions of any of the Intellectual Property; and

          (i) All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

     The security interest granted hereunder is granted in conjunction with the security interests granted to Bank under the Security Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement, the Credit Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Security Agreement, the Credit Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Agreement, the Security Agreement, the Credit Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

     3. Authorization and Request. Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this security interest.

     4. Covenants and Warranties. Grantor represents, warrants, covenants and agrees as follows:

          (a) Grantor is now the sole owner of the Intellectual Property Collateral;

          (b) Performance of this Agreement does not conflict with or result in a breach of any agreement to which Grantor is a party or by which Grantor is bound;

          (c) During the term of this Agreement, Grantor will not sell, transfer, assign or otherwise encumber any interest in the Intellectual Property Collateral, other than with respect to Permitted Liens;

          (d) To its knowledge, (i) each of the Patents is valid and enforceable, and there is no Intellectual Property which has been judged invalid or unenforceable, in whole or in part, and (ii)

                                       2.

no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party;

          (e) Grantor shall promptly advise Bank of any material changes in the composition of the Intellectual Property Collateral, including but not limited to any subsequent ownership right of Grantor in or to any Intellectual Property not specified in this Agreement;

          (f) Consistent with prudent business practice, Grantor shall (i) protect, defend and maintain the validity and enforceability of the Intellectual Property, (ii) use commercially reasonable efforts to detect infringements of the Intellectual Property and promptly advise Bank in writing of material infringements detected, and (iii) not allow any of its Intellectual Property to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which consent shall not be unreasonably withheld, delayed or conditioned;

          (g) Grantor shall promptly register the most recent version of Grantor's Copyrights necessary for the ordinary conduct of Grantor's business, if not so already registered and shall, from time to time, execute and file such other instruments, and take such further actions as Bank may reasonably request from time to time to perfect or continue the perfection of Bank's interest in the Intellectual Property Collateral;

          (h) This Agreement, creates, and in the case of after-acquired Intellectual Property Collateral, will create at the time Grantor first has rights in such after-acquired Intellectual Property Collateral, in favor of Bank, a valid and, assuming Bank properly perfects, perfected, first priority security interest in the Intellectual Property Collateral in the United States securing the payment and performance of the Secured Obligations upon making the filings referred to in Section 4(i) below, subject only to Permitted Liens;

          (i) To its knowledge, except for, and upon, the filings with, as applicable, (1) the United States Patent and Trademark Office, (2) the Register of Copyrights and (3) the UCC Division of the applicable office of the Secretary of State, necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (a) for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Grantor in the United States or (b) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder;

          (j) All information heretofore, herein or hereafter supplied to Bank by or on behalf of Grantor with respect to the Intellectual Property Collateral is accurate and complete in all material respects;

          (k) Grantor shall not enter into any agreement that would materially impair or conflict with Grantor's obligations hereunder without Bank's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor's rights and interests in any property

                                       3.

included within the definition of the Intellectual Property Collateral acquired under such contracts; and

          (l) Upon any executive officer of Grantor obtaining actual knowledge thereof, Grantor will promptly notify Bank in writing of any event that materially adversely affects the value of the Intellectual Property Collateral, the ability of Grantor to dispose of any Intellectual Property Collateral or the rights and remedies of Bank in relation thereto, including the levy of any legal process against any of the Intellectual Property Collateral.

     5. Bank's Rights. Bank shall have the right, but not the obligation, to take, at Grantor's sole expense, any actions that Grantor is required under this Agreement to take but which Grantor fails to take, after three (3) Business Days' written notice to Grantor. Grantor shall reimburse and indemnify Bank for all costs and reasonable expenses incurred in the exercise of its rights under this Section 5.

     6.   Further Assurances; Attorney in Fact.

          (a) On a continuing basis, Grantor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may be requested by Bank, to perfect Bank's security interest in all Intellectual Property, and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Bank the grant or perfection of a security interest in all Intellectual Property Collateral.

          (b) Grantor hereby irrevocably appoints Bank as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in Bank's discretion, to take any action and to execute any instrument which Bank may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including (i) to modify, in its discretion, this Agreement without first obtaining Grantor's approval of or signature to such modification by amending Exhibit A, Exhibit B or Exhibit C hereof, as appropriate, to include reference to any material right, title or interest in any Intellectual Property acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which Grantor no longer has or claims any right, title or interest, (ii) to file, in its discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property Collateral without the signature of Grantor where permitted by law, and (iii) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the UCC; provided, that Bank agrees that it shall not exercise its powers as attorney-in-fact under this Section 6(b)(iii) except upon the occurrence and during the continuation of an Event of Default.

     7. Events of Default. The occurrence of any "Event of Default" as defined in the Credit Agreement shall constitute an "Event of Default" under this Agreement.

     8. Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank shall have the right to exercise all the remedies of a secured party under the UCC, including,

                                       4.

without limitation, the right to require Grantor to assemble the Intellectual Property Collateral and any tangible property in which Bank has a security interest and to make it available to Bank at a place reasonably designated by Bank. Bank shall have a nonexclusive, royalty free license or other right, solely pursuant to the provisions of this Section 8, to use, without charge, the Intellectual Property and any property of a similar nature as it pertains to the Intellectual Property Collateral, to the extent necessary to permit Bank to exercise its rights and remedies pursuant to this Section 8, including, without limitation, the completion of production, advertising for sale and the sale of any Intellectual Property Collateral and, in connection with Bank's exercise of its rights hereunder, Grantor's rights under all licenses and all franchise agreements shall inure to the benefit of Bank. Grantor will pay any expenses (including reasonable attorneys' fees) incurred by Bank in connection with the exercise of any of Bank's rights under this Agreement, including, without limitation, any expense reasonably incurred in disposing of the Intellectual Property Collateral. All of Bank's rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

     9. Successors and Assigns. This Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Bank hereunder, inure to the benefit of Bank and any future holder(s) of this Note and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to Bank hereunder.

     10. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     11. Termination of This Agreement. Subject to Section 10 above, this Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

     12. No Failure or Delay. No failure or delay on the part of Bank in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

     13. Amendments. Except as otherwise provided herein, this Agreement may be amended only by a written instrument signed by both parties hereto.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall

                                       5.

constitute but one and the same instrument. Each such Agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Grantor and Bank.

     15. California Law and Jurisdiction; Jury Waiver. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Grantor and Bank consent to the exclusive jurisdiction of any state or federal court located in California. GRANTOR AND BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE CREDIT AGREEMENT, THIS ASSIGNMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

     16. Conflict. In the event of a conflict between any term and/or provision contained in this Agreement with any term and/or provision contained in the Security Agreement, the term and/or provision of this Agreement shall govern.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       6.

     In Witness Whereof, the parties hereto have executed this Agreement on the day and year first above written.

                                       Grantor

                                       DoveBid, Inc.,
                                       a Delaware corporation

                                       By /s/ Anthony Capobianco
                                          --------------------------------------
                                       Printed Name: Anthony Capobianco
                                                     ---------------------------
                                       Title: Vice President and General Counsel
                                              ----------------------------------

                                       Address of Grantor
                                       ------------------

                                       1241 E. Hillsdale Blvd.
                                       Foster City, California  94404
                                       Attn:  Anthony Capobianco

                                       Bank

                                       Comerica Bank-California,

                                       By /s/ James L. Weber
                                          --------------------------------------
                                       Printed Name: James L. Weber
                                                     ---------------------------
                                       Title: First Vice President
                                              ----------------------------------

                                       Address of Bank
                                       ---------------

                                       Peninsula Banking Group
                                       250 Lytton Avenue
                                       Palo Alto, California 94301
                                       Attn:  James L. Weber
                                       Telephone:  (650) 462-6065
                                       Fax:  (650) 462-6191


                   [INTELLECTUAL PROBERTY SECURITY AGREEMENT]

                                                                       Exhibit G

                               NOTICE OF BORROWING

                                                          Date:  March ___, 2002


To:      Comerica Bank-California
         Peninsula Banking Group
         250 Lytton Avenue
         Palo Alto, California 94301
         Attn:  James L. Weber

Re: The Senior Secured Credit Agreement dated as of March 29, 2002 (as the same may from time to time be amended, modified, supplemented or restated, the "Credit Agreement"), by and between DoveBid, Inc., a Delaware corporation, and Comerica Bank-California (the "Bank")


Ladies and Gentlemen:

The undersigned refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives the Bank irrevocable notice, pursuant to Section 2.2.1 of the Credit Agreement, of the request for an Advance or Advances as specified herein:

         1. The Disbursement Date of the requested Advance(s) (which is a Business Day), is _______________, 2002.

         2. The aggregate amount of the requested Advance(s) is $__________________.

         3. The requested disbursement shall consist of the following Advance(s): [$_______________ for the Revolving Loan]; and [$_______________ for
the Term Loan].

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Disbursement Date of the requested Advance(s), before and after giving effect thereto and to the application of the proceeds therefrom:

                    (a) the representations and warranties of the undersigned Borrower contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

                    (b) no Event of Default has occurred and is continuing, or would result from such requested Advance(s); and

                    (c) the requested Advance(s) will not cause the aggregate principal amount of all outstanding Loans to exceed, as of the designated Disbursement Date, the Commitments, and the requested Advance(s) will not cause the aggregate principal amount of any Loan to exceed, as of the Disbursement Date, the Commitment for such Loan.

                                       1.

     4. [The account under which the requested Advance is to be deposited is account number _________ maintained at _________________________________.]


Borrower                               DoveBid, Inc.
                                       a Delaware corporation

                                       By: _____________________________________
                                       Printed Name: ___________________________
                                       Title: __________________________________

                                       2.

                                                                       Exhibit I

                                PLEDGE AGREEMENT

         This Pledge Agreement ("Pledge Agreement") dated as of March 29, 2002, is made by and between DoveBid, Inc., a Delaware corporation, with offices at 1241 E. Hillsdale Blvd., Foster City, California 94404 (the "Pledgor") in favor of Comerica Bank-California, with offices at 250 Lytton Avenue, Palo Alto, California 94301 (the "Bank").

                                    Recitals

         A. Substantially concurrently herewith the Pledgor and the Bank have entered into a Senior Secured Credit Agreement dated as of the date hereof (as the same from time to time may be amended, modified, supplemented or restated, the "Credit Agreement") pursuant to which the Bank has agreed to make certain advances of money and to extend certain financial accommodations to the Pledgor in the amounts and manner set forth in the Credit Agreement (collectively, the "Loans").

         B. The Pledgor is the record and beneficial owner of the shares of Stock shown on Schedule I attached hereto, which Schedule is incorporated herein by this reference and may be amended or supplemented pursuant to the terms of this Pledge Agreement (collectively, the "Pledged Shares").

         C. The Bank is willing to make the Loans to the Pledgor as set forth in the Credit Agreement, but only upon the condition, among others, that the Pledgor shall have executed and delivered this Pledge Agreement and the Pledged Collateral (as defined below) to the Bank in order to secure the Obligations under the Credit Agreement and the other Loan Documents.

                                    Agreement

         Now, Therefore, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor hereby represents, warrants, covenants and agrees as follows:

         1. Definitions. All capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement. In addition, the following terms not otherwise defined in the preamble or recitals of this Pledge Agreement shall have the following meanings:

         "Act" means the Securities Act of 1933, as amended.

         "Pledged Collateral" shall have the meaning set forth in Section 2(a), below.

         "Secured Obligations" shall have the meaning set forth in Section 2(a), below.

         2. Pledge.

            (a) As security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations arising under the Loan Documents, together with, without limitation, the prompt payment of all

                                       1.

expenses, including, without limitation, reasonable attorneys' fees incidental to the collection of the Obligations and the enforcement or protection of the Bank's Lien in and to the Collateral pledged hereunder, the Pledgor hereby pledges to the Bank, and grants to the Bank, for the benefit of the Bank, a security interest in all of the following (collectively, the "Pledged Collateral"), except as specifically provided in Section 6, below:

                    (i) the Pledged Shares owned or held by the Pledgor and the certificates representing the Pledged Shares, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                    (ii) all voting trust certificates held by the Pledgor evidencing the right to vote any Pledged Shares subject to any voting trust; and

                    (iii) all additional shares and voting trust certificates from time to time acquired by the Pledgor in any manner (which additional shares shall be deemed to be part of the Pledged Shares) except for shares issued or to be issued pursuant to an equity incentive plan or employment agreement, and the certificates representing such additional shares, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.

(The Obligations and all other obligations and covenants to be performed by the Pledgor in favor of the Bank, for the benefit of the Bank, including, without limitation, under the Credit Agreement, this Pledge Agreement or any other Loan Document, shall hereinafter from time to time be collectively referred to as the "Secured Obligations.")

         (b) The Bank's security interest in the Pledged Collateral shall be of first priority.

     3. Delivery of Pledged Collateral. The Pledgor shall deliver to the Bank concurrently with the execution hereof all certificates or other instruments representing or evidencing any Pledged Shares, accompanied by appropriate duly executed instruments of transfer or assignment (including, without limitation, stock powers) in blank, all in form and substance satisfactory to the Bank. Except as specifically provided in Section 6, below, the Pledgor shall receive all certificates, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares in trust for the Bank and shall immediately upon receipt deliver to the Bank such certificates, cash, instruments, and other property and proceeds, together with any necessary endorsement.

     4. Representations and Warranties. The Pledgor hereby represents and warrants to the Bank as follows:

             (a) The Pledgor is the sole holder of record and the sole beneficial owner of the Pledged Collateral pledged to the Bank by the Pledgor under Section 2 of this Pledge Agreement, free and clear of any Lien thereon or affecting that title thereto, except for (i) the Lien created by this Pledge Agreement, and (ii) the Permitted Liens.

                                       2.

             (b) None of the Pledged Shares has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject with respect to which such transfer could with reasonable likelihood result in or have a Material Adverse Effect.

             (c) No consent, approval, authorization or other order of any Person and no consent or authorization of any governmental authority or regulatory body is required to be made or obtained by the Pledgor either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by the Pledgor; or (ii) for the exercise by the Bank of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

             (d) The pledge, grant of a security interest in, and delivery of the Pledged Collateral pursuant to this Pledge Agreement, will create a valid first priority Lien on and in the Pledged Collateral pledged by the Pledgor, and the proceeds thereof, securing the payment of the Secured Obligations assuming
(i) continued possession of the Pledged Shares by the Bank and (ii) that the Bank has no notice prior to or on the date of delivery of such Pledged Shares of an adverse claim within the meaning of the UCC.

             (e) This Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid, and binding obligation of the Pledgor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

             (f) All information with respect to the Pledged Collateral set forth in any schedule, certificate or other writing at any time furnished by the Pledgor to the Bank, and all other written information at any time furnished by the Pledgor to the Bank, is and shall be true and correct in all material respects as of the date furnished.

             (g) Schedule III to this Pledge Agreement sets forth a list of each U.S. Subsidiary of the Pledgor, together with its jurisdiction of organization, the authorized and issued stock of each such U.S. Subsidiary, by class and number and including the holders of such stock and the percentage of each class legally owned or to be owned by such holders as of the date hereof and on a fully diluted basis.

             (h) The address of the location of the records of the Pledgor concerning the Pledged Collateral and the address of the Pledgor's principal place of business and chief executive office is set forth in Schedule I to this Pledge Agreement.

         The Pledgor covenants, warrants, and represents to the Bank that all representations and warranties contained in this Pledge Agreement shall be true at the time of the Pledgor's execution of this Pledge Agreement, and shall continue to be true until the Secured Obligations have been paid or otherwise satisfied in full.

                                       3.

     5. Covenants of Pledgor. The Pledgor covenants and agrees that until the Secured Obligations have been paid and performed in full or otherwise terminated pursuant to Section 8, below:

             (a) Without the prior written consent of the Bank, the Pledgor shall not sell, assign, transfer, pledge, or otherwise encumber any of the Pledgor's rights in or to the Pledged Collateral pledged by the Pledgor or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien therein except as otherwise permitted by this Pledge Agreement.

             (b) The Pledgor shall, at the Pledgor's own expense, promptly execute, acknowledge, and deliver all such instruments and take all such action as the Bank from time to time may reasonably request in order to ensure to the Bank the benefits of the Lien in and to the Pledged Collateral intended to be created by this Pledge Agreement.

             (c) The Pledgor shall maintain, preserve and defend the title to the Pledged Collateral and the Lien of the Bank thereon against the claim of any other Person.

             (d) The Pledgor shall, upon obtaining any additional shares of Stock or other equity interest of any U.S. Subsidiary not evidenced on Schedule I attached hereto, promptly (and in any event within three (3) Business Days) deliver to the Bank all share certificates and voting trust certificates respecting such Stock, and deliver to the Bank a Pledge Amendment duly executed by the Pledgor, substantially in the form of Schedule II attached hereto, which is incorporated herein by this reference (a "Pledge Amendment"), and executed instruments of transfer or assignment (including, without limitation, stock powers), executed in blank, in respect of the additional shares of stock which are to be pledged pursuant hereto. The Pledgor hereby authorizes the Bank to attach each such Pledge Amendment hereto and agrees that all shares listed on any Pledge Amendment delivered to the Bank shall for all purposes hereunder be considered Pledged Collateral.

             (e) Subject to the provisions of Section 5(f), the Pledgor shall keep at its address indicated on Schedule I all its records concerning the Pledged Collateral.

             (f) The Pledgor shall furnish the Bank such information concerning the Pledged Collateral as the Bank may from time to time reasonably request, and will permit the Bank and its designees, from time to time during normal business hours, to inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Pledgor which pertain to the Pledged Collateral, and shall upon the request of the Bank, deliver to the Bank copies of all of such records and papers.

     6. Pledgor' Rights. So long as no Event of Default shall have occurred and be continuing:

             (a) The Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Pledge Agreement and the Credit Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Bank in respect of the Pledged Collateral.

                                       4.

             (b) The Pledgor shall be entitled, from time to time, to collect and receive for the Pledgor' own use, and shall not be required to pledge pursuant to Section 2 above, any cash dividends paid in respect of the Pledged Shares, except such dividends or distributions as are prohibited under the Credit Agreement or any other Loan Document; provided, however, that until actually paid, all rights to any such permitted dividends or distributions shall remain subject to the Lien created by this Pledge Agreement. All dividends or distributions (other than such cash dividends or distributions as are permitted to be paid to the Pledgor in accordance with this clause (b)) and all other distributions in respect of any of the Pledged Shares of the Pledgor whenever paid or made, shall be delivered to the Bank to hold as Pledged Collateral and shall, if recovered by the Pledgor, be received in trust for the benefit of the Bank, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Bank as Pledged Collateral.

     7.  Defaults and Remedies.

         7.1 Events of Default. It shall be an "Event of Default" hereunder upon the occurrence of any one or more of the following events:

             (a) The occurrence of an Event of Default under or as defined in the Credit Agreement; or

             (b) Any representation or warranty of the Pledgor made under this Pledge Agreement or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false, misleading or incomplete in any material respect when made; or

             (c) The Pledgor fails or neglects to perform, keep or observe in any material respect any covenant or provision of this Pledge Agreement and the same has not been cured to the Bank's satisfaction within ten (10) Business Days after the Pledgor shall become aware thereof, whether by written notice from the Bank or otherwise.

         7.2 Remedies. Upon the occurrence of an Event of Default and so long as the same shall be continuing and provided that such Event of Default is not waived by the Bank or as otherwise required by the Credit Agreement:

             (a) All or any portion of the Secured Obligations may, at the option of the Bank and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable.

             (b) The Bank (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon from and after such date, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice the Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though the Bank was the outright owner

                                       5.

thereof, the Pledgor hereby irrevocably constituting and appointing the Bank the proxy and attorney-in-fact of the Pledgor, with full power of substitution (which appointment is coupled with an interest) to take all such actions permitted hereunder or otherwise permitted by law; provided, however, the Bank shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at such location as the Bank may reasonably select, and the Bank may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but the Bank reserves the right to reject any and all bids at such sale which it, in its sole discretion, shall deem inadequate. Except as otherwise provided herein, the Pledgor hereby waives demand of performance, notices of sale, advertisements, and the presence of the Pledged Collateral at any sale thereof. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Bank.

                    (c) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid shall be inadequate to discharge in full all the Secured Obligations if there be but one sale, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Bank, in its sole discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, the Bank may, on one or more occasions and in its sole discretion, postpone any of said sales by public announcement at the time of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that if a sale is postponed for more than sixty (60) days, the Bank shall re-notice the Pledgor of any subsequent sale of the affected Pledged Collateral in accordance with
Section 7.2(b), above.

                    (d) In the event of any sales hereunder, the Bank shall, after deducting all reasonable costs or expenses of every kind (including, without limitation, reasonable attorneys' fees, costs and other reasonable legal expenses) for care, safekeeping, collection, sale, delivery, or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Secured Obligations in accordance with the agreements and instruments governing and evidencing such Secured Obligations, returning the surplus, if any, to the Pledgor or to whomsoever may be lawfully entitled to receive the same. The Bank shall, in no event, be required to pay, in the aggregate taking into account all other payments made to the Pledgor under this
Section 7.2(d), more than the total value of such surplus, as reasonably determined by the Bank, and the Bank shall not be responsible for the apportionment or payment of any surplus to the Pledgor except to the Pledgor pursuant to this Section 7.2(d).

                    (e) If, at any time when the Bank shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, the Bank may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Bank may deem necessary or advisable, but subject to applicable law and the other requirements of this Section 7, and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Bank may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such

                                       6.

Pledged Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 7, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Bank shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Bank may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

                    (f) The Pledgor agrees that a breach of any covenants contained in this Section 7 will cause irreparable injury to the Bank, that the Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 7 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.

         8. Termination. Immediately following the full and complete payment, in cash, of all the Secured Obligations, the Bank shall deliver to the Pledgor the Pledged Collateral pledged by the Pledgor at the time subject to this Pledge Agreement and all instruments of assignment executed in connection therewith, free and clear of the Lien hereof, and, except as otherwise provided herein, all of the Pledgor's obligations hereunder shall at such time terminate.

         9. Miscellaneous.

            9.1 Entire Agreement. This Pledge Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

            9.2 Assignability. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor and the Bank, and their respective successors and assigns as permitted under the Credit Agreement, except that the Pledgor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank.

            9.3 Notices. All notices and communications provided for hereunder shall be given in the manner provided for in the Credit Agreement.

            9.4 No Assumption. This Pledge Agreement is executed and delivered to the Bank for collateral security purposes only. Notwithstanding anything herein to the contrary:

               (a) The Pledgor shall remain liable under the contracts and agreements included in the Pledged Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Pledge Agreement had not been executed;

                                       7.

                    (b) the exercise by the Bank of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations under any such contracts or agreements included in the Pledged Collateral; and

                    (c) The Bank shall not have any obligation or liability under any such contracts or agreements included in the Pledged Collateral by reason of this Pledge Agreement, nor shall the Bank be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            9.5 No Waiver; Amendments. No failure on the part of the Bank to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the other Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Pledge Agreement may not be amended or modified except by written agreement between the Pledgor and the Bank, and no consent or waiver hereunder shall be valid unless in writing and signed by the Bank.

            9.6 Severability. If any provision of this Pledge Agreement is held to be unenforceable for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Pledge Agreement shall be deemed valid and enforceable to the full extent possible.

            9.7 Governing Law. This Pledge Agreement has been delivered to the Bank and accepted by the Bank in the State of California. This Pledge Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California as applicable to contracts made and performed in such state, without giving effect to any conflict of laws principle or rule that might require the application of the laws of another jurisdiction.

                  [Remainder of page intentionally left blank]

                                       8.

         IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed as of the date first written above.

                                            PLEDGOR:

                                            DoveBid, Inc.,
                                            a Delaware corporation


                                            By: ________________________________
                                            Printed Name: ______________________
                                            Title: _____________________________

                                                                       Exhibit J

                               SECURITY AGREEMENT


     This Security Agreement dated as of March 29, 2002 ("Security Agreement") is made by DoveBid Valuation Services, Inc., a California corporation ("DVS"), DoveBid Management Services, Inc., a Delaware corporation ("DMS"), and each of the U.S. Subsidiaries that become party hereto in accordance with Section 13.5 (separately and collectively "Grantor"), in favor of Comerica Bank - California ("Bank").

                                    Recitals

     A. Bank and DoveBid, Inc., a Delaware Corporation (the "Borrower") have entered into a Senior Secured Credit Agreement dated as of even date herewith (as the same may from time to time be amended, modified, supplemented or restated from time to time, the "Credit Agreement"), providing for the making of the Revolving Loan and the Term Loan as contemplated therein (collectively, the "Loans").

     B. Each Grantor is a U.S. Subsidiary of the Borrower.

     C. Each Grantor has executed a Guaranty in favor of Bank dated as of even date herewith.

     D. It is a condition to the making of the Loans under the Credit Agreement that the Grantors shall have executed and delivered this Security Agreement.

                                    Agreement

     Now, Therefore, in order to induce Bank to enter into the Credit Agreement, to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, each Grantor hereby represents, warrants, covenants and agrees as follows:

     1. Defined Terms. Unless otherwise defined herein, (a) the capitalized terms defined in the Credit Agreement are used herein as therein defined and (b) the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

     "Account" means and includes any "account," as such term is defined in
Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest and, in any event, shall include any account receivable, book debt and other form of right to payment of monetary obligations now owned or hereafter acquired or received by or belonging or owing to Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest (including under any trade name, style or division thereof), whether or not earned by performance, whether arising out of (a) property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of or services rendered or to be rendered by Grantor, (b) any policy of insurance issued or to be issued (including any health-care-insurance receivable, as such term is defined in the UCC), (c) contingent obligation or other secondary obligation incurred or to be incurred, (d) energy

                                       1.

provided or to be provided, (e) the use or hire of a vessel under a charter or other contract, (f) the use of a credit or charge card or information contained in or for use with such card or (g) winnings in a lottery or other game of chance operated, sponsored, licensed or authorized to be operated by any governmental authority, and shall further include any of Grantor's rights or interests to or in any property represented by any of the foregoing (including unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Grantor under or other proceeds of any purchase order and contract for the sale, lease, license, assignment or other disposition of property or the rendering of services or both by Grantor (whether or not yet earned by performance on the part of Grantor or in connection with any other transaction), and any collateral security or guaranty of any kind given by any person with respect to any of the foregoing.

     "Account Debtor" means a person obligated on an Account, Chattel Paper or General Intangible, but does not include a person obligated to pay on or under an Instrument, even if such Instrument constitutes a part of Chattel Paper.

     "Chattel Paper" means and includes any "chattel paper," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any records of Grantor evidencing both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods or a lease of specific goods and license of software used in the goods, and any such records consisting of information stored in an electronic medium.

     "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

     "Commercial Tort Claims" means any claim arising in tort now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     "Commodity Account" means and includes any "commodity account," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     "Contracts" means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

     "Copyright License" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder)

                                       2.

including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

     "Copyrights" means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Grantor) by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Grantor) or acquired by Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

     "Deposit Account" means and includes any "deposit account" as such term is defined in Article 9 of the UCC, and shall include, in any event, any demand, time, savings, passbook or similar account now or hereafter maintained with a bank or other organization engaged in the business of banking, including any savings bank, savings and loan association, credit union or trust company in which Grantor now holds or hereafter acquires or receives any right or interest, and any cash or other monies, funds or amounts therein, whether or not restricted or designated for a particular purpose, but excluding all Investment Property and Accounts evidenced by an Instrument.

     "Documents" means and includes any "documents," as such term is defined in
Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any negotiable documents of title, including any warehouse receipt, dock receipt or bill of lading issued by any person with respect to any Inventory, whether in written or electronic form.

     "Equipment" means and includes any "equipment," as such term is defined in
Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any machinery, equipment, furnishing, truck or other vehicle, boat, tractor, trailer, railcar or other rolling stock, aircraft, aircraft engine, avionic, tank, pump, filter, generator, computer or other electronic data-processing equipment, terminal, printer or related component or accessory, photocopier, telephonic, video or other office equipment of any nature whatsoever, laboratory equipment, printing, sorting, inserting, packaging, mailing or shipping, and other office, production, and warehouse equipment of any nature or kind whatsoever, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessions installed thereon or affixed thereto.

                                       3.

     "Event of Default" means any "Event of Default" as defined in the Credit Agreement.

     "Fixtures" means and includes any "fixtures," as such term is defined in
Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, regardless of where located, any of the fixtures, systems, machinery, apparatus, equipment or fittings of any kind or nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, including sign, escalator, elevator, any heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning or air cooling, refrigerating, food preparation, incinerating or power, loading or unloading, boilers, communication, switchboard, tank, pump, filter, sprinkler or other fire prevention or extinguishing fixture, system, machinery, apparatus or equipment, and any engine, motor, dynamo, machinery, pipe, pump, tank, conduit or duct constituting a part of any of the foregoing, together with all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

     "General Intangible" means and includes any "general intangible," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Contract (including any License), Copyright, Trademark, Patent or other Intellectual Property, payment intangible, interest in a partnership, limited liability company, joint venture or other business association, books and records, ledger card, file, correspondence, computer program, tape, disk and related data processing software that at any time evidences or contains information relating to any of the Collateral, permit, goodwill (including the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), insurance policy or any claim in or under any policy of insurance (including unearned premiums), chose in action, judgment taken or any rights or claims included in the Collateral, cash and other forms of money or currency, right to sue for past, present and future infringement of any Copyright, Trademark, or Patent, right to any tax refund of any kind from any governmental authority, any right to receive the proceeds of any indemnity, warranty (including any manufacturer's warranty) or guaranty (including any performance guaranty) in favor of Grantor, any claim of Grantor arising out of any breach or default under any Contract (including any License) or claim for damages arising out of such breach or default and right of Grantor to terminate, amend, supplement, modify or exercise rights, options or remedies under any Contract (including any License).

     "Instrument" means and includes any "instrument," as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, whether in written or electronic form, and shall include, in any event, any negotiable instrument or other writing that evidences a right to the payment of a monetary obligation, is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment and which otherwise is not itself Investment Property, a security agreement or lease comprising part of Chattel Paper, a

                                       4.

letter of credit or a writing evidencing a right to payment arising out of the use of a credit or charge card or information contained on or for use with any such card.

     "Intellectual Property" means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

     "Inventory" means and includes any "inventory," as such term is defined in
Article 9 of the UCC, wherever located, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any inventory, good or other personal property which is held by or on behalf of Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Grantor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Bank from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Grantor or is held by Grantor or by others for Grantor's accounts, including all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

     "Investment Property" means and includes any "investment property," as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any certificated security, uncertificated security, security entitlement, Securities Account, commodity contract, Commodity Account or financial asset, as each such term is defined in Article 9 of the UCC.

     "Letter-of-Credit Right" means any right now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in each case to payment or performance under a letter of credit (as such term is defined in Article 5 of the UCC), whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

     "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing.

                                       5.

     "Patent License" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

     "Patents" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

     "Payment Intangibles" means and includes any "payment intangible" as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     "Permitted Liens" mean (a) Liens and encumbrances in favor of the Bank; (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which is being contested in good faith by appropriate proceedings and, if requested by the Bank, bonded in an amount and manner satisfactory to the Bank; (c) Liens, not delinquent, created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;(d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations up to Fifty Thousand Dollars ($50,000) in the aggregate outstanding at any time incurred in good faith in the ordinary course of business that are not yet due and payable; (e) encumbrances consisting of existing or future zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restrictions or existing or future public restrictions on the use of real property, none of which materially impairs the use of such property in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use, and which have been approved in writing by the Bank; (f) Liens in connection with Equipment leases; and (g) existing Liens described on Schedule A attached to this Agreement.

     "Proceeds" means and includes any "proceeds," as such term is defined in
Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any and all (a) Accounts, Chattel Paper, Instruments, Investment Property, cash or other forms of money, currency or funds or other property of any nature, type or land whatsoever payable to or renewable by Grantor from time to time in respect of the Collateral, including upon the sale, lease, license, exchange or other disposition of any Collateral,
(b) proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Collateral, including by reason of the loss, nonconformity or interference with the use of, defects

                                       6.

or infringement of rights in, or damage to, any of the Collateral, (c) payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (d) claims of Grantor against third parties arising out of the loss, nonconformity, interference with the use of, defects or infringements of rights in, or damage to, any of the Collateral, including any claim (i) for past, present or future infringement of any Patent or Patent License, Copyright or Copyright License or
(ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (e) certificates, dividends, cash, Instruments or other forms of money, currency or funds and other Property received or distributed in respect of or in exchange for any Investment Property, (f) cash or other forms of money, currency or funds and other proceeds received under and in respect of any letter of credit or other support obligation, (g) rights arising out of any of the Collateral, and
(h) other property of any nature, type or kind whatsoever from time to time paid or payable under or in connection with, collected on, or distributed on account of, any of the Collateral.

     "Promissory Notes" means and includes any "promissory notes" as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     "Secured Obligations" means (a) the obligation of Borrower to repay Bank all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Loans, (b) the obligation of Grantor to pay any fees, costs and expenses of Bank under the Credit Agreement or under Section 8(d) hereof and (c) all other indebtedness, liabilities and obligations of Grantor or Borrower to Bank, whether now existing or hereafter incurred, and whether created under, arising out of or in connection with any written agreement or otherwise.

     "Securities Account" means and includes any "securities account," as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     "Security Agreement" means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

     "Supporting Obligations" means and includes any "supporting obligations" as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     "Trademark License" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

     "Trademarks" means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names,

                                       7.

business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "Marks"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

     "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of California (and each reference in this Security Agreement to an Article thereof (denoted as a Division of the UCC as adopted and in effect in the State of California) shall refer to that Article (or Division, as applicable) as from time to time in effect; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Bank's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

     2. Grant of Security Interest. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Bank to cause the Loans to be made, each Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Bank, and hereby grants to Bank, a security interest in all of Grantor's right, title and interest in, to and under the following, whether now owned or hereafter acquired, (all of which being collectively referred to herein as the "Collateral"):

          (a)  All Accounts of Grantor;

          (b)  All Chattel Paper of Grantor;

          (c)  All Commercial Tort Claims of Grantor;

          (d)  All Contracts of Grantor;

          (e)  All Deposit Accounts of Grantor;

          (f)  All Documents of Grantor;

          (g)  All Equipment of Grantor;

                                       8.

          (h) All Fixtures of Grantor;

          (i) All General Intangibles of Grantor, including, without limitation, Payment Intangibles, all Copyrights, Patents, Trademarks, Licenses, designs, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how, models and data;

          (j) All Instruments of Grantor, including, without limitation, Promissory Notes;

          (k) All Inventory of Grantor;

          (l) All Investment Property of Grantor;

          (m) All Letter-of Credit Rights of Grantor;

          (n) All Supporting Obligations of Grantor;

          (o) All property of Grantor held by Bank, including, without limitation, all property of every-description now or hereafter in the possession or custody of or in transit to Bank for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

          (p) All other goods and personal property of Grantor, excluding foreign stock, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and

          (q) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

     Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not include any leased Equipment.

     3. Authorization to File. Bank may at any time and from time to time file financing statements, continuation statements (including "in lieu" continuation statements) and amendments thereto that describe the Collateral as all assets of Grantor or words of similar effect and which contain any other information required by Part 5, Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor. Grantor agrees to furnish any such information to Bank promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Bank on behalf of Grantor and may be filed at any time in any appropriate jurisdiction.

     4. Rights of Bank; Collection of Accounts.

          (a) Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts and each

                                       9.

of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Bank shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to Bank of a lien therein or the receipt by Bank of any payment relating to any Contract or License pursuant hereto, nor shall Bank be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Bank authorizes Grantor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and Bank may, upon the occurrence and during the continuance of any Event of Default and without notice to Grantor, limit or terminate said authority at any time. If required by Bank in writing at any time during the continuance of any Event of Default, any Proceeds, when first collected by Grantor, received in payment of such Accounts or in payment for any Inventory or on account of any of the Contracts or Licenses shall be promptly deposited by Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by Bank subject to withdrawal by Bank only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by Grantor for and as Bank's property, and shall not be commingled with Grantor's other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuance of any Event of Default, Bank may, in its sole discretion, apply all or a part of the funds on deposit in said special account to the principal of or interest on, or both, in respect of any of the Secured Obligations in accordance with Section 8(f) below. Upon the occurrence and during the continuance of any Event of Default, at the request of Bank, Grantor shall deliver all original and other documents evidencing and relating to the sale or delivery of such Inventory and the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

          (c) Bank may at any time, upon the occurrence and during the continuance of any Event of Default, upon notice to Grantor, obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to Bank, and that payments shall be made directly to Bank. Upon the request of Bank, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, Bank may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Bank's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

                                      10.

       5. Representations And Warranties. Each Grantor hereby represents and warrants to Bank that:

               (a) Except for the security interest granted to Bank under this Security Agreement, Grantor is the sole legal and equitable owner or, has the power to transfer or, as to Intellectual Property licensed from other persons, licensee of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto or the power to transfer, free and clear of any and all Liens, except for Permitted Liens.

               (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Bank pursuant to this Security Agreement, except for Permitted Liens.

               (c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, assuming Bank properly perfects, Bank has a fully perfected first priority security interest in all of the Collateral, in which Grantor now has rights. This Security Agreement will create a legal and valid and, assuming Bank properly perfects, fully perfected first priority security interest in the Collateral in which Grantor later acquires rights, when Grantor acquires those rights, subject only to Permitted Liens.

               (d) Each Grantor's taxpayer identification number is, and chief executive office, principal place of business, and the place where such Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. The State under whose law each Grantor was organized is set forth on the signature page hereof. The Collateral, other than Deposit Accounts, Securities Accounts, Commodity Accounts, and motor vehicles and other mobile goods of the type contemplated in Section 9103(3)(a) of the UCC, is presently located at the addresses set forth on Schedule B attached hereto. Grantor shall not change its taxpayer identification number, jurisdiction of organization or such chief executive office, principal place of business or remove or cause to be removed, the records concerning the Collateral from those premises without prior written notice to Bank or except as expressly permitted by the Credit Agreement.

               (e) All Collateral of Grantor existing as of the date hereof with respect to which a security interest may be perfected by the Bank's taking possession thereof, including, without limitation, all Chattel Paper, Instruments or Investment Property comprising certificated securities is set forth on Schedule C attached hereto. All action requested by Bank to protect and perfect such security interest in each item set forth on Schedule C, including the delivery of all originals thereof, duly endorsed to Bank, has been duly taken. The security interest of Bank in Grantor' Collateral listed on Schedule C is prior in right and interest to all other Liens and is enforceable as such against creditors of and purchasers from Grantor.

               (f) The amount represented by Grantor to Bank from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of Grantor shall at

                                      11.

such time in all material respects be the correct amount actually and unconditionally owing by such Account Debtors thereunder.

               (g) The name and address of each depository institution at which each Grantor maintains any Deposit Account and the account number and account name of each such Deposit Account is listed on Schedule D attached hereto. The name and address of each securities intermediary or commodity intermediary at which each Grantor maintains any Securities Account or Commodity Account and the account number and account name is listed on Schedule D attached hereto. Grantor agrees to amend Schedule D from time to time within five (5) Business Days after opening any additional Deposit Account, Securities Account or Commodity Account, or closing or changing the account name or number on any existing Deposit Account, Securities Account, or Commodity Account.

               (h) Grantor is the sole holder of record and the sole beneficial owner of all certificated securities and uncertificated securities pledged to Bank by such Grantor under Section 2 of this Security Agreement, free and clear of any adverse claim, as defined in Section 8102(a)(1) of the UCC, except for the Lien created in favor of Bank by this Security Agreement.

               (i) None of the Investment Property of Grantor has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

               (j) All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses now owned, held or in which Grantor otherwise has any interest are listed on Schedule E attached hereto. Grantor shall amend Schedule E from time to time within thirty (30) Business Days after the filing of any application for a Patent, Trademark or Copyright or the issuance of any Patent or registration of any Trademark or Copyright to reflect any additions to or deletions from this list. Except as set forth on Schedule E, none of the Patents, Trademarks or Copyrights has been licensed to any third party.

         6. Covenants. Each Grantor jointly and severally covenants and agrees with Bank that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

                6.1 Grantor shall be subject to the terms and conditions of the covenants set forth in Sections 7.1.10, 7.3, 7.4, 7.5, 7.14, 8.10, 8.19,
8.20 and 8.21 of the Credit Agreement to the same extent as if such covenants were applicable to Grantor.

                6.2 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Bank, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Bank may reasonably request to obtain the full benefits of this Security Agreement, including, without limitation, (a) securing all consents and approvals necessary or appropriate for the grant of a security interest to Bank in any Contract or License held by Grantor or in which Grantor has any right or interest not heretofore assigned, (b) executing, delivering and causing to be filed any financing or continuation statements under

                                      12.

the UCC with respect to the security interests granted hereby, (c) filing or cooperating with Bank in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, or any actions, filings, recordings or registrations in any foreign jurisdiction or under any international treaty, required to secure or protect Bank's interest in Grantor's Collateral, (d) transferring Grantor's Collateral to Bank's possession (if a security interest in such Collateral can be perfected by possession), (e) placing the interest of Bank as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle, watercraft or other Equipment constituting Collateral owned by Grantor which is covered by a certificate of title (or similar evidence of ownership), (f) executing and delivering and causing the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement with respect to each new Deposit Account, Securities Account or Commodity Account or Letter-of-Credit Right in or to which Grantor has any right or interest in order to perfect the security interest created hereunder in favor of Bank (including giving Bank "control" over such Collateral within the meaning of the applicable provisions of Article 8 and Article 9 of the UCC), (g) at Bank's reasonable request, executing and delivering or causing to be delivered written notice to insurers of Bank's security interest in, or claim in or under, any policy of insurance (including unearned premiums) and (h) at Bank's reasonable request, obtaining acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located. Grantor also hereby authorizes Bank to file any such financing or continuation statement without the signature of any Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business shall be duly endorsed in a manner satisfactory to Bank and delivered to Bank promptly and in any event within five (5) Business Days of the applicable Grantor's receipt thereof.

               6.3 Maintenance of Records. Grantor shall keep and maintain at its own cost and expense commercially reasonable and accurate records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. If reasonably requested by Bank, all Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Comerica Bank-California under a certain Security Agreement dated as of March___, 2002, as the same may thereafter from time to time be amended, modified, supplemented or restated."

               6.4 Indemnification. In any suit, proceeding or action brought by or against Bank relating to any Account, Chattel Paper, Contract, General Intangible, Instrument or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument or Document, Grantor shall save, indemnify and keep Bank harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except as arising from Bank's gross negligence or willful misconduct,

                                      13.

and all such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Bank.

               6.4  Covenants Regarding Intellectual Property.

                    (a) Grantor shall notify Bank promptly if Grantor knows or has reason to know that any application or registration relating to any Copyright, Patent or Trademark which is material to the conduct of such Grantor's business may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court) regarding Grantor's ownership or license of any Copyright, Patent or Trademark which is material to the conduct of Grantor's business, its right to register the same, or to keep and maintain the same.

                    (b) Grantor shall take all commercially reasonable steps, consistent with prudent business practice, necessary to prevent any misuse, infringement, invalidation, misappropriation, unauthorized use or abandonment of its Copyrights, Patents, Trademarks or other Intellectual Property material to Grantor's business, whether owned or licensed. Grantor's efforts pursuant to this Section 6.5 shall include, but not be limited to: (i) establishing prudent security measures and procedures governing access to, and use of, property protected by Copyrights, Trademarks or Patents or of Intellectual Property owned or licensed by Grantor or developed by any Person on behalf of Grantor; (ii) establishing and maintaining in force any agreements with employees and consultants or any written terms of employment, as are customarily used in Grantor's industry for the protection of Intellectual Property; and (iii) vigorous enforcement of Grantor's rights in any Intellectual Property.

                    (c) In no event shall Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office, any Copyright with the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof unless it promptly, and in any event within thirty (30) Business Days, informs Bank and, upon request of Bank, executes and delivers any and all agreements, instruments, documents, and papers as Bank may request to evidence Bank's security interest in such Copyright, Patent or Trademark, including, without limitation, with respect to Trademarks, the goodwill of Grantor, relating thereto or represented thereby.

                    (d) Grantor shall, (i) promptly make application to register any copyrightable or patentable property or trade name or trademark of Grantor which is material to Grantor's business, including the most recent version of Grantor's existing Copyrights, if not so already registered; and (ii) take all necessary action to maintain and pursue each such application (and to obtain the relevant registration) and to maintain the registration of each of the Copyrights, Patents and Trademarks which is material to the conduct of Grantor's business, including, without limitation, the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

                    (e) In the event that any Copyright, Patent or Trademark is infringed, misappropriated or diluted by a third party, Grantor shall notify Bank promptly after Grantor

                                      14.

learns thereof and shall, unless Grantor shall reasonably determine that such Copyright, Patent or Trademark is not material to the conduct of Grantor's business sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.

     7. Bank's Appointment as Attorney-in-fact.

          (a) Subject to Section 7(b) below, Grantor hereby irrevocably constitutes and appoints Bank, and any officer or agent of Bank, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at Bank's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Bank the power and right, on behalf of Grantor, without notice to or assent by Grantor to do the following:

                    (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Bank for the purpose of collecting any and all such monies due under any Collateral whenever payable;

                    (ii) to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Bank and not Grantor; and

                    (iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Bank or as Bank shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Bank may deem appropriate, (7) license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent or Trademark throughout the world for such term or terms, on such conditions and in such

                                      15.

manner as Bank shall in its discretion determine and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Bank were the absolute owner thereof for all purposes, and to do, at Bank's option and Grantor's expense, at any time, or from time to time, all acts and things which Bank may reasonably deem necessary to protect, preserve or realize upon the Collateral and Bank's security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

          (b) Bank agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to Bank pursuant to this Section 7. Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 7 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.

          (c) The powers conferred on Bank hereunder are solely to protect Bank's interests in the Collateral and shall not impose any duty upon Bank to exercise any such powers. Bank shall not have any duty as to any Collateral, including any responsibility for (a) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or
(b) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not Bank has or is deemed to have knowledge of such matters. Failure of Bank to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

          (d) Grantor also authorizes Bank, at any time and from time to time upon the occurrence and during the continuance of any Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in Section 8 below, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (e) If Grantor fails to perform or comply with any of its agreements contained herein and Bank, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys' fees and costs, of Bank incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the per annum rate of interest charged on the Loans, shall be payable by Grantor to Bank within five (5) Business Days of demand and shall constitute Secured Obligations secured hereby.

     8. Rights and Remedies Upon Default.

                                       16.

          (a) After any Event of Default shall have occurred and while such Event of Default is continuing, Bank may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement and under any other Loan Document, all rights and remedies of Bank under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, ship, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Bank's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Grantor authorizes Bank, on the terms set forth in this Section 8 to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or lien which, in the opinion of Bank, appears to be prior or superior to its security interest. Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Grantor further agrees, at Bank's request, to assemble its Collateral and make it available to the Bank at places which Bank shall reasonably select, whether at Grantor's premises or elsewhere. Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 8(f), below, with Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Bank of any other amount required by any provision of law, need Bank account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Bank arising out of the repossession, retention or sale of the Collateral. Grantor agrees that Bank need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of its Collateral are insufficient to pay all amounts to which Bank is entitled from Grantor, Grantor also being liable for the reasonable attorney costs of any attorneys employed by Bank to collect such deficiency.

          (b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when Bank shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended, the "Act"), Bank may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such

                                      17.

circumstances as Bank may deem necessary or advisable, but subject to the other requirements of this Section 8(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event Bank may, in its discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act;
(ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 8(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Bank shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as Bank may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

          (c) Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Bank is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Bank be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

          (d) Grantor also agrees to pay all fees, costs and expenses of Bank, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

          (e) Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

          (f) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Bank in the following order of priorities:

          First, to Bank in an amount sufficient to pay in full the reasonable costs of Bank in connection with such sale, disposition or other realization, including all fees, costs, expenses,

                                      18.

liabilities and advances incurred or made by Bank in connection therewith, including, without limitation, reasonable attorneys' fees;

          Second, to Bank in an amount equal to the then unpaid Secured Obligations; and

          Finally, upon payment in full of the Secured Obligations, to the applicable Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

     9. Grant of License to Intellectual Property. For the purpose of enabling Bank to exercise its rights and remedies under Section 8 above, at such time as Bank shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Bank an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Copyright, Patent or Trademark, and to exercise any rights held by Grantor under any license or sublicense, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest, and wherever the same may be located, and including, without limitation, reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery, software and programs used for the compilation or printout thereof.

     10. Limitation on Bank's Duty in Respect of Collateral. Bank shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure of Bank to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Bank to do any act not so requested shall be deemed a failure to act reasonably.

     11. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                                       19.

    12. Miscellaneous.

          12.1  No Waiver; Cumulative Remedies.

          (a) Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

          (b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

          (c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Bank.

          12.2 Termination of this Security Agreement. Subject to Section 12 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

          12.3 Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Bank hereunder, inure to the benefit of Bank, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to Bank hereunder.

          12.4 Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of Grantor's State.

                  [remainder of page intentionally left blank]

                                       20.

     In Witness Whereof, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

Address of Grantor                     DoveBid Management Services, Inc.,
                                       a California corporation
1241 E. Hillsdale Blvd.
Foster City, California 94404
                                       By: ______________________________

                                       Printed Name: ____________________

                                       Title: ___________________________


Taxpayer Identification Number of      Jurisdiction of Organization of
Grantor                                Grantor

                                       California




Address of Grantor                     DoveBid Valuation Services, Inc.,
                                       a Delaware corporation

1241 E. Hillsdale Blvd.
Foster City, California 94404
                                       By: ______________________________

                                       Printed Name: ____________________

                                       Title: ___________________________


Taxpayer Identification Number of      Jurisdiction of Organization of
Grantor                                Grantor

                                       Delaware

                                       21.

Accepted and Acknowledged By:
Comerica Bank - California,


By: ____________________________

Printed Name: __________________

Title: _________________________

                                       22.

                                                                       Exhibit J

                               SECURITY AGREEMENT

     This Security Agreement dated as of March 29, 2002 ("Security Agreement") is made by DOVEBID, INC., a Delaware corporation ("Grantor"), in favor of Comerica Bank - California ("Bank").

                                    Recitals

     A. Pursuant to that certain Senior Secured Credit Agreement dated as of even date herewith (as the same may from time to time be amended, modified, supplemented or restated from time to time, the "Credit Agreement"), by and between Grantor and Bank, Bank has agreed to make certain advances of money and to extend certain financial accommodations to Grantor in the amounts and manner set forth in the Credit Agreement (collectively, the "Loans").

     B. Bank is willing to make and maintain the Loans to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to Bank this Security Agreement.

                                    Agreement

     Now, Therefore, in order to induce Bank to enter into the Credit Agreement, to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

     1. Defined Terms. Unless otherwise defined herein, (a) the capitalized terms defined in the Credit Agreement are used herein as therein defined and (b) the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

     "Account" means and includes any "account," as such term is defined in
Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest and, in any event, shall include any account receivable, book debt and other form of right to payment of monetary obligations now owned or hereafter acquired or received by or belonging or owing to Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest (including under any trade name, style or division thereof), whether or not earned by performance, whether arising out of (a) property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of or services rendered or to be rendered by Grantor, (b) any policy of insurance issued or to be issued (including any health-care-insurance receivable, as such term is defined in the UCC), (c) contingent obligation or other secondary obligation incurred or to be incurred, (d) energy provided or to be provided, (e) the use or hire of a vessel under a charter or other contract, (f) the use of a credit or charge card or information contained in or for use with such card or (g) winnings in a lottery or other game of chance operated, sponsored, licensed or authorized to be operated by any governmental authority, and shall further include any of Grantor's rights or interests to or in any property represented by any of the foregoing (including unpaid seller's

                                       1.

rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Grantor under or other proceeds of any purchase order and contract for the sale, lease, license, assignment or other disposition of property or the rendering of services or both by Grantor (whether or not yet earned by performance on the part of Grantor or in connection with any other transaction), and any collateral security or guaranty of any kind given by any person with respect to any of the foregoing.

     "Account Debtor" means a person obligated on an Account, Chattel Paper or General Intangible, but does not include a person obligated to pay on or under an Instrument, even if such Instrument constitutes a part of Chattel Paper.

     "Chattel Paper" means and includes any "chattel paper," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any records of Grantor evidencing both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods or a lease of specific goods and license of software used in the goods, and any such records consisting of information stored in an electronic medium.

     "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

     "Collateral Certificate" means the collateral information certificate, delivered to Bank by Grantor, and attached hereto as Exhibit A and incorporated herein by reference.

     "Commercial Tort Claims" means any claim arising in tort now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     "Commodity Account" means and includes any "commodity account," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     "Contracts" means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

     "Copyright License" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

                                       2.

     "Copyrights" means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Grantor) by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Grantor) or acquired by Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

     "Deposit Account" means and includes any "deposit account" as such term is defined in Article 9 of the UCC, and shall include, in any event, any demand, time, savings, passbook or similar account now or hereafter maintained with a bank or other organization engaged in the business of banking, including any savings bank, savings and loan association, credit union or trust company in which Grantor now holds or hereafter acquires or receives any right or interest, and any cash or other monies, funds or amounts therein, whether or not restricted or designated for a particular purpose, but excluding all Investment Property and Accounts evidenced by an Instrument.

     "Documents" means and includes any "documents," as such term is defined in
Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any negotiable documents of title, including any warehouse receipt, dock receipt or bill of lading issued by any person with respect to any Inventory, whether in written or electronic form.

     "Equipment" means and includes any "equipment," as such term is defined in
Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any machinery, equipment, furnishing, truck or other vehicle, boat, tractor, trailer, railcar or other rolling stock, aircraft, aircraft engine, avionic, tank, pump, filter, generator, computer or other electronic data-processing equipment, terminal, printer or related component or accessory, photocopier, telephonic, video or other office equipment of any nature whatsoever, laboratory equipment, printing, sorting, inserting, packaging, mailing or shipping, and other office, production, and warehouse equipment of any nature or kind whatsoever, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessions installed thereon or affixed thereto.

     "Event of Default" means any "Event of Default" as defined in the Credit Agreement.

                                       3.

     "Fixtures" means and includes any "fixtures," as such term is defined in
Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, regardless of where located, any of the fixtures, systems, machinery, apparatus, equipment or fittings of any kind or nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, including sign, escalator, elevator, any heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning or air cooling, refrigerating, food preparation, incinerating or power, loading or unloading, boilers, communication, switchboard, tank, pump, filter, sprinkler or other fire prevention or extinguishing fixture, system, machinery, apparatus or equipment, and any engine, motor, dynamo, machinery, pipe, pump, tank, conduit or duct constituting a part of any of the foregoing, together with all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

     "General Intangible" means and includes any "general intangible," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Contract (including any License), Copyright, Trademark, Patent or other Intellectual Property, payment intangible, interest in a partnership, limited liability company, joint venture or other business association, books and records, ledger card, file, correspondence, computer program, tape, disk and related data processing software that at any time evidences or contains information relating to any of the Collateral, permit, goodwill (including the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), insurance policy or any claim in or under any policy of insurance (including unearned premiums), chose in action, judgment taken or any rights or claims included in the Collateral, cash and other forms of money or currency, right to sue for past, present and future infringement of any Copyright, Trademark, or Patent, right to any tax refund of any kind from any governmental authority, any right to receive the proceeds of any indemnity, warranty (including any manufacturer's warranty) or guaranty (including any performance guaranty) in favor of Grantor, any claim of Grantor arising out of any breach or default under any Contract (including any License) or claim for damages arising out of such breach or default and right of Grantor to terminate, amend, supplement, modify or exercise rights, options or remedies under any Contract (including any License).

     "Instrument" means and includes any "instrument," as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, whether in written or electronic form, and shall include, in any event, any negotiable instrument or other writing that evidences a right to the payment of a monetary obligation, is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment and which otherwise is not itself Investment Property, a security agreement or lease comprising part of Chattel Paper, a letter of credit or a writing evidencing a right to payment arising out of the use of a credit or charge card or information contained on or for use with any such card.

                                       4.

     "Intellectual Property" means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

     "Inventory" means and includes any "inventory," as such term is defined in
Article 9 of the UCC, wherever located, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any inventory, good or other personal property which is held by or on behalf of Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Grantor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Bank from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Grantor or is held by Grantor or by others for Grantor's accounts, including all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

     "Investment Property" means and includes any "investment property," as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any certificated security, uncertificated security, security entitlement, Securities Account, commodity contract, Commodity Account or financial asset, as each such term is defined in Article 9 of the UCC.

     "Letter-of-Credit Right" means any right now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in each case to payment or performance under a letter of credit (as such term is defined in Article 5 of the UCC), whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

     "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing.

     "Patent License" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

                                       5.

     "Patents" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

     "Payment Intangibles" means and includes any "payment intangible" as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     "Proceeds" means and includes any "proceeds," as such term is defined in
Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any and all (a) Accounts, Chattel Paper, Instruments, Investment Property, cash or other forms of money, currency or funds or other property of any nature, type or land whatsoever payable to or renewable by Grantor from time to time in respect of the Collateral, including upon the sale, lease, license, exchange or other disposition of any Collateral,
(b) proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Collateral, including by reason of the loss, nonconformity or interference with the use of, defects or infringement of rights in, or damage to, any of the Collateral, (c) payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (d) claims of Grantor against third parties arising out of the loss, nonconformity, interference with the use of, defects or infringements of rights in, or damage to, any of the Collateral, including any claim (i) for past, present or future infringement of any Patent or Patent License, Copyright or Copyright License or
(ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (e) certificates, dividends, cash, Instruments or other forms of money, currency or funds and other Property received or distributed in respect of or in exchange for any Investment Property, (f) cash or other forms of money, currency or funds and other proceeds received under and in respect of any letter of credit or other support obligation, (g) rights arising out of any of the Collateral, and
(h) other property of any nature, type or kind whatsoever from time to time paid or payable under or in connection with, collected on, or distributed on account of, any of the Collateral.

     "Promissory Notes" means and includes any "promissory notes" as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

                                       6.

     "Secured Obligations" means (a) the obligation of Grantor to repay Bank all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Loans, (b) the obligation of Grantor to pay any fees, costs and expenses of Bank under the Credit Agreement or under Section 8(d) hereof and (c) all other indebtedness, liabilities and obligations of Grantor to Bank, whether now existing or hereafter incurred, and whether created under, arising out of or in connection with any written agreement or otherwise.

     "Securities Account" means and includes any "securities account," as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     "Security Agreement" means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

     "Supporting Obligations" means and includes any "supporting obligations" as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     "Trademark License" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

     "Trademarks" means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "Marks"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

     "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of California (and each reference in this Security Agreement to an Article thereof (denoted as a Division of the UCC as adopted and in effect in the State of California) shall refer to that Article (or Division, as applicable) as from time to time in effect; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Bank's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code (including the Articles thereof) as in

                                       7.

effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

     2. Grant of Security Interest. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Bank to cause the Loans to be made, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Bank, and hereby grants to Bank, a security interest in all of Grantor's right, title and interest in, to and under the following, whether now owned or hereafter acquired, (all of which being collectively referred to herein as the "Collateral"):

          (a)    All Accounts of Grantor;

          (b)    All Chattel Paper of Grantor;

          (c)    All Commercial Tort Claims of Grantor;

          (d)    All Contracts of Grantor;

          (e)    All Deposit Accounts of Grantor;

          (f)    All Documents of Grantor;

          (g)    All Equipment of Grantor;

          (h)    All Fixtures of Grantor;

          (i) All General Intangibles of Grantor, including, without limitation, Payment Intangibles, all Copyrights, Patents, Trademarks, Licenses, designs, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how, models and data;

          (j) All Instruments of Grantor, including, without limitation, Promissory Notes;

          (k)    All Inventory of Grantor;

          (l)    All Investment Property of Grantor;

          (m)    All Letter-of Credit Rights of Grantor;

          (n)    All Supporting Obligations of Grantor;

          (o) All property of Grantor held by Bank, including, without limitation, all property of every-description now or hereafter in the possession or custody of or in transit to

                                       8.

Bank for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

         (p) All other goods and personal property of Grantor, excluding foreign stock, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and

         (q) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

     Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not include any leased Equipment.

     3. Authorization to File. Bank may at any time and from time to time file financing statements, continuation statements (including "in lieu" continuation statements) and amendments thereto that describe the Collateral as all assets of Grantor or words of similar effect and which contain any other information required by Part 5, Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor. Grantor agrees to furnish any such information to Bank promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Bank on behalf of Grantor and may be filed at any time in any appropriate jurisdiction.

     4.  Rights of Bank; Collection of Accounts.

         (a) Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Bank shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to Bank of a lien therein or the receipt by Bank of any payment relating to any Contract or License pursuant hereto, nor shall Bank be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         (b) Bank authorizes Grantor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and Bank may, upon the occurrence and during the continuance of any Event of Default and without notice to Grantor, limit or terminate said authority at any time. If required by Bank in writing at any time during the continuance of any Event of Default, any Proceeds, when first collected by Grantor, received

                                       9.

in payment of such Accounts or in payment for any Inventory or on account of any of the Contracts or Licenses shall be promptly deposited by Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by Bank subject to withdrawal by Bank only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by Grantor for and as Bank's property, and shall not be commingled with Grantor's other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuance of any Event of Default, Bank may, in its sole discretion, apply all or a part of the funds on deposit in said special account to the principal of or interest on, or both, in respect of any of the Secured Obligations in accordance with Section 8(f) below. Upon the occurrence and during the continuance of any Event of Default, at the written request of Bank, Grantor shall deliver all original and other documents evidencing and relating to the sale or delivery of such Inventory and the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

         (c) Bank may at any time, upon the occurrence and during the continuance of any Event of Default, upon notice to Grantor of its intention to do so, notify Account Debtors of Grantor, parties to the Contracts of Grantor, obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to Bank, and that payments shall be made directly to Bank. Upon the written request of Bank, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, Bank may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Bank's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

     5. Representations and Warranties. Grantor hereby represents and warrants to Bank that:

         (a) Except for the security interest granted to Bank under this Security Agreement, Grantor is the sole legal and equitable owner or, has the power to transfer or, as to Intellectual Property licensed from other persons, licensee of each item of the collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto or the power to transfer, free and clear of any and all Liens, except for Permitted Liens.

         (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Bank pursuant to this Security Agreement, except for Permitted Liens.

         (c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, assuming Bank properly perfects, Bank has a fully perfected first priority security interest in all of the Collateral, in which Grantor now has rights. This Security Agreement will create a legal and valid and, assuming Bank properly perfects, fully perfected first priority security interest in the Collateral in which Grantor later acquires rights, when Grantor acquires those rights, subject only to Permitted Liens.

         (d) Each Grantor's taxpayer identification number is, and chief executive office, principal place of business, and the place where such Grantor maintains its records concerning the

                                      10.

Collateral are presently located at the address set forth on the signature page hereof. The State under whose law each Grantor was organized is set forth on the signature page hereof. The Collateral, other than Deposit Accounts, Securities Accounts, Commodity Accounts, and motor vehicles and other mobile goods of the type contemplated in Section 9103(3)(a) of the UCC, is presently located at the addresses set forth on the Collateral Certificate. Grantor shall not change its taxpayer identification number, jurisdiction of organization or such chief executive office, principal place of business or remove or cause to be removed, the records concerning the Collateral from those premises without prior written notice to Bank or except as expressly permitted by the Credit Agreement.

         (e) All Collateral of Grantor existing as of the date hereof with respect to which a security interest may be perfected by the Bank's taking possession thereof, including, without limitation, all Chattel Paper, Instruments or Investment Property comprising certificated securities is set forth on Schedule A attached hereto. All action requested by Bank to protect and perfect such security interest in each item set forth on Schedule A, including the delivery of all originals thereof, duly endorsed to Bank, has been duly taken. The security interest of Bank in Grantor's Collateral listed on Schedule A is prior in right and interest to all other Liens and is enforceable as such against creditors of and purchasers from Grantor.

         (f) The amount represented by Grantor to Bank from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of Grantor shall at such time in all material respects be the correct amount actually and unconditionally owing by such Account Debtors thereunder.

         (g) The name and address of each depository institution at which Grantor maintains any Deposit Account and the account number and account name of each such Deposit Account is listed on Schedule B attached hereto. The name and address of each securities intermediary or commodity intermediary at which Grantor maintains any Securities Account or Commodity Account and the account number and account name is listed on Schedule B attached hereto. Grantor agrees to amend Schedule B from time to time within five (5) Business Days after opening any additional Deposit Account, Securities Account or Commodity Account, or closing or changing the account name or number on any existing Deposit Account, Securities Account, or Commodity Account.

         (h) Grantor is the sole holder of record and the sole beneficial owner of all certificated securities and uncertificated securities pledged to Bank by Grantor under Section 2 of this Security Agreement, free and clear of any adverse claim, as defined in Section 8102(a)(1) of the UCC, except for the Lien created in favor of Bank by this Security Agreement.

         (i) None of the Investment Property of Grantor has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

         (j) All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses now owned, held or in which Grantor otherwise has any interest are listed on Schedule C attached hereto. Grantor shall amend Schedule C from time to time within thirty (30) Business Days after the filing of any application for a Patent, Trademark or Copyright

                                      11.

or the issuance of any Patent or registration of any Trademark or Copyright to reflect any additions to or deletions from this list. Except as set forth on Schedule C, none of the Patents, Trademarks or Copyrights has been licensed to any third party.

     6. Covenants. Grantor covenants and agrees with Bank that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

         6.1 Grantor shall be subject to the terms and conditions of the covenants set forth in sections 7.1.10, 7.3, 7.4, 7.5, 7.14, 8.10, 8.19, 8.20 and 8.21 of the Credit Agreement to the same extent as if such covenants were applicable to Grantor.

         6.2 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Bank, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Bank may reasonably request to obtain the full benefits of this Security Agreement, including, without limitation, (a) securing all consents and approvals necessary or appropriate for the grant of a security interest to Bank in any Contract or License held by Grantor or in which Grantor has any right or interest not heretofore assigned, (b) executing, delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with Bank in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, or any actions, filings, recordings or registrations in any foreign jurisdiction or under any international treaty, required to secure or protect Bank's interest in Grantor's Collateral, (d) transferring Grantor's Collateral to Bank's possession, if a security interest in such Collateral can be perfected only by possession, (e) placing the interest of Bank as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle, watercraft or other Equipment constituting Collateral owned by Grantor which is covered by a certificate of title (or similar evidence of ownership), (f) executing and delivering and causing the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement with respect to any new Deposit Account, Securities Account or Commodity Account or Letter-of-Credit Right in or to which Grantor has any right or interest in order to perfect the security interest created hereunder in favor of Bank (including giving Bank "control" over such Collateral within the meaning of the applicable provisions of Article 8 and Article 9 of the UCC), (g) at Bank's reasonable request, executing and delivering or causing to be delivered written notice to insurers of Bank's security interest in, or claim in or under, any policy of insurance (including unearned premiums) and (h) at Bank's reasonable request, obtaining acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located. Grantor also hereby authorizes Bank to file any such financing or continuation statement without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business shall be duly endorsed in a manner satisfactory to Bank and delivered to Bank promptly and in any event within five (5) Business Days of Grantor's receipt thereof.

                                      12.

            6.3 Maintenance of Records. Grantor shall keep and maintain at its own cost and expense commercially reasonable and accurate records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. If reasonably requested by Bank, all Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Comerica Bank-California under a certain Senior Secured Credit Agreement dated as of March ___, 2002, as the same may thereafter from time to time be amended, modified, supplemented or restated."

            6.5   Covenants Regarding Intellectual Property.

                  (a) Grantor shall notify Bank promptly if Grantor knows or has reason to know that any application or registration relating to any Copyright, Patent or Trademark which is material to the conduct of Grantor's business may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court) regarding Grantor's ownership or license of any Copyright, Patent or Trademark which is material to the conduct of Grantor's business, its right to register the same, or to keep and maintain the same.

                  (b) Grantor shall take all commercially reasonable steps, consistent with prudent business practice, necessary to prevent any misuse, infringement, invalidation, misappropriation, unauthorized use or abandonment of its Copyrights, Patents, Trademarks or other Intellectual Property material to Grantor's business, whether owned or licensed. Grantor's efforts pursuant to this Section 6.4 shall include, but not be limited to: (i) establishing reasonable and prudent security measures and procedures governing access to, and use of, property protected by Copyrights, Trademarks or Patents or of Intellectual Property owned or licensed by Grantor or developed by any Person on behalf of Grantor; (ii) establishing and maintaining in force any agreements with employees and consultants or any written terms of employment, as are customarily used in Grantor's industry for the protection of Intellectual Property; and (iii) vigorous enforcement of Grantor's rights in any Intellectual Property.

                  (c) In no event shall Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office, any Copyright with the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof unless it promptly, and in any event within thirty (30) Business Days, informs Bank and, upon request of Bank, executes and delivers any and all agreements, instruments, documents, and papers as Bank may request to evidence Bank's security interest in such Copyright, Patent or Trademark, including, without limitation, with respect to Trademarks, the goodwill of Grantor, relating thereto or represented thereby.

                  (d) Grantor shall, (i) promptly make application to register any copyrightable or patentable property or trade name or trademark of Grantor which is material to Grantor's business, including the most recent version of Grantor's existing Copyrights, if not so

                                       13.

already registered; and (ii) take all necessary action to maintain and pursue each such application (and to obtain the relevant registration) and to maintain the registration of each of the Copyrights, Patents and Trademarks which is material to the conduct of Grantor's business, including, without limitation, the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

                    (e) In the event that any Copyright, Patent or Trademark is infringed, misappropriated or diluted by a third party, Grantor shall notify Bank promptly after Grantor learns thereof and shall, unless Grantor shall reasonably determine that such Copyright, Patent or Trademark is not material to the conduct of Grantor's business sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.

       7.    Bank's Appointment as Attorney-in-Fact.

             (a) Subject to Section 7(b) below, Grantor hereby irrevocably constitutes and appoints Bank, and any officer or agent of Bank, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at Bank's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Bank the power and right, on behalf of Grantor, without notice to or assent by Grantor to do the following:

                         (i)   to ask, demand, collect, receive and give
acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Bank for the purpose of collecting any and all such monies due under any Collateral whenever payable;

                         (ii)  to pay or discharge any Liens, including, without
limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Bank and not Grantor; and

                         (iii) to (1) direct any person liable for any payment
under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Bank or as Bank shall direct,
(2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral,

                                      14.

(4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Bank may deem appropriate, (7) license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent or Trademark throughout the world for such term or terms, on such conditions and in such manner as Bank shall in its discretion determine and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Bank were the absolute owner thereof for all purposes, and to do, at Bank's option and Grantor's expense, at any time, or from time to time, all acts and things which Bank may reasonably deem necessary to protect, preserve or realize upon the Collateral and Bank's security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

          (b) Bank agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to Bank pursuant to this Section 7. Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 7 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.

          (c) The powers conferred on Bank hereunder are solely to protect Bank's interests in the Collateral and shall not impose any duty upon Bank to exercise any such powers. Bank shall not have any duty as to any Collateral, including any responsibility for (a) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or
(b) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not Bank has or is deemed to have knowledge of such matters. Failure of Bank to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

          (d) Grantor also authorizes Bank, at any time and from time to time upon the occurrence and during the continuance of any Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in Section 8 below, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (e) If Grantor fails to perform or comply with any of its agreements contained herein and Bank, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable

                                      15.

expenses, including reasonable attorneys' fees and costs, of Bank incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the per annum rate of interest charged on the Loans, shall be payable by Grantor to Bank within five (5) Business Days of demand and shall constitute Secured Obligations secured hereby.

        8.    Rights and Remedies Upon Default.

              (a) After any Event of Default shall have occurred and while such Event of Default is continuing, Bank may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement and under any other Loan Document, all rights and remedies of Bank under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, ship, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Bank's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Grantor authorizes Bank, on the terms set forth in this Section 8 to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or lien which, in the opinion of Bank, appears to be prior or superior to its security interest. Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Grantor further agrees, at Bank's request, to assemble its Collateral and make it available to the Bank at places which Bank shall reasonably select, whether at Grantor's premises or elsewhere. Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 8(f), below, with Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Bank of any other amount required by any provision of law, need Bank account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Bank arising out of the repossession, retention or sale of the Collateral. Grantor agrees that Bank need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of its Collateral are insufficient to pay all amounts to which Bank is entitled from Grantor, Grantor also being liable for the reasonable attorney costs of any attorneys employed by Bank to collect such deficiency.

                                      16.

         (b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when Bank shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended, the "Act"), Bank may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as Bank may deem necessary or advisable, but subject to the other requirements of this Section 8(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event Bank may, in its discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 8(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Bank shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as Bank may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

         (c) Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Bank is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Bank be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         (d) Grantor also agrees to pay all fees, costs and expenses of Bank, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

         (e) Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

                                      17.

         (f) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Bank in the following order of priorities:

         First, to Bank in an amount sufficient to pay in full the reasonable costs of Bank in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Bank in connection therewith, including, without limitation, reasonable attorneys' fees;

         Second, to Bank in an amount equal to the then unpaid Secured Obligations; and

         Finally, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

     9. Grant of License to Intellectual Property. For the purpose of enabling Bank to exercise its rights and remedies under Section 8 above, at such time as Bank shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Bank an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Copyright, Patent or Trademark, and to exercise any rights held by Grantor under any license or sublicense, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest, and wherever the same may be located, and including, without limitation, reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery, software and programs used for the compilation or printout thereof.

     10. Further Indemnification. Grantor agrees to defend, indemnify and hold harmless Bank and its officers, employees, and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of following, or consequential to transactions between Bank and Grantor, whether under this Security Agreement or otherwise (including without limitation, reasonable attorneys' fees and expenses), except for losses arising from or out of Bank's gross negligence or willful misconduct.

     11. Limitation on Bank's Duty in Respect of Collateral. Bank shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure of Bank to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Bank to do any act not so requested shall be deemed a failure to act reasonably.

     12. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     13. Miscellaneous.

         13.1  No Waiver; Cumulative Remedies.

                                     18.(1)

         (a) Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

         (b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

         (c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Bank.

         13.2 Termination of this Security Agreement. Subject to Section 11 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

         13.3 Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Bank hereunder, inure to the benefit of Bank, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to Bank hereunder.

         13.4 Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of Grantor's State.

         13.5 Pursuant to Section 8.14 of the Credit Agreement each U.S. Subsidiary that was not a U.S. Subsidiary or was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Grantor upon becoming a U.S. Subsidiary. Upon execution and delivery by Bank and a U. S. Subsidiary of an instrument in the form of Annex 1 hereto, such U.S. Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

                  [remainder of page intentionally left blank]

                                      19.

     In Witness Whereof, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

Address of Grantor                               DoveBid, Inc.,

                                                 a Delaware corporation

1241 E. Hillsdale Blvd.
Foster City, California  94404
                                                 By:____________________________

                                                 Printed Name:__________________

                                                 Title:_________________________

Taxpayer Identification Number of                Jurisdiction of Organization of
Grantor                                          Grantor

94-3331411                                       Delaware

Accepted and Acknowledged by:

Comerica Bank - California,

By:_________________________

Printed Name:_______________

Title:______________________

                                      20.

                        Annex 1 to the Security Agreement

                               FORM OF SUPPLEMENT

                              TO SECURITY AGREEMENT

     Supplement No. __ dated as of [    ], to the SECURITY AGREEMENT dated as of
March ___, 2002 (as amended, modified, supplemented, restated or otherwise modified from time to time, the "Security Agreement"), among DoveBid Valuation Services, Inc., DoveBid Management Services, Inc., each U. S. Subsidiary that has become a party thereto (separately and collectively, the "Grantor"), and Comerica Bank - California (the "Bank").

     A. Reference is made to (a) the Senior Secured Credit Agreement dated as of March ___, 2002 (as amended, modified, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") between DoveBid, Inc. (the "Borrower") and the Bank and (b) the other Loan Documents referred to in the Credit Agreement.

     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or if not defined therein, in the Security Agreement.

     C. The Grantor has entered into the Security Agreement in order to induce the Bank to make the Revolving Loan and Term Loan. For the purposes of this Supplement, the Revolving Loan and Term Loan shall be referred to collectively as "Loans". Pursuant to Section 8.14 of the Credit Agreement, each Subsidiary that was not a U.S. Subsidiary or in existence on the date of the Credit Agreement is required to enter into the Security Agreement as a Grantor upon becoming a U.S. Subsidiary. Section 13.5 of the Security Agreement provides that additional U.S. Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned U.S. Subsidiary (the "New Grantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Bank to make additional Loans.

     Accordingly, the Bank and the New Grantor agree as follows:

     Section 1. In accordance with Section 13.5 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder).

     Section 2. The New Grantor represents and warrants to the Bank that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     Section 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Bank shall have received counterparts of this Supplement that, when taken together, bear the signature of the New Grantor and is accepted and agreed to by the Bank. Delivery of an executed signature page to this Supplement by telecopy shall be as effective as delivery of a manually signed counterpart of this Supplement.

     Section 4. The New Grantor hereby represents and warrants that set forth under its signature hereto is the true and correct location of the chief executive office of the New Grantor.

     Section 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

     Section 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

     Section 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     Section 8. All communications and notices here-under shall be in writing and given as provided in Section 13 of the Guaranty. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.

                  [Remainder of page intentionally left blank.]

                                       2.

     In Witness Whereof, the New Grantor has duly executed this Supplement to the Security Agreement as of the day and year first above written.

                                                 [Name of New Grantor],

                                                 By_____________________________

                                                 Name: _________________________

                                                 Title: ________________________



                                                 Address:

                                                 [________________________]

                                                 [________________________]

                                                 [________________________]

                                                 Telephone:

                                                 Facsimile:



                                                 Accepted and Agreed to:

                                                 Comerica Bank - California

                                                 By_____________________________

                                                 Name: _________________________

                                                 Title: ________________________

                                                                       Exhibit M

                                    GUARANTY


         This Guaranty (as modified, amended, supplemented or restated from time to time, this "Guaranty"), is entered into as of March 29, 2002 by DoveBid Valuation Services, Inc., a California corporation ("DVS"), DoveBid Management Services, Inc., a Delaware corporation ("DMS"), and each of the U.S. Subsidiaries that become party hereto in accordance with Section 21 (each a "Guarantor" and collectively the "Guarantors") in favor of Comerica Bank - California ("Bank"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as so defined.

                                   Witnesseth:

         Whereas, DoveBid, Inc, a Delaware corporation (the "Borrower") and the Bank have entered into a Senior Secured Credit Agreement, dated as of even date herewith (as modified, supplemented, amended or restated from time to time, the "Credit Agreement"), providing for the making of the Revolving Loan and the Term Loan as contemplated therein (the Revolving Loan and Term Loan are referred to collectively as "Loans" herein);

         Whereas, each Guarantor is a U.S. Subsidiary of the Borrower;

         Whereas, it is a condition to the making of Loans under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty; and

         Whereas, the Guarantors will obtain benefits as a result of the Loans made to the Borrower under the Credit Agreement and, accordingly, desire to execute and deliver this Guaranty in order to satisfy the condition described in the preceding paragraph.

         Now, Therefore, in consideration of the foregoing and other benefits accruing to the Guarantors, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby make the following representations and warranties to the Bank and hereby covenant and agree with the Bank as follows:

         1. The Guarantors, jointly and severally, irrevocably, absolutely and unconditionally guarantee the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on any Note issued under the Credit Agreement and of the Obligations and all other liabilities (including, without limitation, indemnities, fees, attorneys' fees, and interest thereon) of the Borrower now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Loan Document and the due performance and compliance with the terms of the Loan Documents by the Borrower (all such principal, interest, obligations and liabilities, collectively, the "Guarantied Obligations"). All payments by any Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under
Section 2.11 of the Credit Agreement.

         2. Each Guarantor hereby waives, to the fullest extent permitted by law:

               (a) notice of acceptance of this Guaranty and notice of any liability to which it may apply;

         (b) presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Bank against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor);

         (c) all rights and benefits that the Guarantor may have, now or at any time hereafter under, and any defense, right of setoff, claim or counterclaim whatsoever (other than payment and performance in full of all of the Guarantied Obligations) arising under, California Civil Code Sections 2809, 2810, 2815, 2819, 2820, 2821, 2839, 2845, 2847, 2848, 2849, 2850, 2855, 2899 and 3433 and
California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and all successor sections; and

         (d) all rights to require the Bank to marshal assets or to pursue any other remedy in the Bank's power.

     3. The Bank may at any time and from time to time without the consent of, or notice to any Guarantor, without incurring responsibility to any Guarantor and without impairing or releasing the obligations of any Guarantor hereunder:

         (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guarantied Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guarantied Obligations as so changed, extended, renewed or altered;

         (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guarantied Obligations or any liabilities (including any hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

         (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

         (d) settle or compromise any of the Guarantied Obligations, any security therefor or any liability (including any hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Bank and the Guarantors;

         (e) apply any sums by whomsoever paid or howsoever realized to any liability orliabilities of the Borrower to the Bank regardless of what liabilities or liabilities of the Borrower remain unpaid;

         (f) consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents, or otherwise amend, modify or supplement any of the Loan Documents or any of such other instruments or agreements; and/or

          (g) act or fail to act in any manner referred to in this Guaranty which may deprive a Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

     4. The obligations of the Guarantors under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:
(a) any action or inaction by the Bank as contemplated in Section 3 of this Guaranty; or (b) any invalidity, irregularity or unenforceability of all or part of the Guarantied Obligations or of any security therefor. This Guaranty is a primary obligation of the Guarantors.

     5. If and to the extent that a Guarantor makes any payment to the Bank or to any other Person pursuant to or in respect of this Guaranty, any claim which such Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guarantied Obligations.

     6. In order to induce the Bank to make the Loans pursuant to the Credit Agreement, each Guarantor confirms and agrees with all of the representations, warranties and agreements made by the Borrower with respect to such Guarantor set forth in Section 6 of the Credit Agreement as if such representations, warranties and agreements were set forth in this Guaranty in their entirety.

     7. On and after the date hereof and until the termination of the Commitments and the repayment in full of the Loans and Notes, together with interest, fees and all other Obligations incurred under the Loan Documents, each Guarantor covenants and agrees with all of the covenants made by the Borrower with respect to such Guarantor set forth in Sections 7 and 8 of the Credit Agreement as if such covenants were set forth in this Guaranty in their entirety.

     8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Bank in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor and the Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Bank or the holder of any Note would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

     9. This Guaranty shall be binding upon the Guarantors and their successors and assigns.

     10. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except in writing and executed by the Bank.

     11. The Guarantors acknowledge that they have received an executed (or conformed) copy of the Credit Agreement and are familiar with the contents thereof. Each Guarantor represents and warrants that it is fully aware of the financial condition of the Borrower, and each Guarantor delivers this Guaranty based solely upon its own independent investigation of the Borrower's financial condition and in no part upon any representation or statement of the Bank with respect thereto. Each Guarantor further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning the Borrower's financial condition as such Guarantor may deem material to the Guarantied Obligations, and such Guarantor is not relying upon or expecting the Bank to furnish it any information in the Bank's possession concerning the Borrower's financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of, the Guarantied Obligations. Each Guarantor hereby waives any duty on the part of the Bank to disclose to such Guarantor any facts it may now or hereafter know about the Borrower, regardless of whether the Bank has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume, or has reason to believe that such facts are unknown to such Guarantor. Each Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of continuing guaranty which includes, without limitation, the possibility that the Borrower will contract for additional indebtedness for which such Guarantor may be liable hereunder after the Borrower's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

     12. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest, or other notice of any kind to any Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Bank (including, without limitation, by branches and agencies of the Bank wherever located) to or for the credit or the account of any Guarantor against and on account of the obligations of a Guarantor to the Bank under this Guaranty, irrespective of whether or not the Bank shall have made any demand hereunder and although said obligations, or any of them, shall be contingent or unmatured.

     13. All notices and other communications provided for hereunder shall be in writing (including facsimile) and mailed, telecopied or delivered: (i) if to a Guarantor to the address set forth under its signature on the signature pages hereto and (ii) if to the Bank, as set forth in the Credit Agreement, and shall be sent in the manner provided in Section 11.5 of the Credit Agreement.

     14. If claim is ever made upon the Bank or the holder of any Note for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations and any of the aforesaid payees repay all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

     15. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including the Guarantors), with respect to any of the Guarantied Obligations shall, if the statute of limitations in favor of the Guarantors against the Bank or the holder of any Note shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

     16. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA.

           (b) THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Bank, the Borrower and each Guarantor acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Guaranty and the other Loan Documents, and that each will continue to rely on the waiver in their related future dealings. The Bank, the Borrower and each Guarantor further warrant and represent that each has reviewed this waiver with its legal counsel, and that each, knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY OR TO ANY OTHER LOAN DOCUMENT. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

           (c) To the extent not addressed by the preceding provisions of this
Section 16, any legal action or proceeding against any Guarantor with respect to this Guaranty may be brought in the courts of the State of California or of the United States for the Northern District of California, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth herein, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Bank or the holder of any Note to serve process in any other manner permitted by law or, subject to the preceding provisions of this Section 16, to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

           (d) Each Guarantor hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to in clause (c) above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     17. The obligation of any Guarantor to make payment in Dollars of any Guarantied Obligations due hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Bank of the full amount of Dollars expressed to be payable in respect of any such Guarantied Obligations. The obligation of such Guarantor to make payment in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of any such Guarantied Obligations, and shall not be affected by judgment being obtained for any other sums due under this Guaranty.

     18. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Guarantor and the Bank.

     19. Subject to Section 20 hereof, in case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     20. It is the desire and intent of the Guarantors and the Bank that this Guaranty shall be enforced against the Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, with-out limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guarantied Obligations of such Guarantor shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guarantied Obligations which would be permissible under applicable law.

     21. Pursuant to Section 8.14 of the Credit Agreement each U.S. Subsidiary that was not a U.S. Subsidiary or was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a U.S. Subsidiary. Upon execution and delivery by the Bank and a U. S. Subsidiary of an instrument in the form of Annex 1 hereto, such U.S. Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

                  [Remainder of page intentionally left blank.]

     In Witness Whereof, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                           GUARANTORS:

                                           DoveBid Valuation Services, Inc.,
                                           a California corporation

                                           By_______________________________
                                               Name: _______________________
                                               Title: ______________________
                                               Address: ____________________
                                               Telephone: _______________
                                               Facsimile: _______________



                                           DoveBid Management Services, Inc.,
                                           a Delaware corporation

                                           By_______________________________
                                               Name: _______________________
                                               Title: ______________________
                                               Address: ____________________
                                               Telephone: _______________
                                               Facsimile: _______________


Accepted and Agreed to:

Comerica Bank - California

By: _________________________
Name: _______________________
Title: ______________________

                             Annex 1 to the Guaranty

                               FORM OF SUPPLEMENT

                                   TO GUARANTY

         Supplement No. __ dated as of [_], to the GUARANTY dated as of March ___, 2002 (as amended, modified, supplemented, restated or otherwise modified from time to time, the "Guaranty"), among DoveBid Valuation Services, Inc., DoveBid Management Services, Inc., each U.S. Subsidiary that has become a party thereto (each such subsidiary, individually, a "Guarantor" and, collectively, the "Guarantors"), and Comerica Bank - California (the "Bank").

         A. Reference is made to (a) the Senior Secured Credit Agreement dated as of March 29, 2002 (as amended, modified, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") between DoveBid, Inc. (the "Borrower") and the Bank and (b) the other Loan Documents referred to in the Credit Agreement.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or if not defined therein, in the Guaranty.

         C. The Guarantors have entered into the Guaranty in order to induce the Bank to make the Revolving Loan and Term Loan. For the purposes of this Supplement, the Revolving Loan and Term Loan shall be referred to collectively as "Loans". Pursuant to Section 8.14 of the Credit Agreement, each Subsidiary that was not a U.S. Subsidiary or in existence on the date of the Credit Agreement is required to enter into the Guaranty as a Guarantor upon becoming a U.S. Subsidiary. Section 21 of the Guaranty provides that additional U.S. Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Bank to make additional Loans.

         Accordingly, the Bank and the New Guarantor agree as follows:

         Section 1. In accordance with Section 21 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor there-under and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Guarantor, does hereby irrevocably and unconditionally guarantee the full and prompt payment when due (whether by declaration or otherwise) of the Guarantied Obligations (as defined in the Guaranty). Each reference to a "Guarantor" in the Guaranty shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.

                            Annex 1 to the Guaranty

                                       1.

         Section 2. The New Guarantor represents and warrants to the Bank that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         Section 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Bank shall have received counterparts of this Supplement that, when taken together, bear the signature of the New Guarantor and is accepted and agreed to by the Bank. Delivery of an executed signature page to this Supplement by telecopy shall be as effective as delivery of a manually signed counterpart of this Supplement.

         Section 4. The New Guarantor hereby represents and warrants that set forth under its signature hereto is the true and correct location of the chief executive office of the New Guarantor.

         Section 5. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

         Section 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

         Section 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 8. All communications and notices here-under shall be in writing and given as provided in Section 13 of the Guaranty. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.

                  [Remainder of page intentionally left blank.]

                             Annex 1 to the Guaranty

                                       2.

         In Witness Whereof, the New Guarantor has duly executed this Supplement to the Guaranty as of the day and year first above written.

                                                 [Name of New Guarantor],


                                                 By_____________________________
                                                   Name:________________________
                                                   Title:_______________________


                                                 Address:
                                                 [________________________]
                                                 [________________________]
                                                 [________________________]
                                                 Telephone:
                                                 Facsimile:


                                                 Accepted and Agreed to:

                                                 Comerica Bank - California

                                                 By_____________________________
                                                   Name:________________________
                                                   Title:_______________________